EXHIBIT 10.66

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT VIR BIOTECHNOLOGY, INC. TREATS AS PRIVATE OR CONFIDENTIAL.

LEASE

THE EXCHANGE

KRE EXCHANGE OWNER LLC

a Delaware limited liability company

as Landlord,

and

VIR BIOTECHNOLOGY, INC.,

a Delaware corporation

As Tenant.

1800 Owens Street,
San Francisco, California

North Tower

Floors 8, 9, 10, 11 and 12

Table of Contents

	Page
1	PREMISES, BUILDING, PROJECT AND COMMON AREAS	5
2	LEASE TERM	9
3	BASE RENT	9
4	ADDITIONAL RENT	10
5	USE OF PREMISES	17
6	SERVICES AND UTILITIES	24
7	REPAIRS	28
8	ADDITIONS AND ALTERATIONS	29
9	COVENANT AGAINST LIENS	31
10	INSURANCE	31
11	DAMAGE AND DESTRUCTION	35
12	NONWAIVER	37
13	CONDEMNATION	37
14	ASSIGNMENT AND SUBLETTING	38
15	SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES	42
16	HOLDING OVER	43
17	ESTOPPEL CERTIFICATES	43
18	SUBORDINATION	44
19	DEFAULTS; REMEDIES	45
20	COVENANT OF QUIET ENJOYMENT	47
21	SECURITY DEPOSIT	47
22	INTENTIONALLY OMITTED	50
23	SIGNS	50
24	COMPLIANCE WITH LAW	51
25	LATE CHARGES	53
26	LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT	53
27	PROJECT CONTROL BY LANDLORD; ENTRY BY LANDLORD	53
28	TENANT PARKING	54
29	MISCELLANEOUS PROVISIONS	55

-i-

EXHIBITS

Exhibit 1.1.1-1	Premises
Exhibit 1.1.1-2	Tenant Work Letter
Exhibit 1.3	Right of First Refusal Space
Exhibit 2.1	Form of Notice of Lease Term Dates
Exhibit 4.4.3	Mission Bay Requirements
Exhibit 5.2	Rules and Regulations
Exhibit 5.3.1.1	Environmental Questionnaire
Exhibit 7.3	Tenant/Landlord Maintenance Responsibility Matrix
Exhibit 17	Form of Tenant’s Estoppel Certificate
Exhibit 21.1	Form of Letter of Credit
Exhibit 24.4	Recognition of Covenants, Conditions, and Restrictions
Exhibit 28.6	Storage Area

-ii-

Index of Defined Terms

Page
Abatement Period	3
Additional Rent	10
Alterations	29
Applicable Laws	51
Audit Period	16
Bank Credit Threat	47
Bankruptcy Code	48
Base Building	30
Base Rent	9
BB HVAC System	24
Bicycle Improvements	18
Bicycle Storage Area	18
Bicycles	17
Brokers	58
Building	6
Building Common Areas	6
Building Hours	26
Building Structure	28
Building Systems	28
CASp Report	52
CC&Rs	24
Claims	23
Clean-up	22
Closure Letter	22
Code	10
Common Area Meeting Spaces	8
Common Areas	6
Company 40 Competitor List	51
Complex	6
Contemplated Effective Date	40
Contemplated Transfer Space	40
Control	41
Cost Pool	14
Costs of Reletting	46
Damage Termination Date	36
Damage Termination Notice	36
Direct Expenses	10
Dropbox Amendment	8
Environmental Assessment	21
Environmental Laws	20
Environmental Questionnaire	18
Environmental Report	22
Estimate	15
Estimate Statement	15
Estimated Direct Expenses	15
Excess Hours	24
Existing Sublease	1
Existing Tenant	1
Expense Year	10

-iii-

Page
Extra HVAC Costs	24
First Refusal Commencement Date	8
First Refusal Notice	7
First Refusal Period	7
First Refusal Space	7
Force Majeure	57
Generator	27
Generator Facilities	27
Governmental Approvals	18
Hazardous Materials	19
Hazardous Materials Claims	20
HVAC	24
HVAC System Hours	24
Intention to Transfer Notice	40
L/C Security	47
Landlord	1
Landlord Bicycle Storage Area	18
Landlord Indemnitees	23
Landlord Parties	31
Landlord Repair Notice	35
Landlord’s Completion Notice	35
Landlord’s Hazardous Materials	21
Lease	1
Lease Commencement Date	9
Lease Expiration Date	9
Lease Term	8
Lease Year	8
Lender	23
Lines	60
Loading Dock Hours	26
Mail	57
Material Service Interruption	27
Mission Bay Requirements	16
Net Worth	41
Neutral Audit	17
Non Web-Enabled Water Sensors	61
North Building	6
North Complex	6
North Lobby	6
North Tower	5
Notices	57
Operating Expenses	10
Original Improvements	33
Original Tenant	7
Other Improvements	60
Outside Restoration Date	36
Parking Facilities	54
Parking Rate	55
Parking Rate Floor	55
PCBs	19
Permitted Assignee	41

-iv-

Page
Permitted Transferee	41
Premises	5
Prohibited Persons	62
Project	5
Project Common Areas	6
Project Parking Use	55
Project Related Parkers	55
Proposition 13	12
Provider	60
Public Parking Use	55
Recapture Notice	40
Receivership	49
Redevelopment Agency	52
Redevelopment Plan	52
Regulations	9
REIT	57
Release	19
Relet Term	46
Renovations	59
Rent	9
Retail Space	6
Rules and Regulations	17
Security Deposit Laws	49
Security Personnel	26
Service Interruption	27
Service Interruption Notice	27
Six Month Period	40
South Building	6
South Complex	6
South Lobby	6
South Tower	6
Stairwell	18
Statement	15
Subject Space	38
Submetering Equipment	25
Summary	1
Supplemental HVAC Equipment	28
Tax Expenses	13
Tenant	1
Tenant Bicycle Storage Area	18
Tenant Energy Use Disclosure	61
Tenant Parties	19
Tenant Work Letter	4
Tenant’s Off-Premises Equipment	29
Tenant’s Property	42
Tenant’s Security System	26

-v-

Page
Tenant’s Share	14
Tenant’s Subleasing Costs	40
Tenant-Exempt Tax Expenses	16
Transfer Notice	39
Transfer Premium	39
Transferee	39
Transfers	39
Underlying Documents	52
Unused L/C Proceeds	49
Web-Enabled Water Sensors	61

-vi-

THE EXCHANGE

LEASE

This Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between KRE EXCHANGE OWNER LLC, a Delaware limited liability company (“Landlord”), and VIR BIOTECHNOLOGY, INC., a Delaware corporation (“Tenant”).

A. Tenant presently subleases the same leased premises (as the Premises in this Lease) pursuant to that certain Sublease entered into as of November 4, 2020, by and between Dropbox, Inc., a Delaware corporation (“Dropbox”) and Tenant (the “Existing Sublease”); Landlord’s predecessor-in-interest, KR Mission Bay, LLC, a Delaware limited liability company, consented to the Existing Sublease pursuant to a certain Consent to Sublease made as of December 21, 2020.

B. Pursuant to the Existing Sublease, Tenant has been working with Dropbox and Landlord, as master landlord, to process plans for the construction of alterations to the subleased premises to accomplish a build out of the subleased premises.

C. Subject to the terms and conditions of this Lease, Tenant desires to lease the Premises directly from Landlord, terminating the Sublease and replacing it with this Lease thereby eliminating Dropbox from its role as sublandlord (and the tenant under the primary lease with Landlord).

D. Effective as of the Lease Commencement Date (as defined below), this Lease supersedes and replaces the Existing Sublease, but notwithstanding the replacement of the Existing Sublease with this Lease, Tenant will remain in occupancy of the Premises without interruption.

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE		DESCRIPTION
1.	Dated as of:	November 1, 2021
2.	Premises (Article 1).
2.1 Project:

That certain project containing approximately 750,370 rentable square feet of space located at 1800 Owens Street, Sectors 1, 2, 3 and 4, San Francisco, California 94158. The Project is more particularly described in Section 1.1.2 below.

	2.2 Premises:	Approximately 133,896 rentable square feet of space on floors 8, 9, 10, 11 and 12 of the North Tower (as defined in Section 1.1.2 below), as further set forth in Exhibit 1.1.1-1 to the Lease.
3.	Lease Term (Article 2).
	3.1 Length of Term:	Twelve (12) years (i.e., one hundred forty-four (144) months).
3.2 Lease Commencement Date:

The later of (i) November 1, 2021, and (ii) the date of Lease is executed and delivered by Landlord and Tenant and the existing lease with Dropbox has either been amended to eliminate floors eight (8) through twelve (12) of the North Tower therefrom or such existing lease has been partially terminated as to such floors (such that Landlord has recaptured such floors).

	3.3 Rent Commencement Date:	The same date as the Lease Commencement Date.
3.4 Lease Expiration Date:

The last day of the one hundred forty-fourth (144th) full month of the Lease Term (e.g., if the Lease Commencement Date is, in fact, December 14, 2021, then the Lease Expiration Date will be December 31, 2033.

4.	Base Rent (Article 3):

Lease Months	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rent per Rentable Square Foot
1 - 7[1]	$0.00	$0.00	$0.00
8[2] - 12	$4,251,198.00	$850,239.60	$6.35
13 - 24	$10,508,158.08	$875,679.84	$6.54
25 - 36	$10,829,508.48	$902,459.04	$6.74
37 - 48	$11,150,858.88	$929,238.24	$6.94
49 - 60	$11,488,276.80	$957,356.40	$7.15
61 - 72	$11,825,694.72	$985,474.56	$7. 36
73 - 84	$12,179,179.20	$1,014,931.60	$7.58
85 - 96	$12,548,732.40	$1,045,727.70	$7.81
97 - 108	$12,918,285.60	$1,076,523.80	$8.04
109 - 120	$13,303,905.60	$1,108,658.80	$8.28
121 - 132	$13,705,593.60	$1,142,132.80	$8.53
133 - 144	$14,123,349.60	$1,176,945.80	$8.79

1 Tenant shall be entitled to receive a Base Rent abatement for the first seven (7) full calendar months of the Lease Term (the “Abatement Period”). Tenant shall be obligated to pay Tenant’s Share of Direct Expenses attributable to such period. Pursuant to Section 2.1 of this Lease, any partial calendar month of Month 1 shall be excluded from the Abatement Period.

2 Tenant shall be entitled to a one-time credit against Base Rent for full calendar month 8 of the Lease Term in the amount of $693,666.03 pursuant to Section 1.3 of this Lease. Accordingly, Tenant’s payment amount for month 8’s Base Rent will be $156,573.57.

5.	Tenant Improvement Allowance:

$36,151,920.00, to be used by Tenant to construct improvements in the Premises in accordance with the terms of the work letter attached hereto as Exhibit 1.1.1-2 (the “Tenant Work Letter”). In addition, Tenant shall be entitled to an additional $2,343,180.00 to be used by it to construct certain additional improvements in accordance with the Tenant Work Letter.

6.	NNN Lease:	In addition to the Base Rent, Tenant shall be responsible to pay Tenant’s Share of Direct Expenses in accordance with the terms of Article 4 of the Lease.
7.	Tenant’s Share (Article 4):

Shall mean the following percentages, as applicable: (i) 100% with respect to the Operating Expenses allocated by Landlord to the Premises; (ii) 17.844% (133,896 RSF ÷ 750,370 RSF) with respect to Operating Expenses allocated by Landlord to the entire Project; (iii) 44.74% (133,896 RSF ÷ 299,255 RSF) with respect to Operating Expenses allocated by Landlord to the North Tower; and (iv) such percentage as is reasonably calculated with respect to Operating Expenses allocated by Landlord to portions of the Project that include the Premises and consist of less than the entire Project but more than the North Tower.

8.	Permitted Use (Article 5):

The Premises shall be used only for general office and life sciences research and development, laboratory, storage and other lawful accessory uses reasonably related to and incidental to such specified uses, all (i) consistent with “Comparable Buildings” (as defined in Section 4.2.4 below) in the San Francisco, California area, and (ii) in compliance with, and subject to, Applicable Laws and the terms of this Lease.

9.	Security Deposit (Article 21):	$5,708,655.96, in the form of a letter of credit in accordance with Article 21 of this Lease and which amount is subject to reduction in accordance with Section 21.5 of this Lease.
10.	Guarantor (Article 21):	None
11.	Parking Pass Ratio (Article 28):	One hundred thirty-four (134) (i.e., one (1) unreserved parking spaces for every 1,000 rentable square feet of the Premises, subject to the terms of Article 28 of the Lease.

12.	Address of Tenant (Section 29.18):

Vir Biotechnology, Inc.

499 Illinois Street, Suite 500

San Francisco, California 94158

Attention: General Counsel

with a copy to (which shall not constitute, nor be required for effective, notice):

Vir Biotechnology, Inc.

499 Illinois Street, Suite 500

San Francisco, California 94158

Attention: Head of Real Estate and Facilities

13.	Address of Landlord (Section 29.18):

KRE Exchange Owner LLC

c/o Longfellow Real Estate Partners

260 Franklin Street, Suite 1920

Boston, MA 02110

Attention: Asset Management and

KRE Exchange Owner LLC

c/o Longfellow Property Management Services CA, Inc.

1800 Owens Street, Suite 350

San Francisco, CA 94158

Attention: Property Management

and

KRE Exchange Owner LLC

c/o Longfellow Property Management Services CA, Inc.

1800 Owens Street, Suite 350

San Francisco, CA 94158

Attention: General Manager

14.	Broker(s) (Section 29.24):	Newmark Knight Frank, representing the Tenant exclusively

1. PREMISES, BUILDING, PROJECT AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outlines of each floor of the Premises are set forth in Exhibit 1.1.1-1 attached hereto. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit 1.1.1-1 is to show the approximate location of the Premises in the “Building” (as that term is defined in Section 1.1.2 below), only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas” (as that term is defined in Section 1.1.3 below), or the elements thereof or of the accessways to the Premises or the “Project” (as that term is defined in Section 1.1.2 below). Tenant shall accept the Premises in its presently existing “as-is” condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises except as otherwise expressly set forth in this Lease or in the Tenant Work

Letter attached hereto as Exhibit 1.1.1-2. Notwithstanding the foregoing, Landlord shall deliver to Tenant the Premises with the plumbing, electrical systems, fire sprinkler and life-safety system, lighting, air conditioning and heating systems and all other building systems serving the Premises (collectively, the “Building Systems”) in good operating condition and repair, and Landlord will be responsible for all repairs at its sole cost (and not as part of Operating Expenses) during the six (6) months following the Lease Commencement Date; provided, however, if any failure of the Building Systems to be in good operating condition and repair is attributable to Tenant’s construction of improvements pursuant to the Tenant Work Letter, then Tenant shall be solely liable for the cost of any such repairs. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The Premises shall exclude Common Areas, including without limitation exterior faces of exterior walls, the entry, vestibules and main lobby of the Building, the common stairways and stairwells, elevators and elevator wells, boiler room, sprinkler rooms, elevator rooms, mechanical rooms, loading and receiving areas, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures and equipment serving exclusively or in common with other parts of the Building.

1.1.2 The Building and The Project. The Premises are a part of the Project set forth in Section 2.1 of the Summary, specifically a portion of the twelve-story building known as the North Tower (the “North Tower”. The term “Project”, as used in this Lease, shall mean (i) the North Tower located at 1800 Owens Street, Sector 1, San Francisco, California, containing 299,255 rentable square feet and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the North Tower and the Common Areas are located, as more particularly described on Exhibit 1.1.2 attached hereto, (iii) the other buildings located in the Project known as “The Exchange”, more particularly described as that certain (1) six (6)-story building (the “North Building”) located at 1800 Owens, Sector 2, San Francisco, California, containing 125,200 rentable square feet, (2) twelve (12)-story building (the “South Tower”) located at 1800 Owens, Sector 3, San Francisco, California, containing 259,551 rentable square feet, and (3) six (6)-story building (the “South Building”) located at 1800 Owens, Sector 4, San Francisco, California, containing 66,365 rentable square feet, and the land upon which such other buildings are located, and (iv) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Complex. The North Tower and the North Building are collectively, the “North Complex” containing a total of 424,455 retable square feet. The South Tower and the South Building are collectively, the “South Complex,” containing a total of 325,916 rentable square feet. The North Complex and the South Complex are each referred to herein as a “Complex.” The North Tower, North Building, South Tower and South Building may be referred herein separately as a sub-building and together as simply the “Building.” The Project contains a total of 750,370 square feet; provided however, approximately 14,670 rentable square feet is retail space on the ground floor of the North Complex (i.e., 12,289 rentable square feet in the North Tower and 2,381 rentable square feet is retail space in the North Building (collectively, the “Retail Space”).

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, including Tenant, or to be shared by Landlord and certain tenants, including Tenant, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas”, as used in this Lease, shall mean the portion of the Project designated from time to time as such by Landlord (inclusive of any exterior landscaped areas). The term “Building Common Areas”, as used in this Lease, shall mean the portions of the Common Areas located within the Building designated from time to time as such by Landlord. The Project includes two (2) ground floor lobbies: one (1) lobby (the “North Lobby”) provides access to the North Building and North Tower, including the Retail Space; and one (1) lobby (the “South Lobby”) provides access to both the South Building and the South Tower. The North Lobby is a Building Common Area. For the sake of clarity, Tenant and each of its authorized employees and invitees shall have access to the North Lobby, the Parking Facility and the Bicycle Storage Ares in common with other occupants of the Complex. Landlord shall maintain the Common Areas in a condition consistent with Comparable Buildings. The term “Comparable Buildings” shall mean the Building and those other office and life science buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation of the building), quality of construction, level of services and amenities, size and appearance, and are located in the City of San Francisco,

California. Tenant’s use of the Common Areas shall be subject to such rules, regulations and restrictions as Landlord may make from time to time in accordance with Section 5.2 below. Any rules and regulations established by the Landlord for use of the Common Areas shall not unreasonably restrict Tenant’s access to or use of the Premises for conduct of its business, nor diminish Tenant’s rights under this Lease. In the event of any conflict between such rules and regulations and the terms of this Lease, the latter shall control Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of and access to the Premises.

1.2 Stipulation of Rentable Square Feet of Premises. For purposes of this Lease, the rentable square feet of the Premises and the North Tower shall be deemed to be as set forth in Section 2.2 of the Summary, and the rentable square feet of each of the North Building, South Tower and South Building shall be deemed as set forth in Section 1.1.2 above, none of which shall be subject to remeasurement or adjustment during the Lease Term unless the Premises are physically expanded or contracted.

1.3 Adjustment of Rentable Square Feet of Premises. Landlord acknowledges that the installation of the Mechanical Shaft described in Section 2.2(e) of the Tenant Work Letter will result in a reduction of approximately 669 rentable square feet of Premises, and as a consequence thereof, Landlord will give to Tenant a credit against Base Rent for month 8 of the Lease Term in the amount of $693,666.03 as full and complete compensation to Tenant for the loss of such rentable square footage (and in exchange for Tenant enjoying such rent credit, Tenant will nevertheless pay Base Rent under this Lease without any reduction or adjustment in rentable square footage of the Premises).

1.4 Right of First Refusal. Landlord hereby grants to the Tenant named in the Summary (the “Original Tenant”) and any Permitted Assignee a right of first refusal with respect to the entire seventh (7th) floor of the Building as more particularly described on Exhibit 1.4 (the “First Refusal Space”). Notwithstanding the foregoing, such first refusal right of Tenant shall commence only following the expiration or earlier termination of the Existing Lease with Dropbox of the First Refusal Space, and such right of first refusal shall be subordinate to all rights of Dropbox which are set forth in the Existing Lease as of the date hereof with respect to such First Refusal Space. Tenant’s right of first refusal shall not be applicable after the third (3rd) anniversary of the Lease Commencement Date (which three (3) year period may be referred to as the “First Refusal Period”). Tenant’s right of first refusal shall be on the terms and conditions set forth in this Section 1.4.

1.4.1 Procedure for Offer. Prior to entering any lease for all or any portion of the First Refusal Space during the First Refusal Period, Landlord shall provide a written notice to Tenant (the “First Refusal Notice”), offering to lease to Tenant the applicable portion of the First Refusal Space. The First Refusal Notice shall describe the terms on which the other prospective tenant may lease the First Refusal Space, including setting forth the rent and the other material economic terms upon which Landlord is willing to lease such space to such other tenant.

1.4.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first refusal with respect to the space described in the First Refusal Notice, then within seven (7) business days after delivery of the First Refusal Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s election to exercise its right of first refusal with respect to the entire space described in the First Refusal Notice on the terms contained in such notice. If Tenant does not so notify Landlord within the seven (7) business day period, then Landlord shall be free to lease the space described in the First Refusal Notice to the other tenant or any affiliate thereof on generally the same terms as contained in the First Refusal Notice, provided that, prior to entering into a lease of such space on material economic terms that are more than seven and one-half percent (7.5%) more favorable to the tenant than the Base Rent set forth in the First Refusal Notice, Landlord shall first deliver another First Refusal Notice to Tenant offering such space to Tenant on such reduced terms. Tenant shall respond to any such “re-offer” within five (5) business days after delivery of such “re-offer” notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first refusal, if at all, with respect to all of the space covered by the First Refusal Notice, and Tenant may not elect to lease only a portion thereof. The First Refusal Space shall be leased by Tenant on all of the terms and conditions of this Lease except as set forth in the First Refusal Notice and this Section 1.3.

1.4.3 Construction In First Refusal Space. Tenant shall take the First Refusal Space in its “as is” condition unless otherwise set forth in the First Refusal Notice.

1.4.4 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the First Refusal Space as set forth herein, then the First Refusal Space shall be added to the Premises on the terms set forth herein (except that the term of any such lease shall be appropriately adjusted to be co-terminous with the Lease Term of this Lease) and, at the election of Landlord or Tenant, the parties shall promptly thereafter execute an amendment to this Lease for such First Refusal Space (but the execution of such amendment shall not be required for the lease of the First Refusal Space to become effective). Tenant shall commence payment of Rent for the First Refusal Space, and the term of the First Refusal Space shall commence upon the date of delivery of the First Refusal Space to Tenant in the condition required by the First Refusal Notice (the “First Refusal Commencement Date”) and terminate on the Lease Expiration Date.

1.4.5 Termination of Right of First Refusal. The rights contained in this Section 1.2 shall be personal to the Original Tenant (and any Permitted Assignee) and may only be exercised by the Original Tenant (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease other than a Permitted Assignee) if the Original Tenant or a Permitted Assignee occupies the entire Premises. Except as expressly set forth in this Section 1.4, the right of first refusal granted herein shall terminate as to a particular First Refusal Notice (and the First Refusal Space applicable thereto) upon the failure by Tenant to exercise its right of first refusal with respect to such First Refusal Space as offered by Landlord. Tenant shall not have the right to lease First Refusal Space, as provided in this Section 1.4, if, as of the date of the attempted exercise of any right of first refusal by Tenant, or as of the scheduled date of delivery of such First Refusal Space to Tenant, Tenant is in default under this Lease, after the expiration of any applicable notice and cure period, or Tenant has previously been in default, after the expiration of any applicable notice and cure period, under this Lease more than once during the First Refusal Period.

1.5 Condition Precedent. Tenant acknowledges and agrees that this Lease is subject to the following express conditions precedent: (i) Landlord consummating an amendment with Dropbox of its lease covering the entire Project (other than the Retail Space) so as to eliminate floors eight (8) through twelve (12) of the North Tower therefrom (such that Landlord has recaptured such floors) and converting the Project from a single tenant project to a multi-tenant project (which amendment may be referred to as the “Dropbox Amendment”) and (ii) the termination of the Existing Sublease. The terms and conditions of the Dropbox Amendment shall be satisfactory to Landlord in its sole and absolute discretion.

1.6 Meeting Rooms. So long as Tenant is not in default hereunder beyond applicable notice and cure periods, Landlord shall use commercially reasonable efforts to make available Common Area meeting rooms, if any, in the Project (collectively, the “Common Area Meeting Spaces”) for Tenant’s use for business meetings and special events. Such use shall be subject to availability, on a first come, first serve basis, and shall be upon and subject to such rules, regulations and limitations as Landlord may reasonably establish from time to time for use of the Common Area Meeting Spaces (including, without limitation, as to scheduling, catering, hours of use, the provision and cost of janitorial and security services, facility and equipment usage charges, reimbursement of Landlord’s costs and expenses reasonably incurred in facilitating such use by Tenant, and cleaning/security deposits); provided, however, that (a) Landlord shall use commercially reasonable efforts to give Tenant equitable access with other tenants to the Common Area Meeting Rooms and, accordingly, not allow other tenants of the Project to block-book the Common Area Meeting Rooms (i.e. reserve spaces for more than three (3) business days in a row unless connected to a special event); and (b) once Tenant has properly booked the use of the Common Area Meeting Spaces for a particular date and time, such booking may not be cancelled without Tenant’s prior consent. If requested by Tenant, Landlord will provide a schedule of available dates and times for use of the Common Area Meeting Spaces. In connection with its use of the Common Area Meeting Spaces, Tenant shall enter into Landlord’s then-current form of agreement for the use of such spaces. Tenant use of the Common Area Meeting Spaces shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever to Tenant, its employees and/or visitors for personal injury or property damage or theft relating to or connected with any use of the Common Area Meeting Spaces by Tenant or its employees and/or visitors. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the Common Area Meeting Spaces at any time and Tenant acknowledges and agrees that Landlord may from time to time, on a temporary basis, or on a permanent basis, close, close-off or restrict access to the Common Area Meeting Spaces. The right to use the Common Area Meeting Spaces may not be assigned or in any other way transferred to any other person or entity. Tenant acknowledges that the waiver of claims and indemnification provided in this Lease apply to the use of the Common Area Meeting Spaces by Tenant. Notwithstanding anything to the contrary contained in this Lease, Tenant acknowledges that, as of the date of this Lease, the Project does not have any Common Area Meeting Rooms.

2. LEASE TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.4 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean the consecutive twelve (12) month period following and including the Lease Commencement Date and each subsequent twelve (12) month period during the Lease Term; provided, however, if the Lease Commencement Date is other than the first (1st) day of a calendar month, “Month 1” will include the first full calendar month following the Lease Commencement Date plus any partial calendar month following the Lease Commencement Date. In the event Month 1 includes any partial calendar month, Tenant shall pay the prorated amount of Monthly Base Rent for such partial calendar month pursuant to Article 3 in addition to the Monthly Base Rent for the ninth (9th) full calendar month of the Lease Term (and to the extent that Month 1 is included as part of the Abatement Period, any such partial calendar month shall be excluded from the Abatement Period). At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit 2.1, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute (or provide factual correction to) and return to Landlord within ten (10) business days of receipt thereof, but execution of such instrument shall not be a condition to Lease commencement or Tenant’s obligations hereunder.

3. BASE RENT

3.1 Payment of Rent. Tenant shall pay, without prior notice or demand, to Landlord’s agent at the management office of the Project or at such place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America or pursuant to wire or electronic payment instructions provided by Landlord, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary, in advance, on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except as may be expressly set forth in this Lease. Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. Base Rent and Additional Rent shall together be denominated “Rent”. Without limiting the foregoing, Tenant’s obligation to pay Rent shall be absolute, unconditional and independent of any Landlord covenants and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or (except as expressly provided herein) any casualty or taking, or any failure by Landlord to perform any covenant contained herein, or any other occurrence; and Tenant assumes the risk of the foregoing and waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof (absent a judicial order providing for such termination or cancellation), or to assert any defense in the nature of constructive eviction (in which Tenant asserts that its use and enjoyment of the Premises has been disrupted due to any entry by Landlord of the Premises in accordance with Section 27.2 of this Lease, any renovation of the Project or any casualty or condemnation affecting the Project) to any action seeking to recover rent (except to the extent Tenant’s obligation to pay Base Rent may be expressly abated pursuant to Articles 11 and 13 of this Lease). Tenant’s covenants contained herein are independent and not dependent, and Tenant hereby waives the benefit of any statute or judicial law to the contrary.

3.2 Rents from Real Property. Landlord and Tenant hereby agree that it is their intent that all Base Rent, Additional Rent and other rent and charges payable to the Landlord under this Lease (hereinafter individually and collectively referred to as “Rent”) shall qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Department of the U.S. Treasury Regulations promulgated thereunder (the “Regulations”). Should the Code or the Regulations, or interpretations thereof by the Internal Revenue Service contained in revenue rulings or other similar public pronouncements, be changed so that any Rent no longer so qualifies as “rent from real property” for purposes of Section 856(d) of the Code and the Regulations promulgated thereunder, such Rent shall be adjusted in such manner as the Landlord may require so that it will so qualify; provided, however, that any adjustments required pursuant to this Section 7.3 shall be made so as to produce the equivalent (in economic terms) Rent as payable prior to such adjustment.

4. ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease other than Base Rent, are hereinafter collectively referred to as the “Additional Rent”. All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term, subject to Section 4.4.1.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 Intentionally Omitted.

4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses”.

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project or any portion thereof (including, without limitation, any amenities (e.g., fitness center) available to tenants within the Building or Project). Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with providing a shuttle service, if any, and the costs incurred in connection with any federal, state or municipal governmentally mandated transportation demand management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project (including, without limitation, commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood and other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental interruption insurance, and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Project or any holder of a mortgage, trust deed or other encumbrance now or hereafter in force against the Building or Project or any portion thereof or as required pursuant to the Underlying Documents); (iv) the cost of landscaping, re-lamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) all costs incurred in connection with the Parking Facilities; (vi) fees and other costs, including management, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including reasonable interest on the unamortized cost) over such period as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project or any portion thereof; (xiii) the cost of capital improvements, capital repairs or other capital costs incurred in connection with the Project (A) which are intended to reduce expenses in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses or to enhance the safety or security of the Project or its occupants, (B) that are required to comply with present or anticipated mandatory energy conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in the same good order or condition as on the Lease Commencement Date, or (D) that are required under any federal, state or municipal governmental law or regulation that was not in force or effect as of the Lease Commencement Date; provided, however, that the costs of any capital improvement shall be amortized (including with interest at the Amortization Interest Rate on the amortized cost as reasonably determined by Landlord) over the useful life of the capital item in question, as Landlord shall reasonably determine, in a manner consistent with the practices of landlords of “Comparable Buildings” (i.e., similar buildings located with the area depicted in Exhibit 4.2.4 attached hereto) and otherwise in accordance with sound real estate management and accounting practices or, with respect to cost saving capital expenditures, their recovery/payback period as Landlord shall reasonably determine, in a manner consist with the practices of landlords of Comparable Buildings and otherwise in accordance with sound real estate management and accounting practices, consistently applied; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or municipal government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” (as that term is defined in Section 4.2.5 below); (xv) cost of tenant relation programs reasonably established by Landlord, and (xvi) payments under any Underlying Documents (as that term is defined in Article 24 below). In the event that Landlord or Landlord’s managers or agents perform services for the benefit of the Building off-site which would otherwise be performed on-site (e.g., accounting), the cost of such services shall be reasonably allocated among the properties benefitting from such service and shall be included in Operating Expenses. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a) costs, including legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants of the Project (excluding, however, such costs relating to any Common Areas), and any costs or expenses incurred in connection with the relocation of any tenants of the Building or Project;

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, and costs of capital improvements (as distinguished from non-capital repairs or replacements);

(c) costs for which Landlord is reimbursed by any tenant or occupant of the Project (other than as Direct Expenses) or by insurance by its carrier or any tenant’s carrier or by anyone else (or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease or enforced its rights against such third-party, as applicable), and electric power costs for which any tenant directly contracts with the local public service company or pays directly to Landlord;

(d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e) costs associated with the operation of the business of the partnership or entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating the Project or any of Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g) amount paid as ground rental for the Project by Landlord;

(h) except for a property management fee (and subject to the exclusion in item (q) below), overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j) all items and services for which Tenant or any other tenant in the Project reimburses (or is obligated to reimburse) Landlord (other than as Direct Expenses) or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(k) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of Comparable Buildings, with adjustment where appropriate for the size of the applicable project;

(l) costs incurred to comply with laws relating to the removal of Hazardous Materials (other than Hazardous Materials typically found in comparable buildings, such as recyclable materials and typical construction materials, and costs to comply with the operation and maintenance plan, if any);

(m) Landlord’s general overhead expenses not related to the Project;

(n) legal fees, accountants’ fees (other than normal bookkeeping expenses) and other expenses incurred in connection with disputes of tenants or other occupants of the Project or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord’s title to or interest in the Project or any part thereof;

(o) any reserve funds;

(p) costs arising due to a violation by Landlord or any other tenant of the Project of the terms and condition of a lease, or arising from the gross negligence or willful misconduct of Landlord, or its agents, employees, vendors, contractors, or providers of materials or services;

(q) any management fee, of which Tenant’s Share in a particular Expense Year exceeds three percent (3%) of Tenant’s Base Rent (adjusted and grossed up during any period in which Tenant’s Base Rent (or portion thereof) is abated);

(r) advertising and promotional expenditures, and costs of signs in or on the Project identifying the owner of the Project or any tenant of the Project;

(s) fees, penalties and interest resulting from Landlord’s failure to pay any Operating Expense as and when due;

(t) costs to comply with Applicable Laws where such violation of Applicable Laws existed as of the date the Project was originally built (i.e., 2018); and

(u) any costs expressly excluded from Operating Expenses elsewhere in this Lease.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Landlord and Tenant acknowledge and agree that the intention of this Article 4 is to facilitate Landlord’s recovery of Operating Expenses as opposed to generating a profit center.

4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, payments in lieu of taxes, business improvement district charges, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent (inclusive of any so-called “Proposition C” taxes), unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used by Landlord in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof (including, without limitation, the land upon which the Building, including the Parking Facilities, are located).

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon; and (v) all of the real estate taxes and assessments imposed upon or with respect to the buildings and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project, including any such taxes or assessments relating to the Underlying Documents or Mission Bay Requirements. If at any time during the Lease Term there shall be assessed on Landlord, in addition to or lieu of the whole or any part of the ad valorem tax on real or personal property, a capital levy or other tax on the gross rents or other measures of building operations, or a governmental income, franchise, excise or similar tax, assessment, levy, charge or fee measured by or based, in whole or in part, upon building valuation, gross rents or other measures of building operations or benefits of governmental services furnished to the Building, then any and all of such taxes, assessments, levies, charges and fees, to the extent so measured or based, shall be included within the term Tax Expenses, but only to the extent that the same would be payable if the Building and Land were the only property of Landlord.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses in good faith shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as on account of Tax Expenses under this Article 4 for such Expense Year. The foregoing sentence shall survive the expiration or earlier termination of this Lease. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, escape assessment or error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord Tenant’s Share of any such increased Tax Expenses within thirty (30) days after Landlord’s request, together with supporting documentation of such increase. Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, documentary transfer taxes (incurred in connection with the sale or financing of the Project or any portion thereof, but any changes in Tax Expenses following a reassessment of the Project relating to a change in ownership shall continue to be includable in Tax Expenses), federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, (iv) tax penalties, fees or interest incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due, and (v) any assessments on real property or improvements located outside of the Project. For purposes of calculating Tax Expenses for the Project for any Expense Year, if such Tax Expenses do not reflect an assessment (or Tax Expenses) for a one hundred percent (100%) leased, completed and occupied project (such that existing or future leasing, improvements and/or occupancy may result in an increased assessment and/or increased Tax Expenses) with the Project being one hundred percent (100%) occupied by tenants paying full rent, such Tax Expenses shall adjusted, on a basis consistent with sound real estate accounting principles, to reflect an assessment for (and Tax Expenses for) a one hundred percent (100%) leased, completed and occupied project with the Project being one hundred percent (100%) occupied by tenants paying full rent.

4.2.5.4 Notwithstanding anything to the contrary set forth in this Lease, only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord’s consent shall constitute a Default by Tenant.

4.2.6 “Tenant’s Share” is based upon the ratio that the rentable square feet of the Premises bears to the rentable square feet of the Building and initially shall mean the percentage set forth in Section 7 of the Summary, subject to adjustment in the event that Tenant physically expands or contracts the Premises within the Building. For the avoidance of doubt, and notwithstanding anything to the contrary herein, no remeasurement of the Building or Project shall result in an increase in the Base Rent payable under this Lease.

4.3 Allocation of Direct Expenses.

4.3.1 Method of Allocation. The parties acknowledge that the Project contains four (4) sub- buildings or sectors (i.e., the North Tower, the North Building, the South Tower and the South Building, each a sub- building herein and together comprising the entire Building) and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be equitably allocated among those sub-buildings comprising the Project and shared by the tenants of each of those sub-buildings. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consist of Operating Expenses and Tax Expenses) attributable only to a particular sub-building or sub-buildings, but not the Project generally, shall be included in Direct Expenses for such sub-building or sub- buildings, but excluded from Direct Expenses for any other sub-buildings, and Direct Expenses that are attributable to the Project as a whole shall be allocated among the Building pro rata based on the relative rentable square footages of each of the sub-buildings as compared to the rentable square footage of the entire Building in the aggregate. Accordingly, such portion of Direct Expenses allocated to the tenants of the sub-building shall include all Direct Expenses attributable solely to the sub-building and an equitable portion of the Direct Expenses attributable to the entire Building as a whole. Further, Landlord shall have the right, from time to time, to allocate equitably some or all of the Direct Expenses for a sub-building or the Project among different portions or occupants of the sub-building or Project, in Landlord’s reasonable discretion, in a manner reflecting commercially reasonable cost pools for such Direct Expenses so allocated. The Direct Expenses within each cost pool shall be allocated and charged to the tenants within such cost pool in an equitable manner.

4.3.2 Cost Pools. The parties acknowledge that certain of the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be separately allocated to the office space and the Retail Space. Direct Expenses shall be allocated between the office space and Retail Space (each, a “Cost Pool”) based on the estimated benefit derived by the space which is the subject of the Cost Pool, and such allocations shall be reasonably determined by Landlord. Accordingly, Direct Expenses shall be charged to the Retail Space and the office space by virtue of the creation of Cost Pools. Direct Expenses which apply equally to the Retail Space and the office space (such as Landlord’s insurance costs), as reasonably determined by Landlord, shall be allocated to the office space Cost Pool and the Retail Space Cost Pool based on the square footage of each of those spaces, respectively, compared to the total square footage of the applicable Building. After the date of this Lease, Landlord may reasonably establish additional Cost Pools in connection with any new leases of the Project, such as a life sciences Cost Pool. Any costs allocated to a Cost Pool (e.g. the Retail Space Cost Pool) which does not include a portion of the Premises shall be excluded from the definition of Direct Expenses for the purposes of this Lease.

4.3.3 Costs Attributable to Laboratory Use. In addition to the payment of Tenant’s Share of Operating Expenses provided for hereinabove, Tenant shall be solely responsible for the payment of one hundred percent (100%) of any costs (whether or not otherwise included in Operating Expenses, but Tenant shall not be directly invoiced for costs already included in Operating Expenses) attributable to, or incurred or payable by Landlord as a consequence of, Tenant’s use of any portion of the Premises for the Laboratory Use, as determined by Landlord in its reasonable judgement and following the delivery of reasonable documentation supporting said additional costs as attributable to Tenant’s use of a portion of the Premises for the Laboratory Use. If not otherwise included as a special allocation to Tenant as contemplated by Section 4.3.2 above of any such costs in the Operating Expense payments made by Tenant, Landlord will invoice Tenant, on a periodic basis, for any such costs, and Tenant shall pay such costs as additional Rent hereunder within fifteen (15) days following Landlord’s delivery of any such invoice to Tenant.

4.4 Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1 below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.

4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall use commercially reasonable efforts to give to Tenant on or before May 1 following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses” (as that term is defined in Section 4.4.2 below), and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease or, if Landlord elects, Landlord shall reimburse such overpayment amount to Tenant or, if the Lease Term has ended, Landlord shall refund such amount to Tenant within thirty (30) days of the date of such Statement. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4, provided, however, that Tenant shall not be responsible for payment of any Direct Expenses first shown on a Statement delivered more than twenty-four (24) months after expiration of the applicable Expense Year. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall pay to Landlord such amount within thirty (30) days after delivery of the applicable Statement to Tenant, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Landlord shall, within thirty (30) days after delivery of the applicable Statement to Tenant, pay to Tenant the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall use commercially reasonable efforts to give Tenant on or before May 1 following the end of each Expense Year, a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary (but not more than three (3) times per Expense Year). Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time [but not more than three (3) times per Expense Year]), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.4.3 Mission Bay Requirements. As set forth in Exhibit 4.4.3 attached hereto, the Project is subject to certain covenants, requirements, and disclosures (collectively, the “Mission Bay Requirements”), which include, without limitation, certain limitations on (i) Landlord’s ability to lease space at the Project to a Tax-Exempt Entity and (ii) Landlord’s ability to obtain reductions in the assessed value of the Project below the Minimum Amount. In connection with the foregoing, to the extent that Tenant is exempt from certain Tax Expenses, but Landlord is otherwise obligated to continue to pay such Tax Expenses (the “Tenant-Exempt Tax Expenses”), then, notwithstanding Tenant’s tax-exempt status, Tenant shall continue to be obligated to pay to Landlord, as part of Direct Expenses, all such Tenant-Exempt Tax Expenses.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall within thirty (30) days after Landlord’s demand (together with reasonable back-up evidencing the same) repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 If the improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which “building standard” improvements are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1 above. Landlord and Tenant hereby agree that the valuation of Landlord’s “building standard” improvements for all tenants of the Project shall be equal to One Hundred Dollars ($100.00) per rentable square foot. Landlord and Tenant shall cooperate with respect to the information provided by either of them to the appropriate taxing authority regarding the valuation of the improvements in the Premises so as to avoid duplicative assessments being levied on such improvements.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax (e.g., gross receipts tax on commercial rents) or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, or (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Parking Facilities.

4.6 Landlord’s Books and Records. Following Tenant’s receipt of a Statement, Tenant shall have the right by written notice to Landlord to commence and complete an audit of Landlord’s books concerning the Direct Expenses for the Expense Year which are the subject of such Statement, within the later to occur of (x) six (6) months following the delivery of such Statement and (y) the date that is sixty (60) days after Landlord makes Landlord’s books and records available for Tenant’s audit, provided that Tenant notifies Landlord of Tenant’s intent to audit Landlord’s books and records within the six (6) month period described in clause (x) above (the “Audit Period”). Following the giving of such written notice, Tenant shall have the right during Landlord’s regular business hours taking into account the workload of Landlord’s employees involved in the audit at the time of the audit request and on reasonable prior notice, to audit, at Landlord’s corporate offices in the San Francisco Bay area, at Tenant’s sole cost, Landlord’s records, provided that Tenant is not then in Default. The audit of Landlord’s records may be conducted only by a reputable certified public accountant, subject to Landlord’s approval, which approval shall not be unreasonably withheld. Any accounting firm selected by Tenant in connection with the audit (i) shall be a reputable independent nationally or regionally recognized certified public accounting firm which has previous experience in auditing financial operating records of landlords of office/life science buildings; (ii) shall not already be providing accounting and/or lease administration services to Tenant and shall not have provided accounting and/or lease administration services to Tenant in the past three (3) years; (iii) shall not be retained by Tenant on a contingency fee basis (i.e. Tenant must be billed based on the actual time and materials that are incurred by the accounting firm in the performance of the audit), a copy of the executed audit agreement, between Tenant and auditor, shall be provided to Landlord prior to the commencement of the audit; and (iv) at Landlord’s option, both Tenant and its agent shall be required to execute a commercially reasonable confidentially agreement prepared by Landlord. Any audit report prepared by Tenant’s auditors shall be delivered concurrently to Landlord and Tenant within the Audit Period. If, after such audit of Landlord’s records, Tenant disputes the amount of Direct Expenses for the year under audit, Landlord and Tenant shall meet and attempt in good faith to resolve the dispute. If the parties are unable to resolve the dispute within sixty (60) days after completion of Tenant’s audit, then, at Tenant’s request, a certified public accounting firm selected by Landlord, and reasonably approved by Tenant, shall, at Tenant’s cost, conduct an audit of the relevant Direct Expenses (the “Neutral Audit”). Tenant shall pay all costs and expenses of the Neutral Audit unless the final determination in such Neutral Audit is that Landlord overstated Direct Expenses in the Statement for the year being audited by more than five percent (5%) in which case Landlord shall pay all costs and expenses of the Neutral Audit, as well as Tenant’s reasonable out-of-pocket costs actually incurred by Tenant in the audit of Landlord’s books and records. In any event, Landlord will reimburse or provide a credit for any overstatement of Direct Expenses and Tenant shall pay to Landlord any understatement of Direct Expenses. To the extent Landlord and Tenant fail to otherwise reach mutual agreement regarding Direct Expenses, the foregoing audit and Neutral Audit procedures shall be the sole methods to be used by Tenant to dispute the amount of any Direct Expenses payable by Tenant pursuant to the terms of the Lease.

5. USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 8 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization (but occupational health professionals employed by Tenant shall not violate the foregoing prohibition); (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail use or the operation of any restaurant offering services to the public; or (vi) communications firms such as radio and/or television stations. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons claiming by, through, or under Tenant to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations attached hereto as Exhibit 5.2, as the same may be amended by Landlord from time to time (the “Rules and Regulations”), or in violation of Applicable Laws or any Underlying Documents. Any modifications to the Rules and Regulations shall be reasonable and non-discriminatory and shall be provided to Tenant in writing or posted to a conspicuous place in the Building. In the event of a conflict between any modifications to the Rules and Regulations and the terms of this Lease, the latter shall control. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all Underlying Documents; provided that, following the date of this Lease, Landlord shall not voluntarily enter into new, or modify existing, Underlying Documents that would unreasonably interfere with Tenant’s access to the Premises or use of the Premises for the Permitted Use. Tenant shall only place equipment within the Premises with floor loading consistent with the Building’s structural design, and such equipment shall be placed in a location designed to carry the weight of such equipment. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Areas or other offices in the Project.

5.3 Tenant’s Bicycles. Tenant’s employees shall be permitted to bring their bicycles (“Bicycles”) into portions of the Project designated by Landlord for Bicycle storage, subject to the provisions of this Section 5.3, and such additional reasonable rules and regulations as may be promulgated by Landlord from time to time (in Landlord’s reasonable discretion) that do not unreasonably interfere with Tenant’s ability to park its Bicycles as contemplated herein and provided to Tenant, and only to the extent such Bicycles are used on a daily basis for commuting to and from work by such employees. AT NO TIME ARE RIDERS ALLOWED TO RIDE ANY BICYCLE IN THE PREMISES, THE PARKING FACILITIES OR THE BUILDINGS. Storage of any Bicycle anywhere on the Project other than as expressly set forth in this Section 5.3 is prohibited. Tenant shall keep its employees informed of these rules and regulations and any modifications thereto.

5.3.1 Bicycle Storage Area. The Parking Facilities include a secured bicycle storage area that will accommodate at least two hundred (200) Bicycles (collectively, the “Landlord Bicycle Storage Area”). Tenant shall have the non-exclusive right (at no additional charge other than Tenant’s Share of Direct Expenses relating thereto) to use the Landlord Bicycle Storage Area for day use parking of Bicycles by Tenant and Tenant’s employees, visitors, invitees and sublessees not to exceed Tenant’s pro rata share (which is presently 40 based on the Landlord Bicycle Storage presently accommodating up to 228 Bicycles) of the number of Bicycles that the Landlord Bicycle Storage Area from time to time accommodates (which shall not be less than 200 Bicycles), and Tenant shall also have the right, at Tenant’s sole cost and expense, to convert certain areas of the Parking Facilities, reasonably designated by Landlord and approved by Tenant, for additional exclusive day use parking (the “Tenant Bicycle Storage Area”) for Bicycles by Tenant and its employees, visitors, invitees and sublessees, which shall include the installation of Bicycle storage lockers or other Bicycle storage facilities, installed as an Alteration (“Bicycle Improvements”). The Landlord Bicycle Storage Area and Tenant Bicycle Storage Area are collectively, the “Bicycle Storage Area”. Other than the Bicycle Storage Area, Tenant and Tenant’s employees, visitors, invitees and sublessees shall not be entitled to use any secured bicycle storage areas at the Project, and Tenant’s employees shall not be permitted to bring their Bicycles in the Premises. Motorized vehicles of any kind, including motorcycles and mopeds, are prohibited in the Bicycle Storage Area, as is the storage of any property other than Bicycles. Each rider shall use the Bicycle Storage Area at its sole risk. Landlord specifically reserves the right to reasonably change the location, size, configuration, design, layout and all other aspects of the Landlord Bicycle Storage Area at any time (provided that no such action will materially diminish the capacity of the Landlord Bicycle Storage Area on other than a temporary basis), and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Bicycle Storage Area for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord has no obligation to provide any security whatsoever in connection with the Bicycle Storage Area except as expressly set forth in this Section 5.3.1. Landlord shall provide twenty-four (24) hours per day, seven (7) days per week, reasonable access control services for the Landlord Bicycle Storage Area in a manner materially consistent with the services provided by landlords of Comparable Buildings. Notwithstanding the foregoing, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Bicycle Storage Area of any person. Upon the expiration or earlier termination of this Lease, Tenant shall have removed all Bicycles belonging to its employees from the Bicycle Storage Area and Tenant, at Tenant’s sole cost and expense, shall repair all damage to the Bicycle Storage Area caused by the removal of Tenant’s property therefrom, and if Tenant fails to repair such damage, Landlord may undertake such repair on account of Tenant and Tenant shall pay to Landlord upon demand the cost of such repair. If Tenant fails to remove any Bicycles at the expiration or earlier termination of this Lease, Landlord may dispose of said Bicycles in such lawful manner as it shall determine in its sole and absolute discretion.

5.4 Tenant’s Use of Base Building Stairwells. Subject to Applicable Laws and Tenant’s receipt of all necessary governmental or quasi-governmental approvals (collectively, “Governmental Approvals”), Tenant shall have right during the Lease Term to use the base building stairwells between the floors of the Premises (each, a “Stairwell”) solely for purposes of ingress and egress from and between different floors of the Premises. In its use of the Stairwells, Tenant shall comply with all Applicable Laws, Governmental Approvals and the rules and regulations for the Project. Tenant shall have no right to alter or change any Stairwell in any manner whatsoever, except that Tenant may paint or perform other purely decorative Alterations or Improvements to the Stairwells in accordance with Article 8 or the Work Letter, as applicable, and may install Tenant’s Security System as set forth in Section 6.1.11 below. Tenant acknowledges and agrees that Tenant’s use of the Stairwells shall be at Tenant’s sole risk and Landlord shall have no liability whatsoever in connection therewith. Tenant hereby waives any and all claims against Landlord for any damages arising from Tenant’s exercise of its rights under this Section 5.5.

5.5 Hazardous Materials.

5.5.1 Tenant’s Obligations.

5.5.1.1 Prohibitions. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire

(the “Environmental Questionnaire”), which is attached as Exhibit 5.5.1.1. Tenant hereby represents, warrants and covenants that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire (as may be updated from time to time as described below), neither Tenant nor Tenant’s subtenants or assigns, or any of their respective employees, contractors and subcontractors of any tier, entities with a contractual relationship with such parties (other than Landlord), or any entity acting as an agent or sub-agent of such parties or any of the foregoing (collectively, “Tenant Parties”) will produce, use, store or generate any “Hazardous Materials”, as that term is defined below, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released”, as that term is defined below, on, in, under or about the Premises or Project. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is intentionally false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease. Upon Landlord’s request, or in the event of any “Material Change” in Tenant’s use of Hazardous Materials at the Premises, Tenant shall deliver to Landlord an updated Environmental Questionnaire. As used herein, “Material Change” shall refer to any change in the use, presence (including, without limitation, a material change in the quantity stored within the Premises at any one time) or handling of Hazardous Materials by Tenant that would (A)reasonably be expected to have a significant effect on the Premises or the Project, (B) violate the compliance with or provisions of any existing permits, licenses, registrations and other similar documents used by any governmental or quasi-governmental authority that authorizes any use, storage or handling of Hazardous Materials in, on or about the Premises or the Project by Tenant or any Tenant Parties, or (C) cause the information provided in the Environmental Questionnaire, as previously updated from time to time, to become untrue or inaccurate in any material respect. Landlord’s prior written consent shall be required for any Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, but such consent not to be unreasonably withheld, conditioned or delayed. Whenever Tenant submits to Landlord an updated Environmental Questionnaire, Landlord shall respond to Tenant within five (5) business days with its approval or disapproval thereof. Tenant shall not install or permit any underground storage tank on the Premises. In addition, Tenant agrees that it: (i) shall not cause or suffer to occur, the Release (as defined below) of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises; and (ii) shall not engage in activities at the Premises that give rise to, or lead to the imposition of, liability upon Tenant or Landlord or the creation of an environmental lien or use restriction upon the Premises. For purposes of this Lease, “Hazardous Materials” means all flammable explosives, petroleum and petroleum products, oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may hereafter be determined to be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, or “toxic substances” under any Environmental Laws. The term “Hazardous Materials” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. Hazardous Materials shall also include any “biohazardous waste,” “medical waste,” or other waste under California Health and Safety Code Division 20, Chapter 6.1 (Medical Waste Management Act). For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.

Any use or storage of Hazardous Materials by Tenant permitted pursuant to this Article 5 shall not exceed Tenant’s legally permissible quantity of similarly classed Hazardous Materials. Notwithstanding anything contained herein to the contrary, in no event shall Tenant or anyone claiming by through or under Tenant perform work above the risk category Biosafety Level 3 as established by the Department of Health and Human Services (“DHHS”) and as further described in the DHHS publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition) (as it may be or may have been further revised, the “BMBL”) or such nationally recognized new or replacement standards as Landlord may reasonable designate. Tenant shall comply with all applicable provisions of the standards of the BMBL to the extent applicable to Tenant’s operations in the Premises.

5.5.1.2 Notices to Landlord. Unless Tenant is required by Applicable Laws to give earlier notice to Landlord, Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) Tenant becomes aware of the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any “Environmental Laws”, as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Project without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., asbestos, polychlorobiphenyls (i.e., PCB’s) and petroleum and petroleum by products; and any other State of California or local law counterparts, as amended, as such Applicable Laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published or promulgated.

5.5.1.3 Releases of Hazardous Materials. If due to the acts or omissions of Tenant or any Tenant Party any Release of any Hazardous Material in, on, under, from or about the Premises in violation of, or requiring any Clean-Up (as defined below), in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective, remedial and other Clean-up action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant reasonably approved by Landlord, all in accordance with the provisions and requirements of this Section 5.6, including, without limitation, Section 5.5.4, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises and Project are remediated to a condition allowing unrestricted use of the Premises (i.e., to a level that will allow any future use of the Premises, including residential, without any engineering controls or deed restrictions), all in accordance with the provisions and requirements of this Section 5.5. Landlord may, as required by any and all Environmental Laws, report the Release of any Hazardous Material by Tenant or any Tenant Party to the appropriate governmental authority, identifying Tenant as the responsible party. Tenant shall deliver to Landlord copies of all administrative orders, notices, demands, directives or other communications directed to Tenant from any governmental authority with respect to any Release of Hazardous Materials in, on, under, from, or about the Premises, together with copies of all investigation, assessment, and remediation plans and reports prepared by or on behalf of Tenant in response to any such regulatory order or directive.

5.5.1.4 Indemnification.

5.5.1.4.1 In General. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise during or after the Lease Term, whether foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises or Project by any Tenant Party, except to the extent such liabilities result from the negligence or willful misconduct of Landlord following the Lease Commencement Date. The foregoing obligations of Tenant shall include, without limitation: (i) the costs of any required or necessary removal, repair, cleanup or remediation of the Premises and Project, and the preparation and implementation of any closure, removal, remedial or other required plans; (ii) judgments for personal injury or property damages; and (iii) all costs and expenses incurred by Landlord in connection therewith. It is the express intention of the parties to this Lease that Tenant assumes all such liabilities, and holds Landlord harmless from all such liabilities, associated with the environmental condition of the Premises, arising on or after the date Tenant takes possession of the Premises.

5.5.1.4.2 Limitations. Notwithstanding anything to the contrary in this Lease, Tenant shall not be responsible to remediate nor otherwise be liable or responsible for (not shall Tenant be responsible to indemnify Landlord with respect to except to the extent that Tenant’s construction activities and/or Tenant’s other acts or omissions caused or exacerbated the subject claim) any Hazardous Materials (i) located in, on, under or about the Project, Building and/or Premises prior to the date of the Existing Sublease, (ii) brought upon the Project by Landlord or any Landlord Party(ies), or (iii) that have migrated onto the Project, Building and/or Premises from other properties or premises (“Landlord’s Hazardous Materials”), except to the extent any of the Hazardous Materials described in items (i), (ii) or (iii) are generated, used, transported, exacerbated, released or disturbed, by Tenant or any Tenant Party. To the extent that Landlord’s Hazardous Materials are discovered at the Project, Building or Premises and remediation of the same is required a governmental authority with jurisdiction (which remediation is not triggered because of the particular use of the Premises by Tenant or its subtenants or assigns), any remediation thereof of the Landlord’s Hazardous Substances (to the extent required by the applicable governmental authority) by Landlord shall be at Landlord’s sole cost and expense, and not subject to inclusion in Operating Expenses.

5.5.1.5 Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with Applicable Laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws applicable to the use, handling, storage and disposal by Tenant or by any Tenant’s Agents of any Hazardous Materials. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. If Landlord has grounds to be concerned that Tenant has failed to comply with the provisions of this Article 5, then upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s reasonable satisfaction compliance with all Environmental Laws and the terms of this Lease.

5.5.2 Assurance of Performance.

5.5.2.1 Environmental Assessments In General. Provided that Landlord gives Tenant no less than two (2) days prior notice of intended entry (other than in any emergency context) and complies with Tenant’s security measures then in effect Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform “Environmental Assessments”, as that term is defined below, to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials. For purposes of this Lease, “Environmental Assessment” means an assessment including, without limitation: (i) an environmental site assessment conducted in accordance with the then-current standards of the American Society for Testing and Materials and meeting the requirements for satisfying the “all appropriate inquiries” requirements; and (ii) sampling and testing of the Premises based upon potential recognized environmental conditions or areas of concern or inquiry identified by the environmental site assessment.

5.5.2.2 Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.5, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor, together with documentation of such cost.

5.5.3 Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials for which Tenant is responsible for under this Lease to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for any purpose in a manner consistent with Comparable Buildings (but for the sake of clarity, Tenant’s return to Landlord of the Premises in the condition that existed prior to the Lease Commencement Date shall satisfy Tenant’s obligation as to removal of Hazardous Materials from the Premises); and (iii) cause to be removed all containers installed or used by any Tenant Parties to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.5.4 Clean-up.

5.5.4.1 Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.5, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval (not to be unreasonably withheld), specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation of any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such 30-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within thirty (30) days after receipt of written demand therefor, together with documentation of such cost.

5.5.4.2 No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

5.5.4.3 Surrender of Premises. Tenant shall complete any Clean-up required by this Section 5.5 prior to surrender of the Premises upon the expiration or earlier termination of this Lease and shall fully comply with all Environmental Laws and requirements of any governmental authority with respect to such completion, including, without limitation, fully comply with any requirement to file a risk assessment, mitigation plan or other information with any such governmental authority in conjunction with the Clean-up prior to such surrender. If applicable, Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”), unless such governmental authority’s standard practices at the relevant time do not provide for such Closure Letter. Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with Applicable Laws.

5.5.4.4 Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible for under this Section 5.5 not be completed, or should Tenant not receive the Closure Letter (unless such governmental authority’s standard practices at the relevant time do not provide for such Closure Letter) and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, and Tenant’s failure to receive the Closure Letter is prohibiting Landlord from leasing the Premises or any part thereof to a third party, or prevents the occupancy or use of the Premises or any part thereof by a third party, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.5.

5.5.5 Confidentiality. Unless compelled to do so by applicable law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is required by Applicable Laws, it shall provide Landlord ten (10) days’ advance notice (or such shorter time as may be necessary due to applicable laws) of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers, lenders, assignees or subtenants, subject to any such parties’ written agreement to be bound by the terms of this Section 5.5.

5.5.6 Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof that are in Tenant’s possession or control. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials, unless to do so would expose Tenant to a claim of breach of nondisclosure obligation or be a violation of applicable law.

5.5.7 Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any applicable Environmental Laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.5.8 Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 5.5 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.5 have been completely performed and satisfied.

5.6 Premises Compliance with ADA. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 1210 I, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”), and Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold Landlord and its affiliates, employees, agents and contractors; and any lender, mortgagee or beneficiary (each, a “Lender” and, collectively with Landlord its partners and subpartners, and their respective officers, members, directors, shareholders, agents, property managers, employees and independent contractors, the “Landlord Indemnitees”) harmless from and against any demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements) incurred in investigating or resisting the same (collectively, “Claims”) arising out of any such failure of the Premises to comply with the ADA. Notwithstanding the foregoing or anything to the contrary in this Lease, Tenant’s foregoing indemnity obligations shall not apply to any liability arising from noncompliance of the Premises with the ADA where such noncompliance existed prior to the date of the Existing Sublease. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

5.7 Rules and Regulations, CC&Rs, Parking Facilities and Common Areas.

5.7.1 Tenant shall have the non-exclusive right, in common with others, to use the Common Areas, subject to the Rules and Regulations. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord (but such maintenance and operations must be consistent with Comparable Buildings) and the use thereof shall be subject to the Rules and Regulations, as Landlord may make from time to time, subject to Section 5.2.

5.7.2 This Lease is subject to any recorded covenants, conditions or restrictions on the Project or Property (the “CC&Rs”), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that any such amendments, restatements, supplements or modifications do not materially modify Tenant’s rights or obligations hereunder, or materially restrict or impair (other than for a reasonable, temporary period) Tenant’s access to the Premises or parking facilities. Tenant shall comply with the CC&Rs.

5.7.3 Tenant shall have a non-exclusive, irrevocable license to use throughout the Lease Term the number of unreserved parking passes set forth in Section 11 of the Summary in at such locations in the parking facilities serving the Building as may be determined by Landlord from time to time in common with the other occupants of the Building, on an unreserved basis at no cost to Tenant. Tenant shall use only such parking facilities to park Tenant’s vehicles. In no event shall Tenant park or store any items other than automotive vehicles at such parking facilities.

5.7.4 Tenant agrees not to unreasonably overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right to determine that parking facilities are becoming overcrowded and to limit Tenant’s use thereof in a non-discriminatory manner with respect to other tenants of the Project (and provided that Tenant still has the right to the number of unreserved parking passes set forth in Section 11 of the Summary). Landlord may reasonably allocate parking spaces among Tenant and other tenants of the Building or the Project and Tenant shall be entitled to use throughout the Lease Term the number of unreserved parking passes set forth in Section 11 of the Summary. Nothing in this Section, however, is intended to create an affirmative duty on Landlord’s part to monitor parking.

5.7.5 Landlord reserves the right to modify the Common Areas, including the right to add or remove exterior and interior landscaping and to subdivide real property, in accordance with the terms and conditions of this Lease. Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas. Landlord agrees to use commercially reasonable efforts to mitigate interference with Tenant’s use of and access to the Premises in connection with such closures, alterations or additions to the Common Areas.

5.8 Storage Facilities. [***].

6. SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services during the Lease Term.

6.1.1 HVAC. In accordance with the “Base Building” definition as provided in Section 1 of the Work Letter, the Building shall be equipped with a heating and air conditioning (“HVAC”) system serving the Premises (the “BB HVAC System”). Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide BB HVAC System service during the “HVAC System Hours” (defined below). Landlord will operate the BB HVAC System for the benefit of the Premises the hours of 8:00 A.M. to 6:00 P.M. on Monday through Friday (the “HVAC System Hours”). Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the BB HVAC System. If Tenant requires after-hours operation of the BB HVAC System (“Excess Hours”) and Tenant gives Landlord at least twenty-four (24) hours advance notice on a business day, then Landlord shall supply such HVAC to Tenant at Landlord’s actual cost (which shall be treated as Additional Rent, but not as an Operating Expense) on a zone-by-zone basis, including the cost of increased depreciation on the BB HVAC

System, but excluding the cost of electricity to the extent already paid for directly by Tenant, but including the electrical costs specified as follows; provided, however, if Tenant gives Landlord less than twenty-four (24) hours advance notice, Landlord will nevertheless endeavor to accommodate Tenant’s request so long as such shorter notice is given on a business day. Landlord shall reasonably and equitably allocate the portion of the electrical costs of the BB HVAC System attributable to Tenant’s use of the BB HVAC System for the Excess Hours to Tenant, and Tenant shall pay for the costs of such use along with the increased depreciation as set forth above, within thirty (30) days after demand, and as Additional Rent under this Lease (and not as part of the Operating Expenses) (the “Extra HVAC Costs”). Notwithstanding anything to the contrary contained in the foregoing, the HVAC Systems Hours shall not be applicable to the lab portions of the Premises (located on floors 10, 11 and 12); instead, Landlord shall operate the BB HVAC System as to the lab floors on a twenty-four (24) hours per day basis, and Tenant shall have the ability from within the Premises to access thermostats for controlling the temperature settings for the HVAC serving the lab floors of the Premises (it being understood that Tenant needs to operate the HVAC, and all other rooftop equipment exclusively serving the lab floors, outside of Building Hours and will run HVAC, and all other rooftop equipment exclusively serving the lab floors, 24 hours per day), and Tenant shall be liable for the Extra HVAC Costs.

6.1.2 Electricity. Landlord shall provide electrical wiring and facilities for connection to Tenant’s lighting and Tenant’s incidental use equipment as described in Schedule 2 to Exhibit B. Tenant shall not use combined electrical load for Tenant’s incidental use equipment and Tenant’s lighting fixtures in excess of its pro rata share of the capacity of the feeders, which electrical usage shall be subject to Applicable Laws, including Title 24. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises (Landlord, as part of Operating Expenses, will replace Building-standard lamps, starters and ballasts). Tenant shall reasonably cooperate with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the Building Systems. All electricity usage at the Project shall be monitored using separate submeters (the “Submetering Equipment”) which shall be (i) installed by Landlord or any tenant, for other tenant space in the Project, (ii) installed by Tenant for the Premises (not including the “Building Systems”, as that term is defined in Article 7 of this Lease), and (iii) installed by Landlord for the Common Areas and Building Systems. Tenant shall have no obligation to pay for any costs of electricity (including as part of Operating Expenses) shown on the Submetering Equipment described in item (i) above. Tenant shall be responsible to pay directly, and not as a part of Operating Expenses, for the cost of all electricity shown on the Submetering Equipment described in item (ii) above. The cost of all electricity shown on the Submetering Equipment described in item (iii) above (except to the extent included in the Extra HVAC Costs) shall be included in Operating Expenses. Tenant may audit Landlord’s readings of the Submetering Equipment and Landlord shall deliver reasonably detailed invoices to Tenant reflecting Landlord’s reading of the Submetering Equipment and resulting electricity costs.

6.1.3 Water and Sewer. Landlord shall cause water and sewer to be supplied to the regular Building outlets for drinking, lavatory and toilet purposes within the Building and for laboratory purposes within the Premises (to the extent consistent with usage volumes for life science tenants within Comparable Buildings). Landlord shall reasonably and equitably allocate the portion of such utilities attributable to Tenant’s direct use to Tenant, and Tenant shall pay for the costs of such direct use, within thirty (30) days after demand and as Additional Rent under this Lease (and not as part of the Operating Expenses), and other water and sewer costs shall be reasonably and equitably included as part of Operating Expenses, to the extent permitted by the terms of Section 4.2.4 above or charged directly to other tenants of the Project. If Landlord determines that Tenant may be using an amount of water in excess of its pro rata share, Landlord reserves the right to install submetering equipment, at Tenant’s expense, to monitor Tenant’s usage and bill Tenant for such usage. Landlord shall designate the utility providers from time to time.

6.1.4 Gas. Landlord shall cause gas to be supplied to the Project, and Tenant shall be entitled to its pro rata share of gas supplied to the Project. The portion of the gas used in connection with the Retail Space shall be separately submetered and paid for directly by such retail tenants. The cost of all other gas supplied to the Project shall be included in Operating Expenses. Landlord’s approval shall be required if Tenant desires gas service within the Premises. If Landlord approves such request, the cost of installing any equipment and lines necessary for such service shall be at Tenant’s sole cost and expense, including, without limitation, the cost of installing and maintaining submeters to monitor such gas usage within the Premises. Landlord will invoice Tenant periodically for such direct gas use as shown on such submeters (as a direct expense and not part of Operating Expenses) and Tenant shall be paid by it within fifteen (15) days following Landlord’s delivery of any such invoice to Tenant.

6.1.5 Janitorial. Landlord shall provide janitorial services for the Common Areas and exterior window washing services, in a manner consistent with the Comparable Buildings; but Landlord shall not provide janitorial services for the Premises. Tenant shall perform all janitorial services and other cleaning within the Premises in a manner consistent with the standards of other first-class, institutionally owned office/life science buildings in the City of San Francisco (“City”) using a janitorial contract approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (provided, however, Landlord hereby preapproves AC Janitorial Service and CW Maintenance as janitorial contractors that may be retained by Tenant). Without Landlord’s prior consent, Tenant shall not use (and upon notice from Landlord shall cease using) janitorial service providers who would, in Landlord’s reasonable and good faith judgment, disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Buildings or the Common Areas.

6.1.6 Elevator. Landlord shall provide non-attended automatic passenger elevator service during the building hours reasonably designated by Landlord (the “Building Hours”) and shall have one (1) elevator available serving each Building at all other times.

6.1.7 Loading Dock. Landlord shall provide use of the loading dock in the North Tower for deliveries to Tenant, provided that (i) Tenant shall schedule its use of such loading dock with Landlord at least 24 hours in advance (provided, however, in the event that Tenant has not given such advance notice, Tenant’s use of the loading dock shall be subject to the prior use thereof by users who have scheduled such use in advance), and (ii) use of the loading dock is limited to between 6:00 AM and 5:00 PM Monday through Friday (“Loading Dock Hours”), such hours subject to change upon written notice from Landlord; provided, however, if Tenant requests access to the loading dock outside of the Loading Dock Hours, Tenant shall pay Landlord an after-hours charge of $50 per visit for Landlord to engage its security personnel in connection with such loading dock access (such after-hours charge subject to adjustment by Landlord from time to time). The Loading Dock Hours shall not apply to Tenant’s initial move-in to the Premises and the loading dock shall be made available for Tenant’s initial move-in without charge; provided, that Tenant shall reasonably coordinate such initial move-in with Landlord.

6.1.8 Risers, Raceways, Shafts, Conduits. Subject to Landlord’s reasonable rules, regulations, and restrictions and the terms of this Lease, Landlord shall permit Tenant, at no additional charge to Tenant, to utilize the Building’s risers, raceways, shafts and conduit, provided that there is available space in the Building’s risers, raceways, shafts and/or conduit for Landlord’s reasonable use and reasonable use by the other tenants of the Project, which availability shall be determined by Landlord in Landlord’s sole discretion. Landlord shall have the right to re- route the planned location of Tenant’s cabling in such risers, raceways, shafts and conduit, as determined by Landlord in its reasonable discretion.

6.1.9 Access Control. The Building and Parking Facilities have an access-control system, including, without limitation, door access controls, lobby turnstiles and elevator access controls; provided however, the parties acknowledge that the North Lobby is open to the public, and access will not be restricted during general business hours. Landlord shall not be obligated to provide any other security equipment. Notwithstanding any provision to the contrary set forth in this Lease, in no case, shall Landlord be liable for personal injury or property damage for any lack of security in the Building or for any error with regard to the admission to or exclusion from the Buildings or Project of any person.

6.1.10 Security Personnel. Landlord shall provide on-site security services, including security personnel in the North Lobby and the Parking Facilities, consistent with the services provided by landlords at Comparable Buildings (the “Security Personnel”), the costs of which shall be included in Direct Expenses. In addition, (a) the Security Personnel shall be licensed and bonded and shall at all times maintain any and all required licenses or other governmental permits required in connection with any weapons carried by Security Personnel and/or the performance of its duties under this Lease and shall at all times conduct themselves in a manner consistent with a first class office and life sciences building project, (b) a commercially reasonable background check shall be performed on all Security Personnel, and (c) all of the Security Personnel shall be union labor and comply with the Mission Bay Requirements and the Underlying Documents.

6.1.11 Tenant’s Security System. Landlord hereby agrees that Tenant shall have the right to install a card key security system (“Tenant’s Security System”) in the Premises and Stairwells on the floors of the Premises and to connect such system to Landlord’s access-control system for the Project; provided that Tenant shall work with Landlord to connect Landlord’s existing access card keys for the Project to Tenant’s Security System, or, if such connection is not possible, shall provide Landlord with a reasonable number of card keys for Landlord’s access to the Buildings and/or the Premises pursuant to the terms of this Lease. Tenant’s Security System shall by subject to Landlord’s prior review and approval (not to be unreasonably withheld), and the installation thereof shall be deemed an Alteration and shall be performed pursuant to Article 8 of this Lease, below or shall be installed as an Improvement pursuant to the Work Letter. In addition, Tenant shall coordinate the selection, installation and operation of Tenant’s Security System with Landlord in order to ensure that Tenant’s Security System is compatible with the Building Systems and permits Landlord to identify any persons entering and exiting any Buildings, and Tenant shall not be entitled to install and/or operate the Tenant’s Security System if Tenant’s Security System does not comply with the foregoing. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the installation, monitoring, operation and removal of Tenant’s Security System.

6.1.12 Access. Subject to Applicable Laws and the other provisions of this Lease, and except in the event of an emergency, Tenant shall have access to the above utilities and the Buildings, the Premises and the Common Areas, other than common areas requiring access with a Building engineer, the Parking Facilities and freight elevator, if any, twenty-four (24) hours per day, seven (7) days per week, every day of the year; provided, however, that Tenant shall pay Landlord’s reasonable out-of-pocket costs that are incurred if Tenant uses the loading dock, mailroom and other limited-access areas of the Buildings during other than normal Building Hours.

6.1.13 Emergency Generator. The Base Building has one (1) non-exclusive emergency generator serving the North Complex, the Tenant’s pro rata share of which shall be available, on a non-exclusive basis, for connection to Tenant’s standby equipment and systems (each, a “Generator”). All connections (cables, cable trays, etc.) (the “Generator Facilities”) from such Generator to the Premises shall be located in areas approved by Landlord, in its sole discretion, and shall comply with Applicable Laws. Commencing on the date that Tenant first connects the Generator Facilities to a Generator, as reasonably determined by Landlord, Tenant shall reimburse Landlord within thirty (30) days of request, as Additional Rent, Tenant’s pro rata share (based on Tenant’s use of such Generator and use of such Generator by other parties, as reasonably determined by Landlord based on the respective connections to such Generator (not the respective rentable square footage of any space leased in the Project by such users)), of all costs and expenses incurred by Landlord as a result of or in connection with operation, use, repairs, and maintenance of such Generator, including costs for fuel, and depreciation (as reasonably determined by Landlord). Tenant acknowledges that Landlord shall not be liable for any damage that may occur with respect to a Generator.

6.1.14 Mailroom. Tenant shall have no access rights to any of the other tenant’s mailrooms located in the Complex. Tenant shall have reasonable access rights to the USPS mailroom serving the entire Complex. Tenant shall be solely responsible for collecting deliveries from the loading dock in the North Tower (such loading dock access shall be subject to Section 6.1.7 above).

6.2 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise (except as specifically set forth in this Section 6.2 below), for failure to furnish or delay in furnishing any service (including telephone and telecommunication services and Generator service), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Buildings or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever (other than the gross negligence or willful misconduct of Landlord, its employees or agents), by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall, except if caused by the gross negligence or willful misconduct of Landlord, its employees or agents, never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent (except as specifically set forth in this Section 6.2 of this Lease) or performing any of its obligations under this Lease. Notwithstanding anything to the contrary contained in the foregoing, in the event that there shall be an interruption, curtailment or suspension of any service required to be provided by Landlord pursuant to Section 6.1 (and no reasonably equivalent alternative service or supply is provided by Landlord) that shall materially interfere with Tenant’s use and enjoyment of a material portion of the Premises, and Tenant actually ceases to use the affected portion of the Premises (any such event, a “Service Interruption”), and if (i) such Service Interruption shall continue for six (6) consecutive business days following receipt by Landlord of written notice from Tenant describing such Service Interruption (the “Service Interruption Notice”), and (ii) such Service Interruption shall not have been caused, in whole or in part, by reasons beyond Landlord’s reasonable control or by an act or omission in violation of this Lease by any Tenant Party or by any negligence of Tenant any Tenant

Parties, (a Service Interruption that satisfies the foregoing conditions being referred to hereinafter as a “Material Service Interruption”) then, as liquidated damages and Tenant’s sole remedy at law or equity, Tenant shall be entitled to an equitable abatement of Base Rent and Tenant’s Share of Direct Expenses, based on the nature and duration of the Material Service Interruption, the area of the Premises affected, and the then current Rent amounts, for the period that shall begin on the commencement of such Material Service Interruption and that shall end on the day such Material Service Interruption shall cease. To the extent a Material Service Interruption is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the provisions of this paragraph shall not apply.

6.3 Use of Shafts and Utility Connections. Landlord shall have reasonable access, and shall be entitled to allow other tenants of the Buildings, if any, reasonable access, through existing Building shafts to other portions of the Buildings (including the roof, mechanical floors and tenant spaces (including the Premises)), or to utility connections outside the Buildings, for the installation, repair, and maintenance of ducts, pipes, connections, and equipment for cables, conduits, transmitters, receivers, and other office, computer, communications and word and data processing equipment and facilities, including any technological devices not yet developed, whether similar or dissimilar to the foregoing, which may hereafter become necessary or desirable for any permitted use of the Project; provided, however, that to the extent such shafts or utility connections are located within the Premises, such access shall not materially and unreasonably interfere with Tenant’s occupancy of the Premises (Landlord’s efforts in such regard will include, where reasonably possible, limiting the performance of any such work which might be disruptive to weekends or the evening and the cleaning of any work area prior to the commencement of the next business day). To the extent that Landlord installs, maintains, uses, repairs or replaces pipes, cables, ductwork, conduits, utility lines, and/or wires through hung ceiling space, exterior perimeter walls and column space, adjacent to and in demising partitions and columns, in or beneath the floor slab or above, below, or through the Premises, then in the course of making any such installation or repair: (x) Landlord shall not reduce Tenant’s usable space, except to a de minimus extent, if the same are not installed behind existing walls or ceilings; (y) Landlord shall box in any of the same installed adjacent to existing walls with construction materials substantially similar to those existing in the affected area(s) of the Premises; and (z) Landlord shall repair all damage caused by the same and restore such area(s) of the Premises to substantially the condition existing immediately prior to such work. The terms of this Section 6.3 shall be subject to the terms of Section 29.32 below.

6.4 Supplemental HVAC. Subject to Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right to install a supplemental HVAC equipment serving all or any portion of the Premises (“Supplemental HVAC Equipment”). Any Supplemental HVAC Equipment shall be installed pursuant to the terms of Article 8 or the Work Letter, if installed as part of the initial Improvements, and shall be deemed an Alteration (or Improvement, as applicable) for purposes of this Lease; provided, however, it shall be deemed reasonable for Landlord to withhold its approval to the extent any such installation would void the warranties of any Building systems or equipment, interfere with other tenant’s systems or equipment, or materially interfere with, or materially increase the cost of, Landlord’s maintenance or operation of the Project, unless Tenant agrees to pay for such increased costs, or if any such installation would violate Applicable Laws or the Mission Bay Requirements or the Underlying Documents (as that term is defined in Section 24.4 below). Tenant shall bear all costs of the equipment, and all costs of installation and removal thereof.

7. REPAIRS

7.1 Landlord’s Repair Obligations. Landlord shall at all times during the Lease Term maintain in good condition and operating order and in a manner reasonably commensurate with the maintenance standards of owners of Comparable Buildings, the structural portions of the Buildings, including, without limitation, the foundation, exterior walls, the structural portions of the floors (including the floor slabs), ceilings, roof, columns, beams, shafts, stairs, stairwells, escalators, elevators, base building restrooms and all Common Areas (collectively, the “Building Structure”), and the Base Building mechanical, electrical, life safety, plumbing, sprinkler, security and HVAC systems installed or furnished by Landlord (collectively, the “Building Systems”); provided, however, if any repairs to the foregoing are required due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. In addition, Landlord shall use commercially reasonable efforts, at all times during the Lease Term, to cause the Building Systems to perform in accordance with the design specifications for such equipment. Except as specifically set forth in this Lease to the contrary, Tenant shall not be required to repair the

Building Structure and/or the Building Systems, except to the extent required because of Tenant’s use of the Premises for other than the Permitted Use; provided, however, that Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith.

7.2 Tenant’s Repair Obligations. Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures, furnishings, and systems and equipment within the Premises, and any of Tenant’s improvements, property or equipment located outside of the Premises if permitted by Landlord in its sole discretion (such items located outside of the Premises, if any, are, collectively, “Tenant’s Off-Premises Equipment”), in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, [but under the reasonable supervision and subject to the prior reasonable approval of Landlord to the extent (i) the cost of such repairs are reasonably expected to exceed $25,000.00, (ii) such repairs will affect the Building Structure, Building Systems or equipment, or (iii) such repairs may disturb any other tenants or occupants of the Building], and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear and casualty; provided however, that if Tenant fails to make such repairs within applicable notice and cure periods, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof sufficient to reimburse Landlord for all overhead, general conditions and other costs or expenses arising from Landlord’s involvement with such repairs and replacements plus a management fee of [***] of such cost within twenty (20) days after being billed for same. Without limitation, Tenant shall be responsible for electrical, plumbing, heating, ventilating and air-conditioning systems and other utility services either located within the Premises or serving solely the Premises and located outside of the Premises from the Building connection point to the Premises (but only to the extent serving Tenant exclusively) (e.g., any Supplemental HVAC Equipment), and Tenant shall secure, pay for, and keep in force contracts with appropriate and reputable service companies reasonably approved by Landlord providing for the regular maintenance of such systems. Subject to the terms of Article 27 below, Landlord may, but shall not be required to, enter the Premises at all reasonable times and upon reasonable prior notice to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Premises as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. Tenant’s obligation hereunder shall include maintenance and repair of all telecommunications wire and cabling with the Building’s network cabling exclusively serving the Premises.

7.3 Tenant/Landlord Maintenance Responsibility Matrix. To clarify the respective obligations of Tenant and Landlord with respect to maintenance and repair under this Lease, the matrix attached hereto as Exhibit 7.3 sets forth the respective obligations of Tenant and Landlord with respect to the mechanical systems of the Building and other Building Systems and Tenant installed systems identified therein.

8. ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing, HVAC facilities or other utility or Building systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than twenty (20) business days prior to the commencement thereof. Landlord shall not unreasonably withhold or delay its consent to any proposed nonstructural Alterations, provided that such Alterations (1) are not visible from the outside of the Building, (2) do not affect the use of or require access to any part of the Building other than the Premises, (3) do not do not violate any certificate of occupancy for the Building or any other permits or licenses relating to the Project, (4) do not adversely affect any service required to be furnished to Tenant or to any other tenant or occupant of the Building, (5) do not affect any Building systems or Common Areas, (6) do not reduce the value or utility of the Building, (7) do not consist of painting the underside or top of the structure slab, and (8) otherwise comply with the Rules and Regulations and this Article 8. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations (i) are purely cosmetic in nature (such as painting, carpeting and the like), (ii) do not affect the Building Structure, Building systems or equipment, (iii) don not require a building or construction permit, (iv) are not visible from the exterior of the Building, (v) do not consist of painting the underside or top of the structure slab, and (vi) cost less than $175,000.00 for a particular job of work. For the sake of clarity, the construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8

Prior to commencing any Alterations affecting air distribution or disbursement from MEP or other systems serving Tenant or the Building, including without limitation the installation of Tenant’s exhaust systems, Tenant shall provide Landlord with a third party report from a consultant, and in a form reasonably acceptable to Landlord, showing that such work will not adversely affect the ventilation systems or air quality of the Building (or of any other tenant in the Building) and shall, upon completion of such work, provide Landlord with a certification reasonably satisfactory to Landlord from such consultant confirming that no such adverse effects have resulted from such work.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and the requirement that upon Landlord’s request at the time Landlord approves said Alterations (subject to the terms of Section 8.5 below), Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all Applicable Laws and, where required by Applicable Law, pursuant to a valid building permit, issued by the City, all in conformance with Landlord’s construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall mean the Building Structure, the Building Systems, including the Building Systems on the floor or floors on which the Premises is located as well as the Common Areas. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Upon completion of any Alterations (or repairs), Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Project is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall deliver to Landlord final lien waivers from all contractors, subcontractors, design professionals, service providers, suppliers and materialmen who performed such work and whose labor, supplies or services give rise to a lien under California law. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant shall deliver to the Project management office a reproducible copy of the “as built” drawings of the Alterations in CAD format as well as copies of all permits, approvals and other documents issued by any governmental agency in connection with the Alterations, if applicable.

8.3 Payment for Improvements. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost thereof sufficient to reimburse Landlord for all overhead, general conditions and other costs or expenses arising from Landlord’s involvement with such repairs and replacements plus a management fee of [***] of such cost. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of any proposed Alterations. If payment is made directly to contractors, Tenant shall, at Tenant’s cost, comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors. For purposes of determining the cost of an Alteration, work done in phases or stages shall be considered part of the same Alteration, and any Alteration shall be deemed to include all trades and materials involved in accomplishing a particular result.

(i) Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or Tenant’s general contractor carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In connection with any Alterations, Tenant shall cause any architect and engineer to carry professional liability insurance with limits of not less than $2,000,000 per claim and in the annual aggregate covering professional services performed by the respective party, and such coverage must be maintained for the greatest period under which a claim may be properly asserted under the applicable statute of limitations or repose. In addition, Tenant’s contractors and subcontractors shall be required to carry Commercial General Liability Insurance in an amount approved by Landlord and otherwise in accordance with the requirements of Article 10 of this Lease and such general liability insurance shall name the Landlord Parties (as defined below) as additional insureds. Landlord may, in its discretion, require Tenant to obtain and record a statutory form of lien bond, or obtain performance and payment bonds, or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee, in each case in form and substance reasonably satisfactory to Landlord (to the extent that the cost of the work shall exceed $100,000). In addition, Tenant’s contractors and subcontractors shall be required to carry workers compensation insurance with a waiver of subrogation in favor of Landlord Parties.

8.4 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord [other than Tenant’s trade fixtures and moveable equipment paid for solely by Tenant and capable of being removed without damage to the Premises (or, if damage is likely to occur, that Tenant will be able to repair and fully restore] and remain in place at the Premises following the expiration or earlier termination of this Lease. Notwithstanding the foregoing to the contrary, if requested by Tenant when procuring Landlord’s consent to any Alterations in accordance with Section 8.1 above, Landlord will, by written notice to Tenant give Tenant notice as to whether Landlord will (or reserves the right to) require Tenant, at Tenant’s expense, to remove any Alterations and/or improvements and/or systems within the Premises (excluding the Tenant Improvements) and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. If Tenant fails to complete any such removal and/or to repair any damage caused by the removal of any Alterations and/or systems and equipment in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the actual and reasonable cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises (except to the extent resulting from the gross negligence or willful misconduct of Landlord or any of the Landlord Parties), which obligations of Tenant shall survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to remove any of the Tenant Improvements upon the expiration or earlier termination of this Lease.

9. COVENANT AGAINST LIENS

Tenant shall keep the Project, the Building and Premises free from any liens or encumbrances arising out of the work performed, materials or services furnished or obligations incurred by or on behalf of Tenant (which expressly excludes the Landlord Work), and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any work, services or obligations related to the Premises giving rise to any such liens or encumbrances (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then Applicable Laws). Tenant shall remove any such lien or encumbrance by statutory lien bond or otherwise within ten (10) business days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid all be deemed Additional Rent under this Lease payable within thirty (30) days after demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Project, Buildings or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.

10. INSURANCE

10.1 Indemnification and Waiver. Except to the extent arising from the negligence or willful misconduct of Landlord or any Landlord Parties (defined below) but subject to this Section 10.1, to the maximum extent permitted pursuant to Applicable Laws, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, the Bicycle Storage Area and any of Tenant’s Off-Premises Equipment from any cause whatsoever

(including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that, to the extent permitted pursuant to Applicable Laws, Landlord, its lenders, partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except to the extent resulting from the gross negligence or willful misconduct of Landlord or any of the Landlord Parties. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys’ fees) during the Lease Term, or any period of Tenant’s occupancy of the Premises prior to the commencement or after the expiration of the Lease Term, incurred in connection with or arising from (i) any cause in, on or about the Premises, the Bicycle Storage Area or Tenant’s Off-Premises Equipment (including, but not limited to, a slip and fall), provided that the terms of the foregoing indemnity shall not apply to the extent of any gross negligence or willful misconduct of Landlord or any of the Landlord Parties, (ii) any negligent acts or omissions of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project (including without limitation on account of Tenant’s use of the Bicycle Storage Area and any of Tenant’s Off-Premises Equipment/Special Systems), or (iii) any breach of the terms of this Lease by Tenant, either prior to, during, or after the expiration of the Lease Term. Should Landlord be named as a defendant in any suit brought against Tenant for which Tenant’s indemnity obligation is applicable, Tenant shall pay to Landlord its reasonable and actual out-of-pocket costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease. Subject to this Section 10.1, Landlord hereby indemnifies and agrees to defend, save and hold Tenant and its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors harmless from and against any and all claims for injury or death to persons or damage to property to the extent resulting from the negligent acts or omissions of Landlord or any Landlord Parties. Should Tenant be named as a defendant in any suit brought against Landlord for which Landlord’s indemnity obligation is applicable, Landlord shall pay to Tenant its reasonable and actual out-of-pocket costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. Notwithstanding anything to the contrary set forth in this Lease, either party’s agreement to indemnify the other party as set forth in this Section 10.1 shall be ineffective to the extent the matters for which the indemnitor agreed to indemnify the indemnitee are covered by insurance required to be carried by the indemnitee pursuant to this Lease (or would have been covered had the indemnitee carried the insurance required). Further, Tenant’s agreement to indemnify Landlord and Landlord’s agreement to indemnify Tenant pursuant to this Section 10.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover, or if carried, would have covered the matters, subject to the parties’ respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 Tenant’s Compliance With Landlord’s Property Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises for any purpose other than the Permitted Use causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

10.3.1 Commercial General Liability Insurance on an ISO CG 00 01 occurrence form covering the insured against claims of bodily injury, personal and advertising injury and property damage (including loss of use thereof) arising out of Tenant’s operations, products/completed operations, and contractual liability including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease (including products and completed operations coverage) for limits of liability of not less than those set forth below, which may be accomplished by any combination of primary and excess layers, provided the umbrella sits excess to the underlying commercial generally liability, automobile liability, and employer’s liability insurance. Such insurance shall be written on an “occurrence” basis. Landlord and any other party the Landlord so specifies that has a material financial interest in the Project, including Landlord’s managing agent, ground lessor and/or lender, if any, shall be named as additional insureds as their interests may appear using Insurance Service Organization’s form CG2011 or a comparable form approved by Landlord. The coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations. Limits of liability insurance shall not be less than the following (provided, however, such limits may be achieved through the use of an umbrella/excess policy):

Bodily Injury and Property Damage Liability	$11,000,000 each occurrence $11,000,000 annual aggregate
Personal Injury and Advertising Liability	$11,000,000 each occurrence $11,000,000 annual aggregate 0% Insured’s participation
Tenant Legal Liability/Damage to Rented Premises Liability	$10,000,000

10.3.2 Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, and (ii) the Tenant Improvements described in Exhibit 1.1.1-2 and any other tenant improvements that exist in the Premises (excluding the Base Building) as of the Lease Commencement Date (the “Original Improvements”). Such insurance shall be written on a Special Form basis, for the full replacement cost value (subject to reasonable deductible amounts) new, without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for (a) all perils included in the CP 10 30 04 02 Coverage Special Form, (b) water damage from any cause whatsoever, including, but not limited to, sprinkler leakage, bursting, leaking or stoppage of any pipes, explosion, and backup or overflow from sewers or drains, (c) terrorism (to the extent such terrorism insurance is available as a result of the Terrorism Risk Insurance Act of 2002 (Pub. L. 107-297, 116 Stat. 2322), the Terrorism Risk Insurance Program Reauthorization Act of 2005 (Pub. l. 109-144), and the Terrorism Risk Insurance Program Reauthorization Act of 2007 (Pub. L. 110-160, 121 Stat. 183), any successor statute or regulation, or is otherwise available at commercially reasonable rates) and (d) earthquake insurance. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion. Notwithstanding the foregoing, Tenant may elect to self-insure terrorism and earthquake insurance required in this Section 10.3.1 and self-insurance shall not reduce the coverage amounts required to be maintained by Tenant hereunder and any self-insured amount shall be deemed to contain all of the terms and conditions applicable to the insurance required in this Lease, including, without limitation, full waiver of subrogation in favor of Landlord.

10.3.3 Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings and continuing expenses, including rent, attributable to the risks outlined in Section 10.3.2 above with a three hundred and sixty-five (365) day extended period of indemnity.

10.3.4 Worker’s Compensation and Employer’s Liability with limits not less than $1,000,000 each accident; $1,000,000 disease – each employee; and $1,000,000 disease policy limit with minimum limits of not less than $1,000,000 each accident/employee/disease or other similar insurance pursuant to all applicable state and local statutes and regulations. The policy will include a waiver of subrogation in favor of the Landlord Parties.

10.3.5 Environmental/Pollution Liability Insurance. Tenant shall procure and maintain during the Lease Term and for no fewer than three (3) years thereafter, a stand-alone (covering pollution conditions at and migrating from the Project and/or the Project) pollution legal liability insurance policy covering all environmental risks of Tenant’s business for claims relating to clean-up, bodily injury, and property damage, with limits of not less than Ten Million Dollars ($10,000,000.00) per claim and Ten Million Dollars ($10,000,000.00) in the aggregate, with respect to environmental contamination and pollution caused or made worse by Tenant. Such coverage shall have no exclusions for medical, special or biohazardous waste, mold, microbial matter, bacteria, viruses, fungi, infectious disease, or for any materials, solutions, solid, liquid or gas and/or particles expected to be handled and/or generated by Tenant Parties in the course of Tenant’s operations and occupancy of the Premises. Such policy shall include (i) full terrorism coverage (whether considered certified or non-certified acts), (ii) coverage for any underground storage tanks and/or above-ground storage tanks, where applicable, and (iii) coverage for radioactive materials if such materials are part of Tenant’s operations; and (iv) that this Lease and the indemnification requirements herein are included and scheduled as a lease contract on the pollution legal liability policy. In the event of any environmental/pollution condition arising from Tenant’s occupancy or operations at the Premises, Tenant shall immediately notify Landlord. Tenant’s environmental/pollution liability insurance shall be maintained for a period not less than ten (10) years after expiration of this Agreement or such greater time provided by the statute of limitation and/or repose.

10.3.6 Commercial automobile liability insurance covering all Owned (if any), Hired, or Non- owned vehicles with limits not less than $1,000,000 combined single limit for bodily injury and property damage.

10.3.7 Intentionally Omitted.

10.3.8 Contractor and Vendor Insurance. In addition to the insurance Tenant is required to maintain under this Lease, if Tenant hires or brings a contractor or vendor onto the Premises or Building to perform or provide any services or products, Tenant shall have a written agreement with vendor whereby vendor will be required to carry Commercial General Liability insurance (subject to minimum limits of $1,000,000 per occurrence, $2,000,000 in the general aggregate), $2,000,000 products completed operations, and the same insurance coverages required of Tenant herein for Auto (if applicable) and Worker’s Compensation and Employer’s Liability insurance; provided, however, Landlord reserves the right to require greater coverage limitations for contractors pursuant to Section 8.4 above. Tenant shall cause written agreement to require each vendor to provide true and complete copies of all insurance policies and endorsements to Tenant promptly after Tenant’s request, and Tenant shall deliver the same to Landlord prior to entry onto the Premises by such vendors. Tenant shall also require that such vendors’ insurance will meet same additional terms as required of Tenant herein with regards to adding Additional Insureds as additional insureds.

Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant’s property, business operations or obligations under this Lease.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Landlord, its subsidiaries and affiliates, Landlord’s property and/or development manager and any other party Landlord so specifies, shall be named as an additional insured under the policies listed in Sections 10.3.1, 10.3.2 and 10.3.3 using Insurance Service Organization’s form CG2011 or a comparable form approved by Landlord. All insurance policies required to be maintained by Tenant shall (i) cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (ii) be issued by an insurance company having a rating of not less than A:VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iii) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; (iv) be in form and content reasonably acceptable to Landlord (Tenant shall provide full and complete copies of any policies that Landlord reasonably requests); and (v) provide that said insurer shall endeavor to provide written notice to Landlord and any mortgagee of Landlord, to the extent such names are furnished to Tenant prior to the cancellation of such policy. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the earlier to occur of (A) the Lease Commencement Date, and (B) the date upon which Tenant is first provided access to the Premises, and at least ten (10) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate within ten (10) days after written notice from Landlord, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5 Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies specify now or shall specify that the waiver of subrogation shall not affect the right of the insured to recover thereunder. Tenant will cause all subtenants and licensees of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Section 10.5 and to obtain such waiver of subrogation rights endorsements. If either party hereto fails to maintain the waivers set forth in items (i) and (ii) above, the party not maintaining the requisite waivers shall indemnify, defend, protect, and hold harmless the other party for, from and against any and all Losses arising out of, resulting from, or relating to, such failure.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of insurance and such additional coverages as Landlord may reasonably require; provided, however, that (a) in no event shall such new or increased amounts or types of insurance exceed that required of comparable tenants by landlords of the Comparable Buildings and (b) Landlord shall not have the right to require that Tenant adjust its insurance coverage more than once in any twenty-four (24) month period, and not during the initial twenty-four (24) months of the Lease Term.

10.7 Landlord’s Fire and Casualty Insurance. Landlord shall insure the Buildings during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Landlord shall also carry rental loss insurance. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Project or the ground or underlying lessors of the Project, or any portion thereof. Notwithstanding the foregoing provisions of this Section 10.7, the coverage and amounts of insurance carried by Landlord in connection with the Buildings shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings (provided that in no event shall Landlord be required to carry earthquake insurance). Tenant shall, at Tenant’s expense, promptly following notice, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

11. DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord will, as soon as reasonably possible following the date of the damage, deliver to Tenant an estimate of the time necessary to repair the damage in question such that the Premises may be used by and accessible to Tenant and the Buildings and Common Areas operable in a manner consistent with the operation prior to such damage; such notice will be based upon the review and opinions of Landlord’s architect and contractor (“Landlord’s Completion Notice”). Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore such Common Areas and the Premises to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord delivered on or before the date that is ninety (90) days after the date of the damage, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3.2(ii) of this Lease, and Landlord shall repair any injury or damage to the Improvements and the Original Improvements and shall return such Improvements and Original Improvements to their original condition (any such work will be competitively bid by Landlord to ensure that Landlord receives commercially reasonable pricing for the performance of such work so that, to the extent reasonably possible, the cost of such work does not unnecessarily exceed the proceeds of Tenant’s insurance); provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the portion of the cost of such repairs which is not so covered by Tenant’s insurance proceeds shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within ninety (90) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Improvements and the Original Improvements installed in the Premises and shall return such Improvements and Original Improvements to their original condition, or an alternate condition described by Tenant (but subject to Landlord’s prior written approval). Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto (it being acknowledged that the cost to prepare such plans may be paid for out of the applicable insurance proceeds received by Tenant), and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the Permitted Use bears to the total rentable square feet of the Premises; provided, further, however, that if the damage or destruction is due to the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand, not to materially exceed the levels of deductibles for such insurance then maintained by owners of Comparable Buildings). In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within ninety (90) days after the date of discovery of the damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within eighteen (18) months after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) more than One Million Dollars ($1,000,000.00) of the cost of repair of such damage is not fully covered by Landlord’s insurance policies (unless such shortfall is a result of Landlord’s failure to maintain the insurance that Landlord is required to maintain pursuant to Section 10.7 below); (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term; provided, however, that if such fire or other casualty shall have damaged the Premises or a portion thereof or Common Areas necessary to Tenant’s occupancy and as a result of such damage the Premises is unfit for occupancy, and provided that Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and either (a) the repairs cannot, in the reasonable opinion of Landlord’s contractor, as set forth in Landlord’s Completion Notice, be completed within eighteen (18) months after being commenced, or (b) the damage occurs during the last twelve (12) months of the Lease Term and will reasonably require in excess of ninety (90) days to repair, Tenant may elect, no earlier than sixty (60) days after Tenant’s receipt of the Landlord’s Completion Notice and not later than ninety (90) days after the date of Tenant’s receipt of the Landlord’s Completion Notice, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. In addition, if such restoration is not substantially complete on or before the later of (i) the date that occurs eighteen (18) months after the date of discovery of the damage, and (ii) the date that occurs ninety (90) days after the expiration of the estimated period of time to substantially complete such restoration, as set forth in Landlord’s Completion Notice (the “Outside Restoration Date”), then Tenant shall have the additional right during the first ten (10) business days of each calendar month following the Outside Restoration Date until such repairs are complete, to terminate this Lease by delivery of written notice to Landlord (the “Damage Termination Notice”), which termination shall be effective on a date specified by Tenant in such Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days, nor greater than thirty (30) days, following the date such Damage Termination Notice was delivered to Landlord. In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under subsections (ii) and (iii) of Section 10.3.2 of this Lease.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

12. NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. No payment of Rent by Tenant after a breach by Landlord shall be deemed a waiver of any breach by Landlord.

13. CONDEMNATION

If the whole or substantially all of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if all reasonable access to the Building is so taken or condemned, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority; provided, however, that Landlord shall only have the right to terminate this Lease as provided above if Landlord terminates the leases of all other tenants in the Building, if any, similarly affected by the taking and provided further that to the extent that the Premises is not adversely affected by such taking and Landlord continues to operate the Building as office building and/or life sciences building, Landlord may not terminate this Lease. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of twelve (12) months or less, and provided that such temporary taking does not materially preclude or unreasonably diminish Tenant’s ability to conduct business from the Premises, then this Lease shall not terminate but the Base Rent and Tenant’s Share of Direct Expenses shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking, provided, however, that Tenant shall be entitled to a share of the award for any loss of fixtures and improvements and for moving and other reasonable expenses that do not otherwise reduce Landlord’s recovery. If this Lease does not terminate on account of any such eminent domain or condemnation proceeding, then Landlord shall, to the extent practicable, restore the affected area of the Premises, Building or Project. In no event shall Landlord have any obligation to undertake restoration on account of any condemnation or eminent domain proceeding except to the extent of the award actually received by Landlord. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of twelve (12) months or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

14. ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord (except in connection with a Permitted Transfer [as that term is defined in Section 14.8 below]), assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than fifteen (15) days nor more than two hundred seventy (270) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee, (v) any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, which information is requested within five (5) business days following Tenant’s submission to Landlord of the items described in clauses (i), (ii), (iii), (iv) and (vi) of this Section 14.1, and (vi) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit 17. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, not to exceed $5,000 in total, within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed sublet of the Subject Space or assignment of this Lease on the terms specified in the Transfer Notice and shall grant or withhold such consent within fifteen (15) days following the date upon which Landlord receives a “complete” Transfer Notice from Tenant (i.e., a Transfer Notice that includes all documents and information required pursuant to Section 14.1 of this Lease). ). If Landlord fails to respond within such fifteen (15) day period, Tenant may send a written “reminder notice”. If Landlord fails to respond to such request within five (5) Business Days after delivery of the “reminder notice”, then such nonresponse shall be deemed Landlord’s approval of such Transfer request. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed sublet or assignment where one or more of the following apply:

14.2.1 The Transferee is, in Landlord’s commercially reasonable business judgment, of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is a Tax-Exempt Entity (as defined in Exhibit 4.4.3 attached hereto), unless such Transferee, at no cost to Landlord, complies with and satisfies all of the applicable Mission Bay Requirements relating to a Transfer to a Tax-Exempt Entity as set forth in Exhibit 4.4.3 attached hereto, to the extent that Landlord continues to be subject to such requirements at the time of such Transfer;

14.2.5 The Transferee is not, in Landlord’s commercially reasonable business judgment, a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.6 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, is actively negotiating with Landlord or has negotiated with Landlord during the four (4) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project and there is space in the Project then available, or will be available timely, for such Transferee within the Project.

14.2.8 In Landlord’s reasonable determination, the sub-rent, additional rent or other amounts received or accrued by Tenant from subleasing, assigning or otherwise Transferring all or any portion of the Premises is based on the income or profits of any person, or the assignment or sublease could cause any portion of the amounts received by Landlord pursuant to this Lease to fail to qualify as “rents from real property” within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”), or any similar or successor provision thereto or which would cause any other income of Landlord to fail to qualify as income described in section 856(c)(2) of the Code.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has withheld or delayed its consent in violation of this Section 14.2 or otherwise has breached its obligations under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all Losses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.

14.3 Transfer Premium. If Landlord consents to a Transfer constituting an assignment of the Lease or a sublease of the Premises, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium”, as that term is defined in this Section 14.3, received by Tenant from such Transferee (other than any Permitted Transferee). “Transfer Premium” shall mean all rent, additional rent or other consideration received by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable third party expenses incurred by Tenant for (i) any design and construction costs incurred on account of changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent and tenant improvement allowances reasonably provided to the Transferee in connection with the Transfer (provided that such free rent and tenant improvement allowances shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), (iii) any brokerage commissions and marketing costs in connection with the Transfer, and (iv) legal fees and disbursements reasonably incurred in connection with the Transfer (collectively, “Tenant’s Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, any lump sum payment, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture (other than Tenant Improvements and Alterations) transferred by Tenant to Transferee in connection with such Transfer. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer. No Transfer Premium shall be payable in connection with any Permitted Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer involving either (1) more than two (2) full floors of the Premises for a term that is either (i) more than five (5) years, or (ii) extends into any portion of the final three (3) years of the Lease Term, or (2) at least one (1) full floor at any time within the final three (3) years of the Lease Term, Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant (a “Recapture Notice”) within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of six (6) months (the “Six-Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Six Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Six-Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Six-Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer of the Contemplated Transfer Space, as provided above in this Section 14.4. Notwithstanding the foregoing to the contrary, Tenant may, within ten (10) days following receipt of any Recapture Notice, rescind the Intention to Transfer Notice (and thereby negate the recapture of the Contemplated Transfer Space) to which it applies provided that Tenant does not proceed with the contemplated Transfer giving rise to the applicable Intention to Transfer Notice.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times and upon reasonable prior notice to audit the books, records and papers of Tenant relating to any Transfer at Tenant’s office, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

14.6 Sublease/Transfer Restrictions. Notwithstanding anything contained herein to the contrary and without limiting the generality of Section 14.1 above, Tenant shall not: (a) sublet all or part of the Premises or assign or otherwise Transfer this Lease on any basis such that the rental or other amounts to be paid by the subtenant or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the subtenant or assignee; (b) sublet all or part of the Premises or assign this Lease to any person or entity in which, under Section 856(d)(2)(B) of the Code, Longfellow Atlantic REIT, Inc., a Delaware corporation (the “Company”), or any affiliate of the Company owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d) (5) of the Code), a ten percent (10%) or greater interest; or (c) sublet all or part of the Premises or assign this Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant hereto or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c) (2) of the Code. The requirements of this Section 14.4 shall likewise apply to any further subleasing, assignment or other Transfer by any subtenant or assignee. All references herein to Section 856 of the Code also shall refer to any amendments thereof or successor provisions thereto.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to (and each sublease shall provide Landlord with the ability to): (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease beyond any applicable notice and cure periods, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or beneficial interests (partnership, stock or other) of Tenant, (iii) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant (or a transaction where Tenant is the surviving corporation of the merger), or (iv) or any other transfer of Tenant’s stock, on a nationally- recognized stock exchange (any of the foregoing, a “Permitted Transferee”), shall not be deemed a Transfer under this Article 14, provided that (A) except in the case of clause (i) above, Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, (B) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (C) with respect to clause (i), such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, and (D) with respect to an assignment to a Permitted Transferee or a Transfer pursuant to clauses (i), (ii) or (iii) above, the resulting Tenant under this Lease shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Tenant on the day that is [three (3)] months prior to the effective date of such assignment or sublease. An assignee of Tenant’s entire interest that is also a Permitted Transferee may also be known as a “Permitted Assignee”. “Control”, as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity and the ability to direct the day-to-day affairs of such person or entity. No such permitted assignment or subletting or other Transfer permitted with or without Landlord’s consent pursuant to this Article 14 shall serve to release Tenant from any of its obligations under this Lease. Landlord acknowledges that, as of the date hereof, Tenant’s stock is traded on a public exchange (NASDAQ: VIR). For the avoidance of doubt, so long as Tenant’s stock is traded on a public exchange, no sale, buy-back, split or other transfer whatsoever of Tenant’s stock shall be deemed a “Transfer” under this Lease.

15. SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all Alterations that Tenant is required to remove in accordance with Section 8.3 of this Lease, any debris and rubbish, and such items of furniture, equipment, free- standing cabinet work, movable partitions and other articles of personal property, including all Lines, owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant (collectively, “Tenant’s Property”), as Landlord may, in its sole discretion, require to be removed (provided that Tenant, in its sole discretion, may remove all of Tenant’s personal property and trade fixtures, at any time, regardless of any such election by Landlord), and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Tenant’s personal property includes only those items that are not built into the Premises and that have not been constructed or installed by Landlord.

15.3 Environmental Assessment. Prior to the expiration of the Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises, in each case that has carried, released or otherwise been exposed to any Hazardous Materials due to Tenant’s use or occupancy of the Premises, and shall otherwise clean the Premises so as to permit the Environmental Assessment called for by this Section 15.3 to be issued. Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report (an “Environmental Assessment”) addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer or industrial hygienist that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of the Premises and shall state, to Landlord’s reasonable satisfaction, that (a) the Hazardous Materials described in the first sentence of this paragraph, to the extent, if any, existing prior to such decommissioning, have been removed in accordance with Applicable Laws; (b) all Hazardous Materials described in the first sentence of this paragraph, if any, have been removed in accordance with Applicable Laws from the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in the Premises, may be reused by a subsequent tenant or disposed of in compliance with Applicable Laws without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Materials and without giving notice in connection with such Hazardous Materials; and (a) the Premises may be reoccupied for office, research and development, or laboratory use, demolished or renovated without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials described in the first sentence of this paragraph and without giving notice in connection with Hazardous Materials. Further, for purposes of clauses (b) and (c), “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials as Hazardous Materials instead of non-hazardous materials. The report shall also include reasonable detail concerning the clean-up measures taken, the clean-up locations, the tests run and the analytic results. Tenant shall submit to Landlord the identity of the applicable consultants and the scope of the proposed Environmental Assessment for Landlord’s reasonable review and approval at least 30 days prior to commencing the work described therein or at least forty-five (45) days prior to the expiration of the Lease Term, whichever is earlier.

If Tenant fails to perform its obligations under this Section 15.3, without limiting any other right or remedy, Landlord may, on five (5) business days’ prior written notice to Tenant perform such obligations at Tenant’s expense if Tenant has not commenced to do so within said five day period, and Tenant shall within ten (10) days of written demand (together with supporting documentation) reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such work. Tenant’s obligations under this Section 15.3 shall survive the expiration or earlier termination of this Lease. In addition, at Landlord’s election, Landlord may inspect the Premises and/or the Project for Hazardous Materials at Landlord’s cost and expense within sixty (60) days of Tenant’s surrender of the Premises at the expiration or earlier termination of this Lease. Tenant shall pay for all such costs and expenses incurred by Landlord in connection with such inspection if such inspection reveals that a release or threat of release of Hazardous Materials exists at the Project or Premises as a result of the acts or omission of Tenant, its officers, employees, contractors, and agents (except to the extent resulting from (i) Landlord’s Hazardous Materials, or (ii) the acts or omissions of Landlord or Landlord’s agents, employees or contractors).

16. HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express written consent of Landlord, such tenancy shall be from month-to-month only and shall not constitute a renewal hereof or an extension for any further term. If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express written consent of Landlord, such tenancy shall be deemed to be a tenancy at sufferance only and shall not constitute a renewal hereof or an extension for any further term. In either case, Base Rent shall be payable at a daily rate equal to (i) one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term for the first (1st) two (2) months of such holdover, and (ii) two hundred percent (200%) thereafter plus one hundred percent (100%) of all Additional Rent. Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and/or any lost profits and consequential or indirect damages to Landlord resulting therefrom. Tenant agrees that any proceedings necessary to recover possession of the Premises, whether before or after expiration of the Lease Term, shall be considered an action to enforce the terms of this Lease for purposes of the awarding of any attorney’s fees in connection therewith.

17. ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit 17 attached hereto (or such other commercially reasonable form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other commercially reasonable instruments may be reasonably required for such purposes. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the

Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. At any time during the Lease Term (but not more than twice per year, provided Tenant is not in default hereunder beyond applicable notice and cure periods), but only in the case of (i) a default of Tenant hereunder, (ii) a proposed sale or refinancing of the Project, or (iii) a proposed Permitted Transfer by Tenant, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. If no audited financial statement is prepared, such statement will be certified by the CFO or Treasurer of Tenant. Notwithstanding anything to the contrary contained in this Section 17, if Tenant is publicly traded on a nationally recognized stock exchange, Tenant will not be required to deliver to Landlord financial statements as and when those documents are publicly available.

18. SUBORDINATION

This Lease shall be subject and subordinate to all future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases require in writing that this Lease be superior thereto; provided that, for so long as Tenant is not in default hereunder, Tenant’s occupancy of the Premises shall not be disturbed. Tenant covenants and agrees that in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor; provided that, for so long as Tenant is not in default hereunder, Tenant’s occupancy of the Premises shall not be disturbed. Notwithstanding any other provision of this Lease to the contrary, no holder of any such mortgage, trustee deed or other encumbrance and no such ground lessor, shall be obligated to perform or liable in damages for failure to perform any of Landlord’s obligations under this Lease unless and until such holder shall foreclose such mortgage, trust deed or other encumbrance, or the lessors under such ground lease or underlying leases otherwise acquire title to the Property, and then shall only be liable for Landlord’s obligations arising or accruing after such foreclosure or acquisition of title, provided the foregoing shall not release any such holder or ground lessor from performing ongoing obligations of Landlord from and after the date of such foreclosure or acquisition of title, such as repair and maintenance obligations. No such holder shall ever be obligated to perform or be liable in damages for any of Landlord’s obligations arising or accruing before such foreclosure or acquisition of title. Tenant shall, within ten (10) business days of request by Landlord, execute a commercially reasonable subordination, non-disturbance and attornment agreement as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale.

Landlord’s interest herein may be assigned as security at any time to any Mortgagee. Notwithstanding the foregoing or anything to the contrary herein, no Mortgagee succeeding to the interest of Landlord hereunder shall be (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant (except to the extent any such deposit is actually received by such mortgagee or ground lessor), (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (iv) bound by any amendment or modification of this Lease subsequent to such mortgage, or by any previous prepayment of Rent for more than one (1) month, which was not approved in writing by the Mortgagee, (v) liable beyond such Mortgagee’s interest in the Project, or (vi) responsible for the payment or performance of any work to be done by Landlord under this Lease to render the Premises ready for occupancy by Tenant or for the payment of any tenant improvements allowances. Nothing in clause (i), above, shall be deemed to relieve any Mortgagee succeeding to the interest of Landlord hereunder of its obligation to comply with the obligations of Landlord under this Lease from and after the date of such succession.

No Mortgagee shall, either by virtue of the Mortgage or any assignment of leases executed by Landlord for the benefit of such Mortgagee, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until such Mortgagee shall have acquired the interest of Landlord in the

Property, by foreclosure or otherwise, or in fact have taken possession of the Property as a mortgagee in possession and then such liability or obligation of Mortgagee under the Lease shall extend only to those liability or obligations accruing subsequent to the date that such Mortgagee has acquired the interest of Landlord in the Premises, or in fact taken possession of the Property as a mortgagee in possession.

19. DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due and such failure shall continue for five (5) days after written notice of such failure is given to Tenant; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment of the Premises by Tenant pursuant to California Civil Code Section 1951.3; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 10, 14, 17 or 18 of this Lease where such failure continues for more than two (2) business days after written notice from Landlord; or

19.1.5 If a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s or any guarantor’s property and such appointment is not discharged within ninety (90) days thereafter or if a petition including, without limitation, a petition for reorganization or arrangement is filed by Tenant or any guarantor under any bankruptcy law or is filed against Tenant or any guarantor and, in the case of a filing against Tenant only, the same shall not be dismissed within ninety (90) days from the date upon which it is filed.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant beyond applicable notice and cure periods, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

19.2.1 Terminate this Lease (pursuant to Section 1951.2 of the California Civil Code), in which event Tenant shall, upon written notice, immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant (“Costs of Reletting”); notwithstanding the above, if Landlord relets the Premises for a term (the “Relet Term”) that extends past the originally scheduled Lease Expiration Date, the Costs of Reletting which may be included in Landlord’s damages shall be limited to a prorated portion of the Costs of Reletting, based on the percentage that the length of the originally scheduled Lease Term remaining on the date Landlord terminates this Lease or Tenant’s right to possession bears to the length of the Relet Term. For example, if there are two (2) years left on the Lease Term at the time that Landlord terminates possession and, prior to the expiration of the two (2) year period, Landlord enters into a lease with a new tenant with a Relet Term of ten (10) years, then only twenty percent (20%) of the Costs of Reletting shall be included when determining Landlord’s damages; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under this Section 19.2, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof. The provisions of this Section 19.2.6 are not dependent upon the occurrence of a default.

19.2.4 Any obligation imposed by law upon Landlord to relet the Premises after any termination of the Lease shall be subject to the reasonable requirements of Landlord to lease to high quality tenants on such terms as Landlord may from time to time deem appropriate and to develop the Building in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like, and Landlord shall not be obligated to relet the Premises to any party to whom Landlord or its affiliate may desire to lease other available space in the Building.

19.2.5 Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any events of default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5 Landlord Default.

19.5.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

20. COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

21. SECURITY DEPOSIT

21.1 Delivery of Letter of Credit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord an unconditional, clean, irrevocable negotiable letter of credit (the “L/C Security”) in the amount set forth in Section 9 of the Summary as security for the faithful performance by Tenant of all of its obligations under this Lease as follows:

(a) Tenant shall provide Landlord and maintain in full force and effect throughout the Term and until the date that is ninety (90) days after the Lease Expiration Date, an evergreen letter of credit substantially in the form of Exhibit 21.1 issued by an issuer reasonably satisfactory to Landlord, in the amount set forth in Section 9 of the Summary. Silicon Valley Bank is hereby approved as an issuer of the L/C Security. If at any time during the Term (i) the financial condition of such issuer is reduced below a long term issuer credit rating from Standard and Poor’s Professional Rating Service of BBB+ or a comparable rating from Moody’s Professional Rating Service or Landlord determines in its sole reasonable discretion that the financial condition of issuer has changed in any materially adverse way from the financial condition of such issuer as of the date of execution of this Lease (any of the foregoing, a “Bank Credit Threat”) including, without limitation, if such issuer is declared insolvent or is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, if a trustee, receiver or liquidator is appointed for such issuer, if the credit rating of the long-term debt of the issuer of the letter of credit (according to Moody’s, Standard & Poor’s or similar national rating agency reasonably identified by Landlord) is downgraded to a grade below investment grade, if the issuer enters into any supervisory agreement with any governmental authority or fails to meet any capital requirements imposed by applicable law, Landlord may require the L/C Security to be replaced by an L/C Security issued by a different issuer, in which event Tenant shall, within fifteen (15) business days after written notice from Landlord, deliver to Landlord a replacement L/C Security issued by a commercial bank or savings and loan association acceptable to Landlord in its sole reasonable discretion and that meets all other requirements of this Article. If Tenant has actual notice, or Landlord notifies Tenant at any time, that any issuer of the L/C Security has become insolvent or placed into FDIC receivership, then Tenant shall promptly deliver to Landlord (without the requirement of further notice from Landlord) substitute L/C Security issued by a commercial bank or savings and loan association acceptable to Landlord in its reasonable discretion and that meets all other requirements of this Article. As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state-chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks).

(b) Landlord may draw upon the L/C Security, and hold and apply the proceeds for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default, if: (i) a default beyond applicable notice and cure periods exists (or would have existed with the giving of notice and passage of applicable cure periods, but only if transmittal of a default notice is stayed or barred by applicable bankruptcy or other similar law); (ii) as of the date sixty (60) days before any L/C Security expires Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the date that is ninety (90) days after the then-current Lease Expiration Date; (iii) Tenant fails to pay any bank charges for Landlord’s transfer of the L/C Security when due; (iv) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile); (v) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any state bankruptcy code (collectively, the “Bankruptcy Code”); or (vi) a Bank Credit Threat or Receivership (as such Term is defined in Section below) has occurred and Tenant has failed to comply with the requirements of either Section above or below, as applicable. This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances. The use, application or retention of the L/C Security, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any Applicable Law, it being intended that Landlord shall not first be required to proceed against the L/C Security and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L/C Security, either prior to or following a “draw” by Landlord of any portion of the L/C Security, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L/C Security. No condition or term of this Lease shall be deemed to render the L/C Security conditional to justify the issuer of the L/C Security in failing to honor a drawing upon such L/C Security in a timely manner. Tenant agrees and acknowledges that (i) the L/C Security constitutes a separate and independent contract between Landlord and the issuer, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L/C Security or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L/C Security and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise. In the event of any such draw upon the L/C Security, Tenant shall within fifteen (15) business days thereafter provide Landlord with a replacement letter of credit, or amendment to the existing letter of credit increasing the amount of such letter of credit, in the amount of L/C Security, and in the form, required hereunder, and Tenant’s failure to do so shall be a material breach of this Lease.

(c) If Landlord transfers its interest in the Premises, then Landlord shall transfer the L/C Security to the transferee of its interest and notify Tenant of such transfer, and Tenant shall at Tenant’s expense, within fifteen (15) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

(d) If and to the extent Landlord is holding the proceeds of the L/C Security in cash from time to time, such cash shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of Tenant’s obligations under this Lease. If Tenant defaults (beyond applicable notice and cure periods) with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default as provided in this Lease. The provisions of this Article shall survive the expiration or earlier termination of this Lease. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, any cash security then being held by Landlord shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings. Landlord shall deliver or credit to any purchaser of Landlord’s interest in the Premises the funds then held hereunder by Landlord, and thereupon (and upon confirmation by the transferee of such funds, whether expressly or by written assumption of this Lease, generally) Landlord shall be discharged from any further liability with respect to such funds. This provision shall also apply to any subsequent transfers. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the cash security, if any, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within ninety (90) days after the expiration or earlier termination of this Lease. If and to the extent the security held by Landlord hereunder shall be in cash, Landlord shall hold such cash in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the cash security but may intermingle it with other funds of Landlord. Landlord shall be entitled to all interest and/or dividends, if any, accruing on such cash security.

21.2 Letter of Credit not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L/C Security, the “security deposit” (as that term is defined in Section 21.3 below), if applicable, or any renewal thereof or any proceeds thereof, be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the L/C Security and the Security Deposit (if applicable) are not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

21.3 Proceeds of Draw. In the event Landlord draws down on the L/C Security pursuant to Section 21.1(b)(ii) and (vi) above, the proceeds of the L/C Security may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due (subject to applicable notice and cure periods) and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Tenant hereby (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Laws, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Landlord agrees that the amount of any proceeds of the L-C received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due or (b) used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease (the “Unused L/C Proceeds”), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L/C Security in the required amount, which replacement L/C Security shall comply in all respects with the requirements of this Article 21, and (y) immediately after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L/C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.4 Issuing Bank Placed Into Receivership. In the event the issuer is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the L/C Security shall be deemed to not meet the requirements of this Article 21, and, within ten (10) business days following Landlord’s notice to Tenant of such Receivership, Tenant shall replace the L/C Security with a substitute L/C Security from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21. If Landlord draws upon the L/C Security due to solely Tenant’s failure to provide a substitute L/C Security due to a Bank Credit Threat or Receivership, such failure shall not constitute a default hereunder and Tenant shall thereafter have the right to provide a substitute L/C Security that satisfies the requirements of this Lease, in which case, Landlord shall concurrently refund the proceeds of the draw or the Security Deposit, as applicable. In connection with the foregoing, Tenant shall not be entitled to any interest on the Security Deposit, and Landlord’s use of the proceeds of the L/C Security shall be subject to the terms and conditions of the Lease pertaining to Landlord’s right to use the proceeds of the L/C Security.

21.5 Reduction of L-C Amount. Provided that Tenant has not previously been in default beyond all applicable notice and cure periods within the twenty-four (24) months immediately prior to the effective date of the reduction request and further if Tenant is not in default at the time of such request, upon written request by Tenant given at any time after the first day of the forty-ninth (49th) full calendar month of the Lease Term, the L/C Security amount shall be reduced to $3,805,770.64. The reduction of the L/C Security amount shall be effectuated by Tenant’s delivery to Landlord of a certificate of amendment to the existing L/C Security, conforming in all respects to the requirements of this Article 21, in the amount of the applicable reduced L/C Security amount. If Tenant is allowed to reduce the L/C Security amount pursuant to the terms of this Section 21.5, then Landlord shall reasonably cooperate with Tenant in order to effectuate such reduction.

22. INTENTIONALLY OMITTED

23. SIGNS

23.1 Signage. Tenant shall not install any signage (including, without limitation, any signs identifying Tenant’s name or advertising Tenant’s merchandise or otherwise) in or about the Premises that is visible from the exterior of the Premises or in any other part of the Project except as expressly permitted in this Section 23.1 or Section 23.2 below. Subject to Landlord’s prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install one sign identifying Tenant at the entry to the Premises on each floor of the Premises, which identification signage shall be consistent with building standard signage as determined by Landlord. All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs at Tenant’s sole cost and expense. Tenant shall repair any damage to the Premises or Project, inside or outside, resulting from the erection, maintenance or removal of any signs. Tenant’s signage must also comply with all Applicable Laws. All Building signage shall be subject to the existing rights of other tenants in the Building and any declaration of covenants for the Project.

23.2 Full Floors. Subject to Landlord’s prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Buildings and Project, (a) to the extent that the Premises includes any full floor(s) of any Building, Tenant, at its sole cost and expense, may install identification signage anywhere on such floor(s), and (b) to the extent that the Premises includes any partial floor(s) of any Building, Tenant, at its sole cost and expense, may install Building standard identification signage in the elevator lobby and at the entrance to the Premises on such floor(s). Subject to Landlord’s consent, Tenant will be entitled to Building-standard identification signage in the elevator lobby or lobbies serving the Premises as well as in any ground floor Building lobby directory. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the installation and removal of such signage. Tenant’s signage in any ground floor Building Lobby will be limited 9” x 18” and will be the monochromatic/black and white lettering or logo for Tenant. Additionally, with the prior written consent of Landlord, and in compliance with the provisions of this Lease, Tenant may, at Tenant’s sole cost and expense, install customized branding signage in the elevator lobby on the eighth (8th), ninth (9th), tenth (10th), eleventh (11th) and/or twelfth (12th) floor of the North Tower, provided that Tenant will be obligated to remove any such signage and repair any damage caused by the installation and/or removal of such signage at the expiration or sooner termination of this Lease.

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and are visible from the exterior of the Premises or in any other part of the Project and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, displays, window coverings, window lettering, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items or Alterations visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion. Tenant shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Building, without the prior written approval of Landlord, subject to Tenant’s rights pursuant to Section 23.2 above.

23.4 Exterior Building Signage. During the Lease Term for so long as Tenant or a Permitted Assignee occupies at least seventy percent (70%) of the Premises, Landlord shall not allow any Competitor of Tenant to have exterior Building signage on the North Tower above eyebrow signage height. As used herein, “Competitor of Tenant” means (i) a life science company that primarily focuses on an immunological approach to developing pharmaceuticals for treating and preventing serious infectious diseases and (ii) is identified by Tenant as a competitor of Tenant on the list of competitors delivered by Tenant to Landlord from time to time and then in effect as between Landlord and Tenant as contemplated by this Section 23.4. At any time following the execution and delivery of this Lease by Landlord and Tenant, Tenant may deliver to Landlord, in writing, an initial list of competitors containing no more than ten (10) companies, and such list will be valid (i.e., in full force and effect) for the ensuing twenty-four (24) months (which list of competitors, as updated from time to time in accordance with this Section 23.4, may be referred to as the “Competitor List”). Thereafter, Tenant may update the initial Competitor List and any subsequently updated Competitor List every twenty-our (24) months during the Lease Term. If Tenant either fails to deliver to Landlord (i) an initial Competitor List, (ii) an update to the initial Competitor List after twenty-four (24) months have elapsed, or (ii) an update of the then most recently updated Competitor List after twenty-four (24) months have elapsed, then Landlord may give to Tenant written notice requesting Tenant deliver to Landlord either the initial Competitor List or an updated Competitor List, as applicable, and Tenant shall thereafter have ten (10) business days to deliver to Landlord a Competitor List identifying no more than ten (10) companies, and such Competitors List shall be valid for the ensuing twenty-four (24) months. If Tenant fails to deliver to Landlord an initial Competitor List, Landlord may give to Tenant a second written notice reminding Tenant of the need to provide an initial Competitor List and if Tenant fails to provide such an initial Competitor List, then Landlord shall not be subject to any prohibition relating to exterior Building signage on the North Tower for the ensuing twenty-four (24) months; if Tenant fails to deliver to Landlord an updated Competitor List within the time period for Tenant’s response, then the previous Competitor List will continue to remain valid for an additional, ensuing twenty-four (24) months. Notwithstanding anything to the contrary contained in this Section 23.4, Landlord shall (i) be entitled to grant any retail tenants the rights to install their standard building sign package, including eyebrow signage, blade signage and store front signage, on or about their premises, (ii) be entitled to grant any tenants monument signage rights, and (iii) have no responsibility or liability for any exterior Building signage in any way attributable to Dropbox.

24. COMPLIANCE WITH LAW

24.1 By Tenant. Tenant shall not do anything or suffer anything to be done by any Tenant Party in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other federal, state or local governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations made by Tenant to the Premises or the Tenant Improvements, or (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by Alterations or Tenant Improvements to the extent such Alterations are not normal and customary business office improvements in Comparable Buildings, or triggered by the Tenant Improvements to the extent such Tenant Improvements ae not normal and customary business office improvements, or triggered by Tenant’s particular use of the Premises and Project as opposed to customary business office use. Tenant shall not, however, be responsible for the cost of complying with Applicable Laws to the extent that any such compliance is required as a result of the Base Building failing to comply with Applicable Laws in effect as of date the Building was substantially completed (i.e., 2018). Notwithstanding the foregoing terms of this Article 24 to the contrary, Tenant may defer such compliance with Applicable Laws while Tenant contests, in a court of proper jurisdiction, in good faith, the applicability of such Applicable Laws to the Premises or Tenant’s specific use or occupancy of the Premises; provided, however, Tenant may only defer such compliance if such deferral shall not (a) prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, (b) prohibit Landlord from obtaining or maintaining a certificate of occupancy for the Building or any portion thereof, (c) unreasonably and materially affect the safety of the employees and/or invitees of Landlord or of any tenant in the Building (including Tenant), (d) create a significant health hazard for the employees and/or invitees of Landlord or of any tenant in the Building (including Tenant), (e) otherwise materially and adversely affect Tenant’s use of or access to the Buildings or the Premises, or (f) impose material obligations, liability, fines, or penalties upon Landlord or any other tenant of the Building, or would materially and adversely affect the use of or access to the Building by Landlord or other tenants or invitees of the Building. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Common Areas of the Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially and adversely affect Tenant’s use of or access to the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Section 4.2.4 above.

24.2 By Landlord. Except as provided in the Tenant Work Letter, to the extent required in order for Tenant to obtain a Certificate of Occupancy to legally occupy the Premises for normal and customary office use, assuming normal and customary office occupancy density, or to the extent required in order for Tenant to pull a construction permit or to otherwise comply with the requirements of the applicable permitting authority, Landlord (rather than Tenant) shall comply with all Applicable Laws relating to the Base Building and Common Areas, except to the extent such compliance is triggered by (a) Tenant’s particular use of the Premises for other than normal and customary business office use or (b) Tenant’s construction of Alterations or Improvements in the Premises that are not normal and customary office improvements for Comparable Buildings in which case compliance with such Applicable Laws shall be the responsibility of Tenant under this Lease. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Article 4 above.

24.3 Certified Access Specialist. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that neither the Premises, the Building nor the Common Areas have undergone inspection by a Certified Access Specialist (CASp). Pursuant to California Civil Code Section 1938, Tenant is hereby notified as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of any CASp inspection, the payment of the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” If Tenant requests to perform a CASp inspection of the Premises, Tenant shall, at its cost, retain a CASp approved by Landlord (provided that Landlord may designate the CASp, at Landlord’s option) to perform the inspection of the Premises at a time agreed upon by the parties. Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the “CASp Report”). Landlord and Tenant agree that any modifications necessary to correct violations of construction-related accessibility standards identified in the CASp Report shall be the responsibility of Tenant. Tenant agrees to keep the information in the CASp Report confidential except as necessary for the Tenant to complete such modifications.

24.4 Underlying Documents. Tenant shall comply with all easements, licenses, operating agreements, declarations, restrictive covenants, or instruments pertaining to the sharing of costs by Landlord with respect to the Project, including, without limitation, any covenants, conditions and restrictions affecting the Project, and reciprocal easement agreements affecting the Project, any parking licenses, and any agreements with transit agencies affecting the Project (collectively, “Underlying Documents”), including, without limitation, (i) that certain Amended and Restated Declaration and Agreement of Covenants, Conditions and Restrictions for the UCSF Mission Bay Campus recorded July 19, 1999 in the Official Records as Instrument No. 99¬G622193-00, (ii) that certain Master Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for Mission Bay Commercial, recorded January 16, 2001 in the Official Records as Instrument No. 2001-G889923-00, (iii) that certain Mission Bay South Owner Participation Agreement between the Redevelopment Agency of the City and County of San Francisco (the “Redevelopment Agency”) and Catellus Development Corporation (“CDC”) recorded December 3, 1998 in the Official Records as Instrument No. 98-G477258-00 (as amended, the “OPA”), (iv) that certain Redevelopment Plan for the Mission Bay South Redevelopment Project recorded November 18, 1998 in the Official Records as Instrument

No. 98-G470337-00 (the “Redevelopment Plan”), and (v) that certain Mission Bay South Redevelopment Plan Area Declaration of Restrictions recorded December 3, 1998 in the Official Records as Instrument No. 98-G477250-00. Additionally, Tenant acknowledges that the Project may be subject to future Underlying Documents, which Landlord, in Landlord’s discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such Underlying Documents and Tenant shall promptly execute and acknowledge, within fifteen (15) business days of a request by Landlord, a “Recognition of Covenants, Conditions, and Restrictions,” in a form substantially similar to that attached hereto as Exhibit 24.4 agreeing to and acknowledging the applicable Underlying Document.

25. LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after the date due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. Notwithstanding the foregoing, Landlord shall not charge Tenant a late charge for the first (1st) late payment in any twelve (12) month period unless Tenant fails to timely pay such amount within five (5) business days following notice from Landlord that such amount is past due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15, published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by Applicable Law.

26. LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2 above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within five (5) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.1 shall survive the expiration or sooner termination of the Lease Term.

27. PROJECT CONTROL BY LANDLORD; ENTRY BY LANDLORD

27.1 Project Control. Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s enjoyment of the Premises as provided by this Lease. This reservation includes Landlord’s right to subdivide the Project; convert the Building or Project to condominium units; change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant assessments and licenses to third parties; maintain or establish ownership of the Building separate from fee title to the Property; make additions to or reconstruct portions of the Building and the Project; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Project pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building or elsewhere at the Project; and alter or relocate any other Common Area or facility, including private drives, lobbies and entrances. Landlord’s right pursuant to this Section 27.1, including without limitation the rights to construct, maintain, relocate, alter, improve, or adjust the Building or the Project shall be subject to the condition that (i) the exercise of any of such rights shall not materially and adversely interfere with Tenant’s use of the Premises or materially decrease the number of Tenant’s parking spaces, (ii) Landlord shall provide reasonable prior notice to Tenant before exercising any such rights which may materially and adversely interfere with Tenant’s use of the Premises, provided that such use of the Premises is in accordance with the Permitted Use, and (iii) Landlord shall use reasonable efforts to minimize to the extent possible any interference with Tenant’s business, provided that such business is in accordance with the Permitted Use, including, when reasonable, scheduling such work after business hours or on weekends. Possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord. Notwithstanding the foregoing, Landlord shall provide Tenant reasonable prior notice of required access to the Premises for such activities.

27.2 Entry by Landlord. Landlord reserves the right at all reasonable times and upon not less than three (3) days’ prior notice to Tenant (except in the case of an emergency or with respect to regularly scheduled services) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of non-responsibility (to the extent applicable pursuant to then Applicable Law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding the foregoing, if Landlord desires to enter the Premises upon less than three (3) days’ notice, Tenant shall use good faith, diligent efforts to accommodate Landlord’s entry upon such shorter notice. Tenant shall additionally have the right to require that Landlord be accompanied by a representative of Tenant during any such entry as an escort for Landlord’s personnel so long as Tenant makes a representative available at commercially reasonable times; provided, however, any entry into the BSL 3 laboratory area shall be restricted to persons (i) with proper training as to Tenant’s applicable safety and security protocols, (ii) appropriate personal protective equipment as reasonably required by Tenant, and (iii) accompanied by a representative of Tenant as an escort for such persons (which representative Tenant shall make available at all commercially reasonable times). Provided that Landlord employs commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with entries into the Premises, Landlord may make any such entries without creating a default by Landlord and shall take such reasonable steps as required to accomplish the stated purposes. In making any such entry, Landlord shall use commercially reasonable efforts to follow, and cause third parties making entry at the request of Landlord to follow, Tenant’s safety and security protocols of which Landlord has prior notice. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, address, number or designation by which the Premises is commonly known, provided any such change does not (A) unreasonably reduce, interfere with or deprive Tenant of access to the Premises nor compromise the safety and security protocols applicable to the laboratory areas within the Premises, or (B) reduce the rentable area (except by a de minimis amount) of the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises and the Base Rent (and any other item of Rent) shall under no circumstances abate while said repairs, alterations, improvements, additions or restorations are being made, by reason of loss or interruption of business of Tenant, or otherwise. If Tenant shall not be present when for any reason entry into the Premises shall be necessary or permissible, Landlord or Landlord’s agents, representatives, contractors or employees may enter the same without rendering Landlord or such agents liable therefor if during such entry Landlord or Landlord’s agents shall accord reasonable care under the circumstances to Tenant’s Property, and without in any manner affecting this Lease. Tenant shall, at all times during the Term, be responsible for ensuring that Landlord has any and all keys, cards, codes or other means necessary to access the Premises.

28. TENANT PARKING

28.1 Parking Passes. During the Lease Term Landlord shall provide Tenant with parking passes for use by standard size automobiles in an amount equal to the number of parking passes set forth in Section 11 of the Summary, which parking passes shall pertain to the Project parking facility facilities (the “Parking Facilities”). All such parking shall be on a first-come, first-serve basis in common with others entitled to use the same. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes provide access (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and Tenant shall cooperate in seeing that any Tenant Parties and Tenant visitors also comply with such rules and regulations. Tenant’s use of the parking passes for parking at the Project shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities. Landlord shall have the right to assign its obligations under this Section 28 to an affiliate of Landlord or a third-party parking manager or operator, in which case Tenant shall make any payments due under this Section 28 directly to such other entity.

28.2 Parking Pass Rates. Tenant shall pay to Landlord for Parking Passes on a monthly basis the monthly parking rate charged by Landlord, which monthly rate for Parking Passes (the “Parking Rate”) shall initially be equal to, and during the Lease Term shall not be less than, $345.00 per Parking Pass per month (the “Parking Rate Floor”). Subject to the Parking Rate Floor, the Parking Rate shall be adjusted annually to be consistent with the prevailing monthly parking rate for similar parking spaces then being charged by landlords in Mission Bay. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such Parking Passes by Tenant for the use of the Parking Facilities by Tenant.

28.3 Use of Parking Passes. Tenant shall cooperate with Landlord to ensure that its employees comply with all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the Parking Facilities, including any sticker or other identification system established by Landlord. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Parking Facilities at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Parking Facilities for purposes of permitting or facilitating any such construction, alteration or improvements; provided, however, that Landlord will use reasonable efforts to provide Tenant with reasonable advance notice of any such anticipated temporary close-off or restriction in access to the Parking Facilities. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The Parking Passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant, except in connection with a Transfer of the Premises pursuant to Article 14 of this Lease, without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking. Tenant’s use of the Parking Facilities are on a non-exclusive basis.

28.4 Electrical Vehicle Charging. At least ten (10) electrical vehicle charging stations in the Parking Facilities shall be available for non-exclusive use by Tenant on a first-come, first-served basis.

28.5 Public Parking Use. Landlord shall have the right to permit use (the “Public Parking Use”) of the Parking Facilities by the general public (or for any other use). Landlord may accommodate the Public Parking Use through valet parking, tandem or stack parking, or any other parking program using parking personnel and/or systems and equipment; provided, however, in connection with the Public Parking Use, Landlord shall cooperate with Tenant to minimize interference with Tenant’s use of the Parking Facilities, which may include developing a system to partially or totally segregate the areas designated for Public Parking Use in the Parking Facilities from the areas designated for use (the “Project Parking Use”) by Tenant, other tenants or occupants of the Project, visitors of the Project, transient parkers of the Project, and Landlord and its affiliates and service providers for the Project (collectively, the “Project Related Parkers”). To account for the shared use of the Parking Facilities for the Public Parking Use and Project Parking Use, Landlord and Tenant agree that any incremental increase in (i) parking and security personnel costs and (ii) costs for parking access control equipment, which is directly attributable to the Public Parking Use shall be excluded from Operating Expenses.

28.6 Storage Use. [***].

29. MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease accruing from and after the date of such transfer, and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord and Tenant shall attorn to such transferee.

29.6 Prohibition Against Recording. Neither this Lease, nor any memorandum thereof, affidavit or other writing with respect thereto, shall be recorded by Tenant or any one acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not expressly set forth herein.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for consequential or indirect damages, including without limitation injury or damage to, or interference with, Tenant’s business, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 REIT. Tenant acknowledges that the Company, an affiliate of Landlord, elects to be taxed as a real estate investment trust (a “REIT”) under the Code. Tenant hereby agrees to modifications of this Lease required to retain or clarify the Company’s status as a REIT, provided such modifications: (a) are reasonable, (b) do not adversely affect in a material manner Tenant’s use of the Premises as herein permitted, and (c) do not increase the Base Rent, Additional Rent and other sums to be paid by Tenant or Tenant’s other obligations pursuant to this Lease, or reduce any rights of Tenant under this Lease, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within ten (10) days after Tenant’s receipt thereof.

29.16 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.17 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, governmental action or inaction, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered to Tenant or Landlord, as applicable, at the appropriate addresses set forth in Sections 12 and 13 of the Summary, or to such other address for either party as that party may designate in a Notice to the other. Any Notice will be deemed given (i) three (3) business days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made (unless such delivery takes place after hours or on a holiday or weekend, in which event the Notice shall be deemed give on the next succeeding business day. The party delivering Notice shall use commercially reasonable efforts to provide a courtesy copy of each such Notice to the receiving party via electronic mail.

29.19 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.20 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.21 Authority. If Tenant is a corporation, trust or partnership, Tenant hereby represents and warrants that Tenant (a) is a duly formed and existing entity qualified to do business in the State of Delaware and is qualified as a foreign entity authorized to do business in the State of California and (b) has full right and authority to execute and deliver this Lease, and (c) each person signing on behalf of Tenant is authorized to do so.

29.22 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.23 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. Landlord and Tenant agree that any disputes arising in connection with this Lease (including but not limited to a determination of any and all of the issues in such dispute, whether of fact or of law) shall be resolved (and a decision shall be rendered) by way of a general reference as provided for in Part 2, Title 8, Chapter 6 (§§ 638 et. seq.) of the California Code of Civil Procedure, or any successor California statute governing resolution of disputes by a court appointed referee. Nothing within this Section 29.23 shall apply to an unlawful detainer action. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND, TO THE EXTENT PERMITTED BY LAW, EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE. The waiver of trial by jury in the immediately preceding Section 29.23 is voluntary and intentionally made by Landlord and Tenant.

29.24 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.25 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 13 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term. Landlord shall pay a commission to the Brokers pursuant to a separate written agreement between Landlord and the Brokers.

29.26 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary; and, except as otherwise expressly provided for herein, Tenant agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.27 Project or Building Name, Address and Signage. Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.28 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. Delivery by fax or by electronic mail file attachment of any executed counterpart to this Lease will be deemed the equivalent of the delivery of the original executed instrument. This Lease may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Sublease signed by the other party to the same extent as if such party had received an original counterpart. Counterparts may also be delivered via electronic signature complying with the U.S. federal ESIGN Act of 2000, (e.g., www.docusign.com or echosign, etc.) and any counterpart so delivered shall be deemed to have been duly and validly delivered, valid and effective for all purposes and binding upon the parties hereto.

29.29 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, or its directors, officers, employees, attorneys, accountants, prospective lenders, prospective purchasers, brokers, underwriters, and current and potential partners or investors, or to the extent that disclosure is mandated by Applicable Laws, the Securities Exchange Commission, the rules of any public exchange upon which Tenant’s shares are from time to time traded, or in connection with a stock or debt offering. Additionally, Tenant shall have the right to deliver a copy of this Lease to any proposed subtenant or assignee (with, in the case of a subtenant, economic terms redacted), provided such subtenant or assignee agrees to keep the contents hereof confidential. Notwithstanding the foregoing, the parties acknowledge that Landlord may use the name of Tenant without Tenant’s consent (i) on the Building directory, and (ii) to the extent that Tenant is only referenced by name as a customer or tenant of Landlord, in investor presentations and earnings calls or earnings related releases, and in connection with the marketing efforts of Landlord or any real estate broker or agent on Landlord’s behalf with respect to the proposed leasing, financing, sale or other conveyance of the Building, or any portion thereof. This provision shall survive the expiration or earlier termination of this Lease for one (1) year.

29.30 Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Buildings, Project, or any part thereof and that no representations respecting the condition of the Premises, the Buildings, or Project have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter. However, Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project and/or the Buildings, including without limitation, the Parking Facilities, Common Areas, Building Systems and/or Building Structure, which Renovations may include, without limitation, (i) modifying the Common Areas and tenant spaces to comply with Applicable Laws, including regulations relating to the physically disabled, seismic conditions, and Project safety and security, and (ii) installing new floor covering, lighting, and wall coverings in the Building Common Areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Project, which work may create noise, dust or leave debris in the Buildings. Landlord shall use commercially reasonable efforts to undertake and complete any Renovations in a manner which does not materially, adversely affect Tenant’s use of or access to the Premises. Notwithstanding the foregoing, Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions, provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to Applicable Law for personal injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors.

29.31 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”) at the Building, provided that (i) Tenant shall obtain Landlord’s prior written consent to the installation of any such Lines (such consent not to be unreasonably withheld), use an experienced and qualified contractor approved in writing by Landlord (such approval not to be unreasonably withheld), and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable amount of space for additional Lines shall be maintained for future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any Lines servicing the Premises shall comply with all Applicable Laws, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises that will no longer be used by Tenant and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Applicable Laws or represent a dangerous or potentially dangerous condition. Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove all Lines installed by Tenant, and repair any damage caused by such removal.

29.33 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

29.34 Office and Communications Services.

29.34.1 The Provider. Tenant shall be permitted to contract with an office and communications services concessionaire (the “Provider”) selected by Tenant and subject to Landlord’s reasonable approval (which may include, without limitation, cable or satellite television service).

29.34.2 Other Terms. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iii) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

29.35 Development of the Project.

29.35.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.35.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.36 Water Sensors. In connection with any Tenant Improvements or Alterations to be installed in the Premises where water is utilized (such as sinks, pipes, faucets, water heaters, autoclaves, coffee machines, ice machines, water dispensers and water fountains), Tenant acknowledges and agrees that Landlord and Tenant will consider, as part of the Landlord approval process for the plans and specifications of any such Tenant Improvements or Alterations, whether to install “Water Sensors” in locations that may be reasonably expected to detect a leak occurring in the Premises. As used herein, “Water Sensors” are either web-enabled wireless water leak sensor devices designed to alert the Tenant on a twenty-four (24) hour seven (7) day per week basis if a water leak is occurring in the Premises (which water sensor device(s) located in the Premises shall be referred to herein as “Web-Enabled Water Sensors”) or non web-enabled water leak sensor devices of a model and specifications to be approved by Landlord (“Non Web-Enabled Water Sensors”). To the extent Landlord and Tenant agree that Tenant will install such Water Sensors, Tenant shall, at Tenant’s sole cost and expense, be responsible for installing the Water Sensors. If Tenant installs Non Web-Enabled Water Sensors that are determined by virtue of their performance to be deficient (i.e., fail to detect a water leak with the same or similar speed as the web enabled Water Sensors, or in any way fails to detect a water leak), then Tenant shall, upon Landlord’s written demand, at Tenant’s sole cost and expense, remove the Non Web-Enabled Water Sensors and install Web-Enabled Water Sensors in accordance with this Section 29.36. With respect to the installation of any such Water Sensors, Tenant shall use an experienced and qualified contractor reasonably approved by Landlord and comply with all of the other provisions of Article 8 of this Lease. Tenant shall, at Tenant’s sole cost and expense, pursuant to Article 7 of this Lease keep any Water Sensors located in the Premises in good working order, repair and condition at all times during the Lease Term and comply with all of the other provisions of Article 7 of this Lease. Notwithstanding any provision to the contrary contained herein, Landlord has neither an obligation to monitor, repair or otherwise maintain the Water Sensors, nor an obligation to respond to any alerts it may receive from the Water Sensors or which may be generated from the Water Sensors. Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, Tenant shall leave the Water Sensors in place together with all necessary user information such that the same may be used by a future occupant of the Premises (e.g., the Water Sensors shall be unblocked and ready for use by a third-party).

29.37 Utility Billing Information. In the event that Landlord permits Tenant to contract directly for the provision of electricity, gas and/or water services to the Premises with the third-party provider thereof, Tenant shall provide Landlord with a copy of each invoice received from the applicable utility provider promptly following Tenant’s receipt thereof. Landlord may be required to disclose information concerning Tenant’s energy usage at the Project to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Project (the “Tenant Energy Use Disclosure”). Tenant hereby consents to all such Tenant Energy Use Disclosures, and Landlord shall use commercially reasonable efforts to notify Tenant of any Tenant Energy Use Disclosures made by Landlord. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 29.37 shall survive the expiration or earlier termination of this Lease.

29.38 Green Cleaning/Recycling Program. Tenant shall cooperate if and to the extent Landlord implements a green cleaning program and/or recycling or waste management program for the Project, and Tenant hereby agrees that the reasonable costs associated with any such green cleaning and/or recycling program shall be included in Operating Expenses.

29.39 LEED Certification. Landlord may, in Landlord’s sole and absolute discretion, elect to apply to obtain or maintain a LEED certification for the Project (or portion thereof), or other applicable certification in connection with Landlord’s sustainability practices for the Project (as such sustainability practices are to be determined by

Landlord, in its sole and absolute discretion, from time to time). In the event that Landlord elects to maintain the existing LEED certification for the Project, Tenant shall, at Tenant’s sole cost and expense, promptly cooperate with the Landlord’s efforts in connection therewith and provide Landlord with any documentation it may need in order to maintain the aforementioned certification (which cooperation may include, but shall not be limited to, Tenant complying with certain standards pertaining to the purchase of materials used in connection with any Alterations or improvements undertaken by the Tenant in the Project (other than with respect to laboratory areas), the sharing of documentation pertaining to any Alterations or improvements undertaken by Tenant in the Project with Landlord, and the sharing of Tenant’s billing information pertaining to trash removal and recycling related to Tenant’s operations in the Project).

29.40 Approvals. Whenever this Lease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

29.41 Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering. Neither (i) Tenant nor any of its officers, directors or managers, or (ii) to Tenant’s knowledge, any of Tenant’s affiliates, nor any of their respective members, partners, other equity holders (excluding any holders of any publicly traded stock or other equity interests of Tenant, if any), officers, directors or managers is, nor prior to or during the Lease Term, will they become a person or entity with whom U.S. persons or entities are restricted from doing business under (a) the Patriot Act (as defined below), (b) any other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including any “blocked” person or entity listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and any modifications thereto or thereof or any other person or entity named on OFAC’s Specially Designated Blocked Persons List) or (c) any other U.S. statute, Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action (collectively, “Prohibited Persons”). Tenant is not entering into this Lease, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. As used herein, “Patriot Act” shall mean the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and all other statutes, orders, rules and regulations of the U.S. government and its various executive departments, agencies and offices interpreting and implementing the Patriot Act.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written as a sealed California instrument.

LANDLORD:			TENANT:

KRE EXCHANGE OWNER LLC, a Delaware limited liability company			VIR BIOTECHNOLGY, INC., a Delaware corporation

By:	/s/ Daniel Rudin		By:	/s/ Howard Horn
	Name:	Daniel Rudin		Name:	Howard Horn
	Its:	Authorized Signatory		Its:	CFO
			By:	/s/ George Scangos
				Name:	George Scangos
				Its:	CEO

EXHIBIT 1.1.1-1

PREMISES

Floors 8, 9, 10, 11 and 12 of the North Tower comprising 133,896 rentable square feet.

EXHIBIT 1.1.1-1

EXHIBIT 1.1.1-2

TENANT WORK LETTER

THIS TENANT WORK LETTER (this “Work Letter”) is attached to and made a part of that certain Lease (the “Lease”) between KRE EXCHANGE OWNER LLC, a Delaware limited liability company (“Landlord”), and VIR BIOTECHNOLOGY, INC., a Delaware corporation (“Tenant”). All capitalized terms used but not defined herein shall have the respective meanings given such terms in the Lease. This Work Letter sets forth the terms and conditions relating to the construction of Tenant’s Improvements (defined below) in the Premises.

SECTION 2

BASE BUILDING

Subject to the terms and conditions of this Work Letter, Tenant hereby accepts the base, shell and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the “Base Building”), in its current “AS IS” condition existing as of the date of the Lease and the Lease Commencement Date. Tenant shall be entitled to an improvement allowance in the maximum aggregate amount of Two Million Three Hundred Forty-Three Thousand, One Hundred Eighty Dollars ($2,343,180.00) (i.e., $17.50 per rentable square foot of the Premises) (the “Base Building Improvement Allowance”) to be used by Tenant solely to pay for the construction of certain improvements to the Base Building as are more particularly identified in Attachment 1 to this Work Letter (which required improvements are referred to here as the “Base Building Improvement Additions”) . Subject to Landlord’s obligation to pay to Tenant the Base Building Improvement Allowance in accordance with the terms and conditions of this Work Letter, Tenant shall be solely liable for all soft and hard costs associated with the Base Building Improvement Additions. Except for the Base Building Improvement Allowance and the Tenant Improvement Allowance set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises or the Building.

For the sake of clarity, the base building condition of the Base Building to be delivered by Landlord to Tenant on the Lease Commencement Date is identified in the matrix (outlining existing base building conditions of the Base Building, including, inter alia, power, emergency power, lab exhaust, lab air supply and office air supply) attached hereto as Attachment 2 to this Work Letter (the “Base Building Delivery Condition”). Tenant acknowledges and agrees that Attachment 1 identifies conditions that are the Tenant’s responsibility to install (and, as such, are expressly not included in Attachment 2 as being included in the Base Building Delivery Condition), subject to reimbursement to the extent of the Base Building Improvement Allowance.

Landlord acknowledges that certain of Tenant’s laboratory improvements to a portion of the Premises require additional emergency power, and Landlord commits to work cooperatively with Tenant and its consultants to identify one or more solutions for Tenant’s additional power needs; provided, however, the cost of designing and installing the Base Building infrastructure (in excess of the portion of the Base Building Improvement Allowance attributable to Tenant’s additional power needs) to achieve the availability of additional power capacity to the Premises shall be borne solely by Tenant (i.e., the cost of all upgrades, alterations and/or additions beyond those described in the Base Building Delivery Condition shall be paid solely by Tenant).

SECTION 3

ALLOWANCE; TENANT IMPROVEMENTS

3.1 Allowance. In addition to the Base Building Improvement Allowance, Tenant shall be entitled to a one-time allowance in an amount not to exceed $36,151,920.00 with respect to the Premises in the aggregate (the “Tenant Improvement Allowance” and together with the Base Building Improvement Allowance, the “Allowance”), for the costs relating to the design, permitting and construction of the Improvements to be constructed by Tenant that are to be permanently affixed in the Premises (as applicable, the “Tenant Improvements”). In clarification of the foregoing, Tenant acknowledges and agrees that the Tenant Improvement Allowance will be used to pay for the cost of Tenant Improvements to the tenth (10th), eleventh (11th) and twelfth (12th) floors (i.e., which floors are the lab floors), and in no event will Landlord be obligated to make disbursements pursuant to this Work Letter for an applicable portion of

EXHIBIT 1.1.1-2

the Premises in an amount that exceeds the amount of the Tenant Improvement Allowance applicable to such portion of the Premises; provided, however, Tenant may use up to $1,000,000.00 of the Tenant Improvement Allowance for improvements to the non-lab floors. Notwithstanding anything to the contrary set forth herein, no portion of the Allowance shall be disbursed by Landlord after twenty-four (24) months after the Lease Commencement Date; and any portion, if any, of the Allowance that is not disbursed by Landlord on or before such date shall revert to Landlord and Tenant shall have no rights thereto.

3.2 Disbursement of the Allowance.

(a) Allowance Items. Except as otherwise set forth in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Allowance Items”):

(i) Payment of the fees of the Architect, Contractor, Tenant Agents and the Building Consultants (as those terms are defined below);

(ii) The payment of plan check, permit and license fees relating to the construction of the Tenant Improvements;

(iii) The cost of construction of the Tenant Improvements, including, without limitation, after hours charges, testing and inspection costs, trash removal costs, and contractors’ fees and general conditions;

(iv) The cost of any changes to the Building, any portion of the Premises or any building systems serving any portion of the Premises when such changes are required by the Construction Drawings, such cost to include all architectural and/or engineering fees and expenses incurred in connection therewith;

(v) The cost of any changes to the Construction Drawings or Tenant Improvements required by applicable building codes (collectively, the “Code”);

(vi) The fees of Tenant’s project manager (if any) up to a maximum sum of $250,000.00;

(vii) The costs of Landlord’s charges and fees (Section 2.6) and Landlord’s Management Fee (defined below); and

(viii) Sales and use taxes and Title 24 fees.

For the sake of clarity, Tenant acknowledges and agrees that Tenant and Tenant’s Agents will accept sole responsibility for ADA and building code compliance for all improvements designed by Tenant’s Agents; provided, however, Landlord accepts responsibility for ADA and building code compliance for the Base Building of the Building and exterior areas (including path of travel from the public street to the entry of the Premises) limited to the existing conditions. If Tenant’s use of the Premises or any Base Building Improvement Additions triggers a change in path of travel, Tenant shall be responsible for any ADA and building code compliance triggered by such change in path of travel.

(b) Disbursement of Allowance. During the construction of the applicable portion of the Base Building Improvement Additions and the Tenant Improvements, Landlord shall make monthly disbursements of the Base Building Improvement Allowance and the Tenant Improvement Allowance, as applicable, to reimburse Tenant for Allowance Items with respect to such Tenant Improvements and shall authorize the release of funds as follows, and otherwise in accordance with such disbursement procedures as Landlord shall reasonably require from time to time.

(i) Progress Payment Disbursements.

(A) On or before the fifth (5th) day of each calendar month during the construction of the Tenant Improvements in the applicable portion of the Premises (or such other date as Landlord may designate), Tenant shall deliver to Landlord with respect to such Tenant Improvements: (A) a request for payment from Contractor (defined below) approved by Tenant, in the form of an AIA G702/G703 application for payment (or comparable forms

EXHIBIT 1.1.1-2

reasonably approved by Landlord), showing the schedule, by trade, of percentage of completion of the applicable Tenant Improvements, detailing the portion of the work completed and the portion not completed (each, a “Payment Request”); (B) invoices from all of Tenant’s Agents (defined below) for labor rendered and materials delivered to the Premises; (C) executed conditional mechanic’s lien releases from all of Tenant’s Agents who have lien rights with respect to the subject Payment Request (along with unconditional mechanics’ lien releases with respect to payments made pursuant to Tenant’s prior submission hereunder) in compliance with all applicable laws as reasonably determined by Landlord, including without limitation all applicable provisions of California Civil Code Sections 8132 - 8138; (D) a copy of the check(s) or online banking records which Tenant issued to pay the requested sums to Tenant’s Agents; and (E) all other information reasonably requested by Landlord (collectively, the “Payment Request Supporting Documentation”).

(B) Within forty-five (45) days after Tenant’s delivery to Landlord of all Payment Request Supporting Documentation, Landlord shall deliver a check to Tenant made payable to Tenant (or, at Landlord’s election, by wire transfer of immediately available funds) in payment of the lesser of: (x) the amount so requested by Tenant in its Payment Request, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (y) the balance of any remaining available portion of the applicable Allowance (not including the Final Retention), provided that if Landlord, in good faith, disputes any item in a Payment Request based on non-compliance of any work with the Approved Working Drawings (defined below) or due to any substandard work or for any other reason, and delivers a written objection to such item setting forth with reasonable particularity Landlord’s reasons for its dispute (a “Draw Dispute Notice”), Landlord may deduct the amount of such disputed item from the payment. Landlord and Tenant shall, in good faith, endeavor to diligently resolve any such dispute. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s Payment Request. Disbursements of soft costs and costs not to be paid through the Contractor shall be made based upon submittal by Tenant of satisfactory documentation for the same concurrently with Tenant’s submittal of its Payment Request, and payment shall be made no later than forty-five (45) days after submittal of such documentation, provided that in no event will Landlord be obligated to pay any amounts in excess of the applicable Allowance.

(ii) Final Disbursement. Subject to the provisions of this Work Letter, following the final completion of construction of the Tenant Improvements in the applicable portion of the Premises, Landlord shall deliver to Tenant a check made payable to Tenant (or, at Landlord’s election, by wire transfer of immediately available funds) in the amount of the Final Retention for such portion of the Premises, provided that (A) Tenant delivers to Landlord for the entirety of the Tenant Improvements in such portion of the Premises properly executed unconditional mechanics’ lien releases from all of Tenant’s Agents in compliance with all applicable laws, as reasonably determined by Landlord, including without limitation compliance with all applicable provisions of California Civil Code Sections 8132 - 8138; (B) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building or any portion of the Premises), the curtain wall of the Building or the structure or exterior appearance of the Building; (C) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of such Tenant Improvements has been substantially completed in accordance with the Approved Working Drawings; (D) Tenant supplies Landlord with evidence that all governmental approvals required for Tenant to legally occupy such portion of the Premises have been obtained; and (E) Tenant has fulfilled its Completion Obligations (defined below) and has otherwise complied with Landlord’s standard “close-out” requirements regarding city approvals, closeout tasks, closeout documentation regarding the general contractor, financial close-out matters, and Tenant’s vendors, and as set forth in the tenant improvement guidelines (the “Tenant Improvement Guidelines”) to be provided to Tenant by Landlord. Disbursements of soft costs and costs not to be paid through Contractor shall be made based upon submittal by Tenant of satisfactory documentation for the same, and payment shall be made concurrently with payment of the Final Retention, provided that in no event will Landlord be obligated to pay any amounts in excess of the applicable Allowance.

(c) Standard Tenant Improvement Package. Landlord has established specifications for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the “Building Standards”), which Building Standards have been provided to Tenant by Landlord. The quality of the Tenant Improvements shall be equal to or of greater quality than the quality of the Building Standards.

EXHIBIT 1.1.1-2

(b) Exhaust Shaft Reopening. The parties acknowledge that in connection with the initial construction of the Building, Dropbox caused an exhaust shaft that ran between the 11th floor and the roof of the North Tower to be filled and taken out of service. Landlord has agreed to allow Tenant’s Contractor (defined below) to undertake the work of restoring that shaft to a useable condition (as part of the Base Building Improvement Allowance, specifically # 9 in Attachment 1). Tenant has provided Landlord with the plans and specifications for such work and the Contractor’s estimate of the cost thereof, and Landlord has previously approved the same. Tenant shall include the cost of such work in the Payment Request submitted to Landlord following the completion of such work.

(c) Mechanical Shaft Space. Landlord desires to install mechanical shaft space between the 8th, 9th and 10th floors of the North Tower in the two (2) locations depicted in Attachment 3 attached hereto (the “Mechanical Shafts”). Tenant will allow Landlord to install and pay for such Mechanical Shafts per a mutually agreed upon work schedule plan established between Landlord and Tenant. Landlord, at its sole cost and expense (in addition to and not as part of the Allowance), will relocate the existing conference rooms on floors 8, 9 and 10 to a mutually agreeable location to facilitate the installation of the Mechanical Shafts, which location has been designated pursuant to plans previously approved by Landlord and Tenant. If the installation of the Mechanical Shafts is not completed by Tenant’s occupancy of such floors, then Landlord will use commercially reasonably efforts to complete the work during Tenant’s nonregular business hours in order to minimize impacts to the conduct of Tenant’s business operations within the Premises.

(d) Standby Power. Tenant acknowledges and accepts that Landlord will provide to it an allocation of 570 kVA of standby electrical power for the Premises. Tenant’s use of such standby power must not exceed its allocated share of such standby power. If Tenant’s consumption of the standby power regularly exceeds 98% of its allocated share (i.e., such 98% threshold being 558.6 kVA) for the Premises, then Tenant shall, at its sole expense, shed load on the standby power system to ensure that its usage will remain below such allocated capacity. As used herein, “shedding load” may consist of disconnecting equipment from the standby system, timing the use of equipment for non-peak hours, recircuiting to a power system with available capacity and other appropriate actions to reduce peak usage of standby electrical power. Tenant acknowledges and agrees that it shall be solely responsible for monitoring and managing at all times its consumption level of standby power; Landlord shall have no liability whatsoever for Tenant’s excess use of standby power (including, without limitation, any shortfall or lack of available standby power in excess of Tenant’s allocated share). Actual electrical consumption is metered and monitored through Landlord’s building automation system (BAS), and Landlord will allow Tenant read-only access to Tenant’s actual electrical usage data in order to facilitate Tenant’s monitoring and managing of its consumption levels of standby power.

(e) Emergency Power. Tenant acknowledges and accepts that Landlord will provide to it an allocation of 35 kVA of emergency electrical power for the Premises. Tenant’s use of emergency power shall be limited to Life Safety code-related functions. Tenant acknowledges and agrees that it shall be solely responsible for monitoring and managing at all times its connected load to such emergency power system; Landlord shall have no liability whatsoever for Tenant’s excess use of emergency power (including, without limitation, any shortfall or lack of available emergency power in excess of Tenant’s allocated share). If Tenant’s connected load to such emergency power exceeds its allocated share for the Premises, then Tenant shall, at its sole expense, shed load on the emergency power system to ensure that its usage will be below such allocated capacity.

SECTION 4

CONSTRUCTION DRAWINGS

4.1 Selection of Architect; Construction Drawings. Tenant has retained DGA (the “Architect”), in connection with the Tenant Improvements. Tenant has retained the engineering consultants listed below (the

EXHIBIT 1.1.1-2

“Building Consultants”) to prepare all plans and engineering working drawings and perform all work relating to mechanical, electrical and plumbing (“MEP”), HVAC/Air Balancing, life-safety, structural, sprinkler, and riser work:

Structural:	Forell Elsesser Engineers
MEP:	Affiliated Engineers, Inc. (AEI)
Life Safety:	Seimens
Sprinkler:	BHP
Air Balancing:	Southland Industries
Riser Management:	Sasco/LANlogic
Life Safety	Siemens
Riser Management	Metro Electric

If Tenant desires to changes any of the Building Consultants, Tenant shall obtain Landlord’s prior approval. not to be unreasonably withheld, conditioned or delayed. The Space Plan and the Working Drawings (as defined below) to be prepared by Architect and the Building Consultants hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications as set forth in the Tenant Improvement Guidelines and shall be subject to Landlord’s approval (as approved pursuant to Sections 3.2 and 3.3 below, the “Approved Working Drawings”). All MEP drawings must be fully engineered and cannot be prepared on a “design-build” basis. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect will be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings shall be for its sole purpose and shall not obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance that may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings or the Approved Working Drawings, and Tenant’s waiver and indemnity set forth in the Lease shall specifically apply to the Construction Drawings and the Approved Working Drawings.

4.2 Space Plan. Tenant shall supply Landlord for Landlord’s (and Landlord’s) review and approval four (4) hard copies and one (1) electronic copy of its space plan for the applicable portion of the Premises signed by Tenant (the “Space Plan”) before any architectural working drawings or engineering drawings therefor have been commenced. The Space Plan shall include a layout and designation of all offices, rooms and other partitioning, laboratory improvements, if applicable, the intended use thereof, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Space Plan. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Space Plan (or, if applicable, such additional information requested by Landlord pursuant to the provisions of the immediately preceding sentence) if the same is approved or is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require. If Landlord fails to respond within such ten (10) Business Day period, Tenant shall deliver Landlord an additional notice requesting approval and if Landlord thereafter fails to respond within three (3) business days of receipt of such additional notice, Landlord will be deemed to have approved such Space Plan.

4.3 Working Drawings. After the Space Plan has been approved (or deemed approved) by Landlord (and Tenant), Tenant shall supply the Architect and the Building Consultants with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the applicable portion of the Premises, to enable the Architect and the Building Consultants to complete the Working Drawings (as defined below). Tenant shall cause the Architect and the

EXHIBIT 1.1.1-2

Building Consultants to promptly complete the architectural and engineering drawings for such portion of the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete (i.e., fully supported with calculations and other back up as requested by Landlord and sufficient to allow subcontractors to bid on the work and to submit to the City and County of San Francisco Department of Building Inspection to obtain all applicable permits) (collectively, the “Working Drawings”) and shall submit four (4) hard copies and one (1) electronic copy signed by Tenant to Landlord for Landlord’s (and Landlord’s) review and approval. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Working Drawings if Landlord, in good faith, determines that the same are approved or are unsatisfactory or incomplete. If Tenant is advised that the Working Drawings are unsatisfactory or are incomplete, Tenant shall promptly revise the Working Drawings to correct any deficiencies or other matters Landlord may reasonably require. The ten (10) Business Day period shall only commence when the Working Drawings are complete and fully supported with calculations and other back up as requested by Landlord. If Landlord fails to respond within such ten (10) Business Day period, Tenant shall deliver Landlord an additional notice requesting approval and if Landlord thereafter fails to respond within five (5) business days of receipt of such additional notice, Landlord will be deemed to have approved such Working Drawings. After approval (or deemed approval) by Landlord of the Working Drawings, Tenant shall submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or for obtaining interim or final signoffs on such permits and that obtaining the same shall be Tenant’s responsibility; provided that Landlord shall cooperate with Tenant in executing permit applications and other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or sign-off. In no event shall Tenant commence any construction work in any portion the Premises prior to Landlord’s written approval of the Construction Drawings therefor and prior to the date that all required governmental permits are obtained and copies of all such permits are provided to Landlord.

4.4 Change Orders. Once approved by Landlord, no material change in the Working Drawings may be made without the prior written approval of Landlord; provided however, if the proposed change does not materially affect the Building Structure, Building Systems or equipment or otherwise materially affect the Base Building and the cost implications of any such change will be borne one hundred percent (100%) by Tenant, Landlord agrees that it will not unreasonably withhold consent to such change. In the event Tenant desires to make any such change, Tenant shall deliver notice of the same to Landlord, setting forth in detail the change Tenant desires to make to such Working Drawings. Landlord shall, within seven (7) business days of receipt of such notice, either (i) approve the proposed change, or (ii) disapprove the proposed change and deliver a notice to Tenant specifying in reasonably sufficient detail the reasons for Landlord’s disapproval.

4.5 Landlord’s Approval. Landlord’s approval of any matter under this Work Letter may be withheld if Landlord determines that the same would violate any provision of the Lease or this Work Letter or would adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building or any portion of the Building (including the Premises, the curtain wall of the Building or the structure or exterior appearance of the Building). Landlord and Tenant acknowledge and agree that, prior to their mutual execution and delivery of the Lease, Tenant has been working with Dropbox and Landlord, as master landlord, to process plans for the construction of alterations to the subleased premises to accomplish a build out of the subleased premises, and in connection with that process, Landlord has thus far provided to Tenant the approvals identified on Attachment 4 attached hereto (collectively, the “Existing Approvals”). Other than the Existing Approvals, Tenant acknowledges and agrees that it must comply with the process described in this Work Letter in connection with obtaining future approvals.

4.6 Landlord’s Costs. Tenant shall be responsible for payment of the reasonable out-of-pocket fees incurred by, and the reasonable out-of-pocket cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the Construction Drawings and otherwise relating to the construction of the Tenant Improvements, not to exceed $15,000.00.

EXHIBIT 1.1.1-2

SECTION 5

CONSTRUCTION OF THE TENANT IMPROVEMENTS

5.1 Tenant’s Selection of Contractors.

(a) The Contractor. A general contractor selected by Tenant and approved in writing by Landlord shall be retained by Tenant to construct the Tenant Improvements (“Contractor”). Tenant has selected, and Landlord has approved, XL Construction

(b) Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed (Landlord will approve or disapprove Tenant’s Agents within ten (10) business days following Tenant’s written request, and failure to respond within this period shall be deemed approval of the same), provided that Landlord will require Tenant to retain the Building Consultants. All of Tenant’s Agents shall be licensed in the State of California, capable of being bonded and shall use only union labor.

5.2 Construction of Tenant Improvements by Tenant’s Agents.

(a) Construction Contract; Cost Budget; Over-Allowance Payments. Landlord acknowledges that prior to the date of this Lease it has received and approved a copy of Tenant’s executed construction contract and general conditions with Contractor (the “Contract”). Prior to the commencement of the construction of any portion of the Tenant Improvements, Tenant shall provide Landlord with a schedule of values consisting of a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, in connection with the design and construction of such Tenant Improvements, which costs form the basis for the amount of the Contract (the “Anticipated Costs”). Landlord and Tenant shall determine the amount equal to the difference between (i) the amount of such Anticipated Costs, and (ii) the amount of the Allowance applicable to such portion of the Premises (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of such portion of the Tenant Improvements) (such difference, if any, being the “Anticipated Over-Allowance Amount”). As of the date of this Lease, the Anticipated Over-Allowance Amount is projected to be $ . Tenant shall pay a percentage of each amount requested by the Contractor or otherwise to be disbursed under this Work Letter, which percentage (the “Percentage”) shall be equal to the Anticipated Over- Allowance Amount divided by the amount of the applicable Allowance, and such payments by Tenant (the “Over- Allowance Payments”) shall be a condition to Landlord’s obligation to pay any amounts from the Allowance (the “Improvement Allowance Payments”). Tenant shall advise Landlord from time to time as such Anticipated Costs are further refined or determined or the costs relating to the design and construction of the applicable Tenant Improvements otherwise change, and the Anticipated Over-Allowance Amount and Over-Allowance Payments shall be adjusted such that the applicable Improvement Allowance Payments by Landlord and applicable the Over- Allowance Payments by Tenant shall accurately reflect the then-current amount of the Anticipated Costs for the applicable Tenant Improvements.

(b) Construction Requirements.

(i) Landlord’s General Conditions for Tenant’s Agents and Tenant Initial Improvement Work. Construction of the Tenant Improvements shall comply with the following: (A) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings and Landlord’s (and Landlord’s) construction guidelines; (B) Tenant’s Agents shall submit schedules of all work relating to the Tenant Improvements to Landlord and Landlord shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (C) Tenant shall abide by Landlord’s construction rules for the Project and all other rules reasonably made by Landlord and Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, any required shutdown of utilities (including life safety systems), storage of materials, coordination with other contractors working in any portion of the Building, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Improvements. Tenant shall pay to Landlord a fee for Landlord’s design review, processing of Payment Requests, coordination of the Tenant Improvements with Landlord, and general oversight (the “Management Fee”) with respect to the Tenant Improvements in an amount equal to Nine Hundred Sixty-Two

EXHIBIT 1.1.1-2

Thousand Three Hundred Seventy Seven and 50/100 Dollars ($962,377.50) (i.e., 2.5% of the Tenant Improvement Allowance and the Base Building Improvement Allowance); the Management Fee shall be deducted from the applicable portion of the Allowance on a pro rata basis with each disbursement of such portion of the Allowance.

(ii) Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s nonpayment of any amount arising out of the Tenant Improvements and/or Landlord’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (A) to permit Tenant to complete the Tenant Improvements, and (B) to enable Tenant to obtain any building permit or certificate of occupancy for any portion of the Premises. The foregoing indemnity shall not apply to claims caused by the gross negligence or willful misconduct of Landlord, Landlord or its or their members, partners, shareholders, officers, directors, agents, employees and/or contractors, or to the failure of Landlord to disburse the Allowance as and when required hereunder.

(iii) Requirements of Tenant’s Agents. Each of Tenant’s Agents shall warrant that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials, that the materials and equipment used will be new and of good quality (unless expressly specified otherwise in the contract documents), and that the work will conform to the requirements of the contract documents. The foregoing warranties are in addition to any other warranties with respect to the work that may be required by the contract documents. Further, and without limiting the foregoing warranties, each of Tenant’s Agents shall agree to be responsible for the replacement or repair, without additional charge, of all defects in the work performed or furnished under its contract that become apparent during the one (1) year period following substantial completion of the Tenant Improvements. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with the removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that are damaged or disturbed as a result of the defective work or any replacement or repair work. All of the warranties and agreements described herein shall be contained in the Contract and each subcontract and shall be written such that they inure to the benefit of Landlord, Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord and/or Landlord any assignment or other assurances as may be necessary to affect such right of direct enforcement.

(c) Insurance Requirements.

(i) General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Landlord as set forth in the Lease (provided that the limits of liability to be carried by Tenant’s Agents and Contractor shall be in amounts as may be required by Landlord).

(ii) Special Coverages. During construction of any portion of the Tenant Improvements, Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements (at Tenant’s option, Tenant shall cause Contractor to carry such Builder’s All Risk insurance), and such other insurance as Landlord or Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such customary extended coverage endorsements as may be reasonably required by Landlord and/or Landlord, and shall be in form and with companies as are required to be carried by Tenant as set forth in the Lease. During construction of any portion of the Tenant Improvements, Tenant shall cause any architect and engineer to carry professional liability insurance with limits of not less than $2,000,000 per claim and in the annual aggregate covering professional services performed by the respective party, and such coverage must be maintained for the greatest period under which a claim may be properly asserted under the applicable statute of limitations or repose.

(iii) General Terms. Certificates for all insurance carried pursuant to this Section 3.2(c) shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. Tenant shall immediately notify Landlord in the event any policy of insurance carried by Tenant is cancelled or the coverage materially changed. Tenant’s Contractor and subcontractors

EXHIBIT 1.1.1-2

shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant, where applicable. All policies carried under this Section 3.2(c) (other than Workers’ Compensation coverage) shall insure Landlord, Landlord and Tenant, as their interests may appear. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder, as evidenced by an endorsement or policy excerpt. Such insurance shall provide that it is primary insurance with respect to the Tenant Improvements and that any other insurance maintained by Landlord or Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under the Lease or this Work Letter.

(d) Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other federal, state, city and/or quasigovernmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person or entity; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

(e) Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building or any portion of the Premises or the structure or exterior appearance of the Building, Landlord may take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

(f) Meetings. Tenant shall hold periodic meetings at a reasonable time with the Architect and the Contractor regarding the progress of the preparation of the Construction Drawings and the construction of the Tenant Improvements, and Landlord shall receive prior written notice of, and Landlord and/or its agents (and Landlord and/or its agents) shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, and Landlord and Landlord will be included in the distribution list for such minutes. One such meeting each month shall include the review of Contractor’s current request for payment.

5.2 Notice of Completion; Copy of Record Set of Plans. Within thirty (30) days after completion of construction of any portion of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of San Francisco County in accordance with Section 8182 of the California Civil Code or any successor statute, shall furnish a copy thereof to Landlord upon such recordation, and shall timely give all notices required pursuant to Section 8188 or 8190 of the California Civil Code or any successor statutes. If Tenant fails to do so, Landlord may execute and file such Notice of Completion and give such notices on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. Within thirty (30) days following the completion of construction of any portion of the Tenant Improvements, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord such updated drawings in accordance with Landlord’s then-current CAD Format Requirements, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises as Landlord may require.

EXHIBIT 1.1.1-2

SECTION 6

MISCELLANEOUS

(a) Tenant’s Representative. Tenant has designated Larry Matarazzi (larry@vir.bio) as its sole representative with respect to the matters set forth in this Work Letter, until further notice to Landlord, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter.

(b) Landlord’s Representative. Landlord has designated Eric Giles (egiles@lfrep.com) its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter.

(c) Tenant’s Default. Notwithstanding any provision to the contrary contained in the Lease, if a Default by Tenant under the Lease (including, without limitation, this Work Letter) has occurred at any time on or before the substantial completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Allowance, and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

EXHIBIT 1.1.1-2

Attachment 1

Base Building Improvement Additions

XL CONSTRUCTION

Bio - 1800 Owens Lab TI
Base Building Infrastructure Adds

rev. 6.14.2021

	Scope / Description	ROM Cost	Notes
1	Elevator Pressurization Fans	$ 169,600.00	New supply fans utilizing existing relief vent openings. The base building did not provide this infrastructure, which is required for high rise lab buildings to meet the updated smoke control and San Francisco city requirements
2	Added Fan Coil Units	$ 109,969.00	Added fan coil units to supplement DMPK lab areas due to lack of cooling water capacity.
3	Domestic Hot Water - InstaHots	$ 18,500.00	Domestic hot water only provided at restrooms.
4	Domestic Cold Water - Booster Pump	$ 10,000.00	Added domestic cold water booster pump due to pressure at L12 not sufficient to supply emergency showers and equipment.
5	Industrial Cold Water	$ 15,000.00	Base building only provides domestic cold water stub outs on each floor. Backflow preventer needs to be added on each floor.
6	Industrial Hot Water	$ 63,500.00	Base building only provides domestic cold water stub outs on each floor. Industrial water heater needs to be added.
7	Negative Air Requirements During Construction	$ 79,400.00	The base building is not allowing the tenant to use the building exhaust fans to provide negative air to the construction spaces. Instead, temporary slab openings, duct, and negative air machines are required on each floor to exhaust air thru the roof during construction.
8	New Supply Air Shafts	$ 226,200.00	In a typical lab C&S, the mechanical shafts and mains would already be built to serve all floors. This cost is for demo of the existing slab and supply and install duct and shaft walls only. FSDs and FA connections are not included (Assumed to be part of TI)
9	New Exhaust Air Shafts	$ 284,400.00	In a typical lab C&S, the mechanical shafts and mains would already be built to serve all floors. This cost is for demo of the existing slab and supply and install duct and shaft walls only. FSDs and FA connections are not included (Assumed to be part of TI)
10	Added Sprinkler Riser for L-Occupancy	$ 195,000.00	The base building Maximum Allowable Quantity (MAQ) of Hazardous Materials for floors above Level 5 driving the need for additional sprinkler coverage.
11	Cooling Capacity Insufficiencies - HVAC	$ 868,700.00	Added boiler, modify AHU to 100% OSA, added air cooled VRF system. Typical labs use roughly 1.6-1.7 cfm/SF. The base building is only providing 1.1-1.2 cfm/SF (2/3 of which is recirc). That means the building is providing approxmiately 0.5 cfm/SF below the typical lab space in the Bay Area. Also, the base building drawings show the condenser water system only serving sector 1 and note that the system provides 20 tons per floor. Longfellow has requested the team to assume this system will also serve sector 2, reducing the capacity to 13 tons per floor.
12	Cooling Capacity Insufficiencies - Plumbing	$ 71,400.00	Condensate water for VRF fan coils, 3" NG for new boiler. This work is required to accommodate HVAC modifications described in item #10 above.
13	Electrical Capacity & Discrepancies	$ 161,311.00	In a typical lab C&S, separate bus risers would exist for standby and normal power. This building has one bus riser that is connected to the generator, so everything plugged into that bus riser takes capacity from the generator, even loads that would normally not otherwise need standby power (like the 9th floor office space). To reserve emergency capacity on the generator for other tenants we are taking normal power from the roof substation to feed the 9th floor. To do this we're required to upgrade the roof substation by adding transformer fans. As a separate issue, note that the roof emergency electrical distribution record drawing incorrectly shows the lab exhaust fans much smaller than they are with six fans going from 15 HP each to 60 HP each. As a result, the base building system as designed now with NO added loads does not appear to work/meet code. We understand he landlord is working on an approach to fix this issue and provide our team with a place to connect our project's emergency loads. The difference between emergency power and standby power is a code-driven one. Standby power is at the tenants discretion (refrigerators, freezers, IT loads, etc) while emergency power is required by code (ventilation for lab spaces and smoke control pressurization).
14	Refeed UPS Panels	$ 32,477.00	This is due to building UPS being removed by DBX
15	Hazardous Materials Test & Report	$ 15,588.00	A "Zero Hazard" report is typically available from the building owner to ensure no hazardous materials, such as lead or asbestos, were used in the construction of this building or previous tenant buildouts. The building owner did not have this information/report available so this project is required to perform our own survey.
16	Roof Patching for Haz Materials Testing	$ 8,750.00	Costs to repair the roof after samples were taken of existing roof material to create the report mentioned in item 15 above.
	TOTAL	$ 2,329,795.00

EXHIBIT 1.1.1-1

11

Attachment 2

Base Building Delivery Condition

EXCHANGE - SECTOR 1
1800 OWENS STREET
SAN FRANCISCO, CA

	Landlord	Tenant	Notes
STRUCTURAL			
11" mild steel reinforced concrete slabs on levels 2-12 with live load capacity of 125 psf non-reducible for slab (Except for parking floors)	X		
Roof within mechanical penthouses 150 psf live load. Non-mechanical roof area live load capacity of 20 psf	X		
Structural enhancements for specific Tenant load requirements		X	
Post-tensioned concrete flat slab at parking garage decks	X		
Upgrade structural reinforcing for Tenant's vibration limitations		X	
Floor to floor dimension of 14'-10" on floors 2 – 6. Floors 7 – 12, 13'-0"	X		
Structural framing dunnage above roof for Base Building equipment including LL provided AHU's & EFs	X		
Structural framing dunnage above roof for Tenant equipment subject to Landlord review and approval		X	The mechanical roofs were designed for 50 psf LL + 100 psf mechanical loads
Miscellaneous metals items and/or concrete pads for Base Building equipment	X		
Miscellaneous metals items and/or concrete pads for Tenant equipment		X	
Vibration Criteria: 8,000 micro inches per second	X		
ROOFING			
Single ply asphalt roofing system with rigid insulation with 20 year warranty	X		
Roofing penetrations for Base Building equipment/systems including LL provided AHU's & EFs	X		
Roofing penetrations for approved Tenant equipment/systems, required to be installed by Base Building roofing subcontractor		X	
Walkway pads to Base Building equipment	X		
Walkway pads to Tenant equipment		X	
Roofing alterations due to Tenant changes installed by Base Building roofing subcontractor		X	
Roof patching by licensed and manufacturer certified roofing contractor for all penetrations made as part of the tenant investigation or work on the roof(s)		X	Per Exhibit A, Tenant has accepted a Base Building Improvement Allowance from Landlord to complete this work at Tenant's sole cost & responsibility
EXTERIOR			
Building exterior envelope	X		
Base Building entrances	X		
Loading dock overhead door	X		
Screen enclosure for Base Building rooftop equipment incl. LL provided AHU's and Efs	X		
ARCHITECTURAL

EXHIBIT 1.1.1-2

12

Approved demolition of previous improvements in tenant premises to accommodate tenant plan		X	
Accessible main entrance.	X		
Egress corridors on multi-tenant floors	X		
First floor finished lobby	X		
Core area toilet rooms.	X		
Bicycle storage adjacent to building lobby	X		
4- passenger elevators; 3500 lbs. 1- passenger/freight elevator, 4500 lbs; 1 - freight elevator, 4500 lbs	X		
Painted metal railings in all stairways	X		
Code required interior signage for all Base Building rooms	X		
Janitor's closets in core areas	X		
Doors, frames, and hardware at common areas	X		
Loading dock area accessible from Tenant Premises	X		
Covered loading dock enclosure for weather protection	X		
Furnish and install Building Standard window treatment including blocking in Tenant areas.		X	
Window sills as applicable in Tenant areas		X	
Drywall and finishes at inside face of exterior walls (fire-rated)		X	
Drywall and finishes at inside face of exterior walls (non fire-rated)		X	
Finishes at Tenant side of core partitions		X	
Tenant Premises HVAC and Plumbing Rooms		X	
Electrical closets within Tenant Premises		X	
Tel/data rooms for interconnection with Tenant tel/data		X	
Tenant kitchen areas		X	
Approved modifications to core areas to accommodate Tenant requirements		X	
Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, millwork, casework, and build-out		X	
Code compliant chemical and waste storage rooms in tenant premises		X	
Fixed or movable casework/millwork		X	
Laboratory Equipment including, but not limited to, biosafety cabinets, autoclaves, glasswashers, bioreactors.		X	
Chemical Fume Hoods, bench fume hood, lab casework		X	
Shaft enclosures for Base Building systems' risers	X		Base building electrical, plumbing, lab waste as required by code
Shaft enclosures for Tenant MEP risers within allocated space in or out of tenant premises		X	Fire rating to comply with occupancy type in which building and respective floors are permitted
All interior signage for Tenant Premises		X

EXHIBIT 1.1.1-2

13

Building hazardous material inspection and report to certify that building is free of lead, Asbestos or other materials hazardous to the occupants or workers. Report shall be made available to Landlord for its use in the future. All costs associated with report shall be borne by Tenant		X	Per Exhibit A, Tenant has accepted a Base Building Improvement Allowance from Landlord for inspection and report at Tenant's sole cost and responsibility
FIRE PROTECTION			
Combination sprinkler/standpipe system with fire department valves and based on ordinary hazard group 2 occupancy	X		
Modifications to the sprinkler system including design, permitting, piping, risers, fire pump and all control wiring to accommodate tenant desire to change the use of its premises to "L" Occupancy		X	Per Exhibit A, Tenant has accepted a Base Building Improvement Allowance from Landlord to design, permit, construct and commission system at Tenant's sole cost and responsibility
Fire service and double-check valve assembly	X		
Fire pump, controller, test header	X		
Alarm check valve and Siamese connection	X		
Floor control valve assemblies and test drains	X		
Sprinkler coverage to all core areas	X		
Distribution piping with upright heads within Tenant areas	X		
Flow switches, tamper switches, pressure switches	X		
Modification of sprinkler piping and head layout to suit tenant build-out and tenant hazard index		X	
Specialty fire protection systems, ie; pre-action type, FM-200, etc.		X	
Fireproofing required to provide 1hr fire rating to accommodate control areas for "B" occupancy	X		One control area per floor
Fireproofing, smokeproofing and firerating inside and outside of tenant premises to accommodate "L" occupancy		X	
PLUMBING			
Domestic sanitary waste piping for Base Building riser	X		
Domestic sanitary waste piping for tenant use		X	
Storm system connection and roof drainage system	X		
Natural gas service to building for Base Building	X		
Tenant gas service including meter and distribution piping for Tenant services for pro rata allocation service		X	
Domestic cold-water service to building and domestic cold-water booster pump system (floors 7-12)	X		
Domestic cold water booster to building to service requirements for tenant premises including for emergency showers including all piping and insulation and installation per code		X	Per Exhibit A, Tenant has accepted a Base Building Improvement Allowance from Landlord to design, permit, construct and commission system at Tenant's sole cost and responsibility
Potable risers with valve/cap connections at each floor for Tenant use	X		
Backflow preventer(s) for connection by tenant for Water supply to tenant premises including all piping and insulation and installation per code		X	Per Exhibit A, Tenant has accepted a Base Building Improvement Allowance from Landlord to design, permit, construct and commission system at Tenant's sole cost and responsibility
Potable cold-water distribution to Base Building equipment and building common areas	X		
Base Building toilet/janitor core including cold water, hot water, waste and vent systems	X		
Tenant premises point of use hot water source (instahot or equivalent) required for tenant program including power and control wiring, piping and insulation and installation per code		X	Per Exhibit A, Tenant has accepted a Base Building Improvement Allowance from Landlord to design, permit, construct and commission system at Tenant's sole cost and responsibility
Potable and non-potable distribution piping from Base Building risers to Tenant areas		X	
Distribution piping from wet columns		X

EXHIBIT 1.1.1-2

14

Tenant premises domestic hot water industrial water heaters including power and control wiring, piping and insulation and installation per code		X	Per Exhibit A, Tenant has accepted a Base Building Improvement Allowance from Landlord to design, permit, construct and commission system at Tenant's sole cost and responsibility
Lab waste and vent risers with cap connections on each floor for Tenant use	X		
Lab waste distribution system from lab waste risers		X	
Lab waste treatment or pH neutralization system	X		
Lab waste Monitoring sampling pit on lab waste piping prior to connection to sanitary sewer	X		One exterior manhole with a neutralization tank and sampling port that serves Sections 1 & 2 and there is one exterior manhole with a neutralization tank and sampling port that serves Sections 3 & 4
Lab waste monitoring port for tenant discharge in tenant premises before tie into house lab waste stack		X	
Lab vent distribution system from lab vent risers		X	
Tenant potable and non-potable hot water equipment and distribution system		X	
Air compressor system and riser		X	
Compressed air distribution from riser		X	
Vacuum pump system and riser		X	
Vacuum distribution from riser		X	
RO equipment system and riser		X	
RO distribution from riser		X	
Gas cylinders and distribution system (ie: nitrogen co2, argon, etc.)		X	
Tempered hot water heater and riser piping for eyewash/shower unit. System shall have valve/cap connection for tenant use.		X	
Tenant tempered water eyewash/showers and distribution piping		X	
MECHANICAL / HVAC			
MEP systems designed for target ratio of 50:50 lab to office area. B-Occupancy. Air handlers AH-1A, AH-1B installed with ductwork and with vertical shafts extending from roof to down to second floor ceiling, stubbed and capped at each floor level.	X		AH-1A and 1B provide an allocation of VAV system air volume at 16,813 cfm for floors 2-3 each; 18,830 cfm for floors 4-6 each; and 15,623 cfm for floors 7-12 each
Air handler AH-1C installed on roof. Fire rated shafts and floor openings to be provided by tenant	X	X	AH-1C provides air volume of 7,061 cfm for floors 2-3 each; 8,033 cfm for floors 4-6 each; and 7,812 cfm for floors 7-12 each all at 100% outdoor air. The shafts and floor openings for the riser from AH-1C has been filled in and will need to be re-opened and re-constructed with fire ratings to comply with the occupancy type in which the building and the respective floors are permitted, to the desirable floors to utilize the outdoor air capacity.
Air Handler AH-1C Supply air ductwork sized to accommodate all floors served by unit in the building and designed to accommodate future tie-ins without shutdown		X	Per Exhibit A, Tenant has accepted a Base Building Improvement Allowance from Landlord to design, permit, construct and commission system after opening and reconstructing the shafts and ductwork from the ceiling of the 9th floor to the roof and connection to the AHU at Tenant's sole cost and responsibility
Modifications to AHU's to increase 100% outside air supply to tenant premises including design, permitting, equipment modifications, power wiring, control wiring, testing and commissioning as required by the tenant		X	Per Exhibit A, Tenant has accepted a Base Building Improvement Allowance from Landlord to design, permit, construct and commission system at Tenant's sole cost and responsibility
Horizontal supply air ductwork distribution system from shaft connections for tenant areas		X	
Laboratory exhaust fans suitable for laboratory operations. Fire rated shafts and floor openings to be provided by tenant	X	X	Lab exhaust fan array on roof serving floors 2—3 with a capacity of 16,013 cfm each; and floors 4-12 with a capacity of 16,381 cfm per floor each. The shafts and floor openings for the exhaust fans have been filled in and will need to be reopened and reconstructed with fire ratings to comply with the occupancy type in which the building and the respective floor floors are permitted. Per Exhibit A, Tenant has accepted a Base Building Improvement Allowance from Landlord to design, permit, construct and commission the system after opening and reconstructing the shafts and ductwork from the ceiling of the 9th floor to the roof and connection to the AHU at Tenant's sole cost and responsibility.
Lab exhaust ductwork sized to accommodate all floors served by the fans in the building and designed to accommodate future tie ins without a shutdown		X	
Laboratory exhaust horizontal connections at each floor for tenant use		X	
Central chiller plant to provide AHU's AH-1A, AH-1B with cooling source	X		Plant provides 35 tons on floors 2-3 each; 38 tons on floors 4-6 each; and 38 tons on floors 7-12 each.
Central chiller plant to provide AHU AH-1C with cooling source for 100% outside air unit	X		Plant provides 19 tons for floors 2-3 each; 22 tons for floors 4-6 each; and 21 tons for floors 7-12 each

EXHIBIT 1.1.1-2

15

Design, permitting, installation, power wiring, control wiring, testing and commissioning of supplemental cooling source to supplement landlord provided chiller plant capacity and condenser water allocation for tenant premises as required by tenant		X	Per Exhibit A, Tenant has accepted a Base Building Improvement Allowance from Landlord to design, permit, construct and commission system at Tenant's sole cost and responsibility
Design, permitting, installation, power wiring, control wiring, testing and commissioning of supplemental heating hot water boiler system to supplement landlord provided system as required by tenant for tenant premises supplemental HVAC systems		X	Per Exhibit A, Tenant has accepted a Base Building Improvement Allowance from Landlord to design, permit, construct and commission system at Tenant's sole cost and responsibility
Condenser water for supplemental cooling	X		System provides 13 tons for floors 1-12 each.
Fan coil units within tenant premises to provide supplemental cooling required for the tenant program including power and control wiring, piping and insulation per code		X	Per Exhibit A, Tenant has accepted a Base Building Improvement Allowance from Landlord to design, permit, construct and commission system at Tenant's sole cost and responsibility
Tenant specialty exhaust systems		X	
Hot water plant serving air handling units and Tenant hot water risers with valve/cap connections per floor for Tenant use	X		
Code required elevator shaft pressurization fans in the sector 1/2 and 3/4 cores as required for lab use including power and control wiring		X	Per Exhibit A, Tenant has accepted a Base Building Improvement Allowance from Landlord to design, permit, construct and commission system at Tenant's sole cost and responsibility
Tenant hot water distribution piping from risers		X	
Systems (ie: cold rooms, warm rooms, IT rooms,		X	
Automatic temperature control system for Base building equipment and common areas	X		
Automatic temperature control system for Tenant equipment and areas		X	
Building Management System (BMS) for Base Building and LL provided including boiler expansion, MAUs and EFs	X		
BMS (compatible with Landlord's system) within Tenant Premises monitoring Tenant infrastructure		X	
Air quality management required by the tenant fit up project to insure protection of workers and building occupants as required by OSHA and building construction guidelines including all design, installation, operation and maintenance of system during the construction period		X	Per Exhibit A, Tenant has accepted a Base Building Improvement Allowance from Landlord to design, permit, construct and commission system at Tenant's sole cost and responsibility
ELECTRICAL			
Campus electrical service	X		The service to this project is 12kv, so there are no utility transformer vaults associated with this project. Secondary substations are employed to gain building utilization voltages.
Base building substations	X		Sector 1 (1) 3750 KVA substation with 5000 amp 277/480V distribution board in the primary electrical room and (1) 2500 KVA substation on roof with 4000 amp 277/480V distribution board; Sector 3 (1) 3750 KVA substation with 5000 amp 277/480V distribution board in the primary electrical room and (1) 2500 KVA substation on roof with 4000 amp 277/480V distribution board.
Distribution	X		The power distribution to Floors 2 through 12 in Sector 1 is via a 3000A, 480V, 4W bus riser which is 100% connected to the Tenant Standby Generator "1TG-01" that also serves Sector 2. This makes every floor from Levels 2 through 12 in the North Tower and Levels 2 through 6 in the North Building completely on standby power. Available power on floors 2-3 is 69 KVA each; floors 4-6 117 KVA each; floors 7-12 114KVA each
Additional Normal power	X	X	Additional normal power is available in the substation in the primary electric room in Sector 1 and requires transformers, connection and distribution by the tenant. Available power on floors 2-3 is 24KVA each; floors 4-12 is 41KVA each
Design, permitting, installation of electrical distribution from the Sector 1 substation located on the roof to provide tenant premises with additional normal power capacity beyond its pro rata share including all code required modifications to the electrical service		X	Per Exhibit A, Tenant has accepted a Base Building Improvement Allowance from Landlord to design, permit, construct and commission system at Tenant's sole cost and responsibility
Design, permitting, field work and modifications to existing UPS system to accommodate tenant needs. Tenant agrees to work from in place system as is.		X	Per Exhibit A, Tenant has accepted a Base Building Improvement Allowance from Landlord to design, permit, construct and commission system at Tenant's sole cost and responsibility
Emergency power	X		A 2000 KW Life Safety Emergency Generator is provided. Base building common area life safety emergency lighting and signage, as well as lab exhaust and smoke control systems are connected to Emergency power.
Conductors, metering equipment and circuit breakers to Tenant areas	X		
Main switchboard, metered, for base building systems	X		
Bus duct risers serving floors at floors	X		
Tenant meters, fused disconnect and utility transformer cabinets at all floors		X	
Life safety systems for Tenant use	X		
Standby generator for tenant systems	X		See above in "Distribution"
Electric closets at floors for base building systems and core areas	X		
Electric closets for tenant areas	X

EXHIBIT 1.1.1-2

16

EXHIBIT 1.1.1-2

17

Attachment 3

Mechanical Shaft Depiction

EXHIBIT 1.1.2

Attachment 4

Existing Approvals

Date	Landlord Approval Letters
May 18, 2021	VIR Logistics Plan 1a & Safe-off Plan for floors 10, 11, and 12 in Sector 1
June 1, 2021	VIR Demo Work for floors 10, 11, and 12 in Sector 1
June 4, 2021	Elevator C&D Separation
June 17, 2021	VIR Phase 2 Rev. 2 Logistics Plan for floors 10, 11, and 12 in Sector 1
July 11, 2021	VIR Elevator D-FASE Protection and Use Plan in Sector 1
September 1, 2021	VIR 7/23/2021 Permit Drawings and 8/3/2021 MEPF BOD in Sector 1 (Review comments and partial approval)
September 15, 2021	VIR Shaft Structural Demolition Work for floors 10, 11 and 12 in Sector 1
November 3, 2021	VIR 7/23/2021 Permit Drawings and 8/3/2021 MEPF BOD in Sector 1

EXHIBIT 1.1.2

EXHIBIT 1.3

FIRST REFUSAL SPACE

Note: Seventh (7th) floor of the North Tower contains 26,657 RSF.

EXHIBIT 1.3

EXHIBIT 2.1

FORM OF NOTICE OF LEASE TERM DATES

To:

Re: Lease dated _______________, 20__ between _______________________, a ______________________ (“Landlord”), and ____________________________, a ____________________________ (“Tenant”) concerning Suite ________ on floor(s) ________________ of the building located at [INSERT BUILDING ADDRESS].

Gentlemen:

In accordance with the Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.
The Lease Term shall commence on or has commenced on _________________ for a term of __________________ ending on ____________________.
2.
The Rent Commencement Date occurred on , subject to the Base Rent abatement set forth in Section 3 of the Lease.
3.
Your rent checks should be made payable to _____________________ at ______________.
4.
Tenant’s Share of Direct Expenses with respect to the North Tower is __________________, subject to any Retail Space Cost Pool.
5.
Capitalized terms used here that are defined in the Lease shall have the same meaning when used herein.

If the provisions of this letter correctly set forth our understanding, please acknowledge by signing at the place provided below on the enclosed copy of the letter and returning the same to Landlord.

“Landlord”:

KRE EXCHANGE OWNER LLC, a Delaware limited liability company

By:
Its:

Agreed to and Accepted as

of _________________, 20___

“Tenant”:

a
By:
Its:

EXHIBIT 2.1

EXHIBIT 4.4.3

THE EXCHANGE

MISSION BAY REQUIREMENTS

1. Environmental Covenant. The Project may contain hazardous materials in soils and in the ground water under the Project, and is subject to a deed restriction (Covenant and Environmental Restriction on Property) dated as of February 23, 2000, and recorded in the Official Records of the City and County of San Francisco, California (the “Official Records”) on March 21, 2000, as Document No. 2000-G748552 (the “Environmental Covenant”), which Environmental Covenant imposes certain covenants, conditions, and restrictions on usage of the Project. The foregoing statement is required by the Environmental Covenant and is not a declaration that a hazard exists. As required by Section 3.3 of the Environmental Covenant, Landlord hereby states as follows: “The land described herein may contain hazardous materials in soils and in the ground water under the property, and is subject to a deed restriction (Covenant and Restriction) dated as of February 23, 2000, and recorded on March 21, 2000, in the Official Records of San Francisco County, California, as Document No. G748552, which Covenant and Restriction imposes certain covenants, conditions, and restrictions on usage of the property described herein. This statement is not a declaration that a hazard exists.” The Environmental Covenant references and requires compliance with the provisions of the Risk Management Plan, Mission Bay Area, San Francisco, California, dated May 11, 1999 (as may be amended from time to time, the “RMP”). Tenant hereby acknowledges receipt of a copy of the original RMP, and hereby covenants (i) to comply with the RMP (to the extent the RMP applies to Tenant’s activities), (ii) to obligate other entities with which Tenant contracts for construction, property maintenance, or other activities that may disturb soil or groundwater to comply with the applicable provisions of the RMP, and (iii) to refrain (and to cause the entities with which it so contracts to refrain) from interfering with Landlord’s or other Occupant’s (with “Occupant” having the meaning ascribed in the Environmental Covenant) compliance with the RMP. Additionally, in all future leases, licenses, permits, or other agreements between Tenant and another entity which authorizes such entity to undertake or to engage in activities that are subject to one or more requirements set forth in the RMP, Tenant will provide a copy of the RMP or its relevant provisions prior to execution of such agreements and ensure that such agreements contain covenants that (i) such entity will comply with the RMP (to the extent the RMP applies to the entity’s activities); (ii) such entity will obligate other entities with which it contracts for construction, property maintenance or other activities which may disturb soil or groundwater to comply with the applicable provisions of the RMP; and (iii) such entity (and the entities with which it so contracts) will refrain from interfering with Landlord’s, Tenant’s, or other Occupants’ compliance with the RMP.

2. Special Tax Acknowledgment. In accordance with Section 53341.5 of the California Government Code, Tenant previously has delivered to Landlord acknowledgments, duly executed by Tenant, confirming that Tenant has been advised of the terms and conditions of the “CFDs” (as defined below), including that the Project is subject to the “CFD Assessments” (as defined below). As used herein, (a) “CFDs” shall mean, collectively, (i) the Redevelopment Agency Community Facilities District No. 5 (Mission Bay Maintenance) (the “Maintenance CFD”) (established to pay a portion of the costs of ongoing maintenance of open space parcels in Mission Bay), (ii) the Redevelopment Agency Community Facilities District No. 6 (Mission Bay South Public Improvements) (the “Infrastructure CFD”) (established to pay a portion of the costs of constructing and installing public infrastructure in Mission Bay), and (iii) the San Francisco Unified School District of the City and County of San Francisco Community Facilities District No. 90-1 (Public School Facilities) (the “Public School CFD”) (established to pay a portion of the costs of acquiring and/or constructing public school facilities), and (b) “CFD Assessments” shall mean the special taxes (i) to be levied on the Project and other property in Mission Bay in accordance with the terms and conditions of the “Rate and Method of Apportionment of Special Tax” applicable to the Infrastructure CFD and the Maintenance CFD, respectively, and (ii) to be levied on the Project and other property in accordance with the terms and conditions applicable to the Public School CFD. Tenant acknowledges that, pursuant to the CFDs, CFD Assessments may be levied on the Project and that, without limiting the generality of any other provision contained in this Lease, Direct Expenses shall include all such CFD Assessments.

3. Project Labor Agreement. Tenant has been informed by Landlord of the following: (a) Perini Corporation, CDC and its parent, subsidiaries and successor developers in which it holds a majority interest (collectively, “CDC Parties”), the San Francisco Building and Construction Trades Council, AFL-CIO (“Council”), and certain affiliated local unions originally entered into a certain Mission Bay Project Agreement (the “Original Project Labor Agreement”) for the Mission Bay project on October 8, 1990, pursuant to which (i) CDC Parties

EXHIBIT 4.4.3

agreed, to the fullest extent possible, to award all construction contracts in Mission Bay for “Covered Work” (as defined in the Original Project Labor Agreement) to unionized construction firms; and (b) CDC and the individual members of the Council entered into an Addendum to Agreement (“Addendum”) that amended certain terms of the Original Project Labor Agreement (the Original Project Labor Agreement, as amended by the Addendum, shall be referred to as the “Project Labor Agreement”), pursuant to which CDC agreed that CDC would require, as a condition of any sale, conveyance, ground lease, or donation of real property covered by the Project Labor Agreement (“Covered Property”), that any and all successors in interest and/or assignees, buyers, ground lessees, or donees (any of the foregoing, a “Covered Successor”) of Covered Property shall require any contractors to which the Covered Successor contracts work that is covered by the Project Labor Agreement to sign and become a party to a successor project labor agreement (a “Successor Project Labor Agreement”, the form of which is attached hereto as Schedule 1 to this Exhibit 4.4.3). Tenant acknowledges that the Project is Covered Property, that Landlord is a Covered Successor, and that Landlord has agreed to require any contractors to which Landlord contracts work which is Covered Work to sign and become a party to a Successor Project Labor Agreement. Accordingly, Tenant hereby agrees that Tenant shall require any contractors to which Tenant or any of its contractors contract work which is Covered Work to execute and deliver a Successor Project Labor Agreement. If Tenant acts as a contractor, Tenant shall be required to sign a Successor Project Labor Agreement as project contractor. Tenant will cause its general contractor to execute a Successor Project Labor Agreement prior to the commencement of any construction work on the Project and shall deliver an executed original of each Successor Project Labor Agreement to Landlord. Following Landlord’s receipt of such executed original of the Successor Project Labor Agreement, Landlord shall use commercially reasonable efforts to obtain full execution of the Successor Project Labor Agreement by the union signatories, but Tenant acknowledges that Landlord shall have no liability whatsoever if full execution of the Successor Project Labor Agreement is not obtained.

4. First Source Hiring Program. Tenant has been informed by Landlord that there is a City-wide “First Source Hiring Program” (“FSHP”) (adopted by the City and County of San Francisco on August 10, 1998, Ordinance No. 264-98). Tenant hereby acknowledges that its activities with respect to the Project are or may be subject to the FSHP. Accordingly, Tenant shall comply with any provisions of the FSHP that are applicable to the Premises or any construction in, or use or development of, the Premises by Tenant.

5. Non-Discrimination. Without limiting the generality of any other provision of this Lease, there shall be no discrimination against, or segregation of, any person or group of persons or any employee or applicant for employment on account of race, color, creed, religion, sex, marital or domestic partner status, familial status, national origin, ancestry, lawful source of income (as defined in Section 3304 of the San Francisco Police Code), gender identity, sexual orientation, age, or disability (including, without limitation, HIV/AIDS status) in the sale, lease, sublease, transfer, use, occupancy, tenure, or enjoyment of any part of the Project, nor shall Tenant or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, lessees, subtenants, sublessees, or vendees in any part of the Project. All deeds, leases, subleases, or contracts concerning the Project shall contain the non-discrimination and non-segregation clauses specified for each type of document in Section 33436 of the California Health and Safety Code.

6. Tax Exempt Entities. Tenant acknowledges that it has received and reviewed that certain Grant Deed dated May 19, 2014, executed and acknowledged on behalf of FOCIL-MB, LLC, and Landlord, recorded in the Official Records on May 23, 2014, as Document No. 2014-J886903-00 (the “Grant Deed”), and further that this Lease and Tenant are subject and subordinate to, and Tenant shall not violate, the covenants contained in such Grant Deed. Such Grant Deed contains certain covenants by Landlord regarding payments of taxes (or payments in lieu of taxes) if (a) there is any sale, assignment, conveyance, lease, sublease, or other alienation of any portion of the Project to an entity that is or could be exempt from property taxation (a “Tax Exempt Entity”), or (b) there is a grant to a Tax Exempt Entity of occupancy rights (such as under a space lease) where, as the result of such grant, all or any portion of any improvements on all or any portion of the Project would or could be exempt from property taxation. Accordingly, Tenant shall not Transfer the Premises, or any portion thereof, or sublease space in, or otherwise grant any occupancy rights, in the Premises to any Tax Exempt Entity without first: (a) obtaining from such Tax Exempt Entity a binding contractual commitment, in form and substance reasonably satisfactory to, and for the benefit of, the Successor Agency to the Redevelopment Agency (the “Successor Agency”) and the City and County of San Francisco (collectively, “City and County”), obligating such entity to make a payment in lieu of taxes (“PILOT Agreement”) equal to the full amount of the property taxes that would have been assessed against the Premises notwithstanding

EXHIBIT 4.4.3

such occupancy by a Tax Exempt Entity; or (b) entering into a binding PILOT Agreement, in form and substance reasonably satisfactory to, and for the benefit of, the Successor Agency and the City and County, requiring the full payment of property taxes (or a payment in lieu thereof in an amount equal to the property taxes) that would have been assessed against the Premises notwithstanding such occupancy by such Tax Exempt Entity, or (c) obtaining the written consent of the Successor Agency and the City and County, in their respective sole discretion. Tenant hereby agrees not to request that Landlord request an adjustment to the “Base Year Value” (as defined below) for the “South Plan Area” (as defined in the OPA), or any portion thereof, as a result of any Transfer permitted under this Lease to a Tax Exempt Entity. For purposes hereof, (i) the term “Base Year Value” means the aggregate assessed value of property within the South Plan Area on the assessment roll last equalized prior to the effective date of the ordinance adopting the Redevelopment Plan, and (ii) the term “last equalized” has the meaning set forth in Section 2052 of the California Revenue and Tax Code.

7. Mitigation Measures. Tenant has been informed by Landlord that the Project (along with other property) is subject to the Mitigation Monitoring and Reporting Program for the Mission Bay South Plan Area (including, but not limited to, the Mission Bay South CEQA Mitigation Measures described in Attachment L to the Mission Bay South Owner Participation Agreement between the Redevelopment Agency and CDC dated November 16, 1998, and recorded in the Official Records on December 3, 1998, as Document No. 98-G477258). Tenant shall comply with the following mitigation measures (and with any other mitigation measures that Landlord reasonably determines are applicable to Tenant’s operations in the Premises):

(a)
Mitigation Measure L01 (Biohazardous Materials Handling Guidelines): Require businesses that handle biohazardous materials and do not receive federal funding to certify that they follow the guidelines published by the National Research Council and the U.S. Department of Health and Human Services Public Health Service, National Institutes of Health, and Centers for Disease Control as set forth in Biosafety in Microbiological and Biomedical Laboratories, Guidelines for Research Involving Recombinant DNA Molecules (NIH Guidelines), and Guide for the Care and Use of Laboratory Animals, or their successors, as applicable.
(b)
Mitigation Measure L02 (Use of HEPA Filters): Require businesses handling biohazardous materials to certify that they use high efficiency particulate air (HEPA) filters or substantially equivalent devices on all exhaust from Biosafety Level 3 laboratories unless they demonstrate that exhaust from the Biosafety Level 3 laboratories would not pose a substantial health and safety hazards to the public or the environment. Require such businesses to certify that they inspect or monitor the filters regularly to ensure proper functioning.
(c)
Mitigation Measure L03 (Handling of Biohazardous Materials): Require businesses handling biohazardous materials to certify that they do not handle or use biohazardous materials requiring Biosafety Level 4 containment (i.e., dangerous or exotic materials that pose high risks of life-threatening diseases or aerosol-transmitted infections, or unknown risks of transmitting in the Project Area).

8. Declaration of Tax Appeal Waiver Agreement. Tenant acknowledges that it has received and reviewed a certain Declaration of Tax Appeal Waiver Agreement dated May 23, 2014, executed and acknowledged on behalf of FOCIL-MB, LLC, and Landlord, recorded in the Official Records on May 23, 2014, as Document No. 14-J886906 (“Declaration of Tax Appeal Waiver Agreement”), and further that this Lease and Tenant are subject and subordinate to, and Tenant shall not violate, the covenants contained in such Declaration of Tax Appeal Waiver Agreement. Such Declaration of Tax Appeal Waiver Agreement contains certain covenants by Landlord to not (and waivers of any rights to) take any action or seek to take any action (including filing any appeal, contest, commencing any legal action or otherwise challenging or disputing in any way) that would result in a reduction of the assessed value of the Project for property tax purposes below a “Minimum Amount” (as defined in the Declaration of Tax Appeal Waiver Agreement as the sum of (i) $95,000,000.00 plus (ii) the actual construction costs for the Project, provided, however, that the Minimum Amount shall increase on the anniversary of the Completion of Construction (as defined therein) and annually thereafter by 2%). In connection with the foregoing, and notwithstanding the terms and conditions of Article 4 of this Lease, (a) Tenant shall not have the right to require Landlord to seek any reduction in Tax Expenses below the Minimum Amount, and (b) notwithstanding anything to the contrary set forth in this Lease, only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord’s consent shall constitute an Event of Default by Tenant under this Lease.

EXHIBIT 4.4.3

SCHEDULE 1 TO EXHIBIT 4.4.3

THE EXCHANGE

SUCCESSOR PROJECT LABOR AGREEMENT

[ATTACHED]

EXHIBIT 4.4.3

MISSION BAY

PROJECT AGREEMENT

Exhibit A – 2

EXHIBIT 4.4.3

MISSION BAY

PROJECT AGREEMENT

This Project Agreement (“Agreement”) is entered into this ______ day of _____________, 200_ by and among _________________________________ (hereinafter referred to as the “Project Contractor”), and the San Francisco Building and Construction Trades Council, AFL-CIO; and affiliated Local Unions whose names are subscribed hereto and who have, through their duly authorized officers, executed this Agreement (hereinafter collectively referred to as the “Union” or the “Unions”). The term Contractor as used in this Agreement includes all contractors and subcontractors of whatever tier. Contractor agrees to comply with the collective bargaining agreements listed in Schedule A for the purposes of the Covered Work only, and any obligation incurred under Schedule A agreements shall expire with the termination of this Agreement. Where specific reference to ________________ only is intended, the term Project Contractor is used. This project is being constructed pursuant to an Owner’s Participation Agreement (“Owner OPA”) for Mission Bay _______________ originally between the Redevelopment Agency of the City and County of San Francisco and Catellus Development Corporation (“Catellus”) and subsequently transferred in part to _____________________ (the “Owner”). The project area is generally bound by ________________________________________________________.

Catellus and the Unions entered into the Mission Bay Project Agreement (“Original PLA”) for the entire Mission Bay project on October 8, 1990. The Original PLA was amended by an Addendum to Agreement effective __________________ 2003 (“Addendum”), which among other things, requires the execution of this Agreement by the Project Contractor when Catellus sells, conveys, ground leases or donates to a third party any real property covered by the Original PLA, subject to the terms and conditions of the Addendum.

Exhibit A – 3

EXHIBIT 4.4.3

ARTICLE I. PURPOSE

The construction at the Owner’s project will require substantial numbers of employees from construction and other supporting crafts. The orderly and uninterrupted construction of the work at the Mission Bay project and the Owner’s project are of significant interest to the parties to this Agreement.

It is the purpose of this Agreement to ensure that all work covered by this Agreement proceeds efficiently, economically, and with due consideration for the protection of labor standards, wages, and working conditions.

Consistent with the implementation of the programs described in the Mission Bay Affirmative Action and Economic Development Plan (“MBAAWEDP”), Project Contractor will, to the fullest extent possible, award all construction contracts to unionized construction firms. Project Contractor further commits that all construction work under its jurisdiction shall be at prevailing wages, fringes and conditions for all trades and crafts pursuant to the appropriate contract identified on Schedule A. Project Contractor will use good-faith efforts to maximize MBE, WBE and LBE contracts with union firms. Should it be determined that Minority Business Enterprise/Women Owned Business Enterprise; (MBE/WBE) goals for .this project are not being reached a a result of this Agreement, the affected crafts, San Francisco Building Trades Council and Project Contractor will meet and confer to arrive at a resolution which allows for MBE/WBE goal attainment.

The parties to this Agreement have agreed and do establish and put into practice effective and binding methods for the settlement of all misunderstandings, disputes, or grievances that may arise between or among the parties to this Agreement. To accomplish the purpose that the Contractor be assured of complete continuity of operation and that labor-management peace be maintained, the Unions agree not to engage in any strike, picketing, work stoppage, slowdown, sympathy action or any other disruptive activities directed to or in connection with Covered Work, and the Contractors agree not to engage in any lockout.

Exhibit A – 4

EXHIBIT 4.4.3

ARTICLE II. EFFECT OF OTHER AGREEMENTS

The provisions of this Agreement, including the local collective bargaining agreements listed on Schedule A, shall apply to Project Contractor’s construction and the Owner’s project, notwithstanding the provisions of local and/or national union agreements which may conflict or differ with the terms of this Agreement. Where a subject is covered by the provisions of this Agreement is also covered by a collective bargaining agreement which is listed on Schedule A, the provisions of this Agreement shall prevail. Where a subject is covered by the provisions of a collective bargaining agreement identified in Schedule A and not covered by this Agreement, the provisions of the appropriate collective bargaining agreement identified on Schedule A shall prevail. Further, the parties are bound by the MBAAEDP which is incorporated in its entirety in this document as though set forth herein. This Agreement is not a collateral agreement within the meaning of Section 56.3(c) and 56.11 of the San Francisco Administrative Code.

ARTICLE III. SCOPE OF THE AGREEMENT

This Agreement shall apply to all demolition, new construction including exterior landscaping and tenant work, including but not limited to mill cabinet work and built-in furniture work performed on the Owner’s project by or otherwise at the control and direction of Project Contractor excluding uses existing at the time of execution of this Agreement (referred to herein as “Covered Work”).

ARTICLE IV. UNION RECOGNITION

The Contractor recognizes the Unions signatory hereto as the collective bargaining agents for its employees covered by the terms of this Agreement.

This Agreement does not apply to general superintendents, superintendents, assistant superintendents, (unless covered in a collective bargaining agreement listed in Schedule A), office and clerical employees, guards or other professional or supervisory employees as defined in the National Labor Relations Act.

Exhibit A – 5

EXHIBIT 4.4.3

ARTICLE V. MANAGEMENT'S RIGHTS

The Contractors retain full and exclusive authority for the management of its operations. Except as expressly limited by other provisions of this Agreement and the appropriate collective bargaining agreement listed on Schedule A, the Contractor retains the right to direct the working force, including the hiring, promotion, transfer, discipline or discharge of employees; the selection of foremen; the assignment and scheduling of work; and, the requirement of overtime work and the determination of when it shall be worked. No rules, customs, or practices which limit or restrict productivity, efficiency or the individual and/or joint working efforts of employees shall be permitted or observed. The Contractor may utilize any methods or techniques of construction.

Except as otherwise stated in the appropriate collective bargaining agreement listed on Schedule A, there shall be no limitation or restriction upon the Contractor’s choice of materials or design, nor, regardless of source or location, upon the full use and installation of equipment, machinery, package units, precast, prefabricated, prefinished or preassembled materials, tools, or other labor saving devices. The Contractor may without restriction install or otherwise use materials, supplies or equipment regardless of their source. The on-site installation of application of such items shall be performed by the craft customarily having jurisdiction over such work under the applicable collective bargaining agreement listed on Schedule A; provided, however, it is recognized that other personnel having special talents or qualifications may participate in the installation, checkout or testing of specialized or unusual equipment or facilities.

Exhibit A – 6

EXHIBIT 4.4.3

Except as otherwise stated in the appropriate collective bargaining agreement listed on Schedule A, it is recognized that the use of new technology, equipment, machinery, tools and/or labor savings devices and methods of performing work will be initiated by the Contractor from time to time during the project. The Union agrees that it will not in any way restrict the implementation of such new devices or work methods. If there is any disagreement between the Contractor and the Union concerning the manner or implementation of such device or method of work, the implementation shall proceed as directed by the Contractor, and the Union shall have the right to arbitrate the dispute as set forth in Article VIII of this Agreement.

The failure of the Contractor to exercise rights herein reserved to it or the exercise of those rights in a particular way shall not be deemed a waiver of said rights or of the Contractor’s right to exercise said rights in some other manner not in conflict with the terms of this Agreement.

ARTICLE VI. UNION REPRESENTATION

Authorized representatives of the Union shall have access to the Covered Work provided they do not interfere with the work of employees and further provided that such representatives fully comply with the posted visitor and security and safety rules of the Covered Work.

The Union shall have the right to designate working journey workers as stewards. The Union shall, in writing, notify the Contractor as to the identity of the designated steward prior to the assumption of his/her duties as a steward. In addition to his/her work as an employee, the steward shall have the right to receive, but not solicit, complaints or grievances and to discuss and assist in the adjustment of the same with the employee’s appropriate supervisor. The Contractor will not discriminate against a steward in the proper performance of his/her Union duties provided that such duties do not interfere with his/her regular work or with the work of other employees. Stewards shall receive the regular rate of pay for their respective craft. There will be no non-working stewards. The steward shall not have the right to determine when overtime shall be worked or who shall work overtime, or to interfere with any of the supervisory functions of the Contractor.

Exhibit A – 7

EXHIBIT 4.4.3

The Contractor agrees to notify the appropriate Union twenty-four (24) hours prior to the layoff of a steward, except in the case of discipline or discharge for a cause. If a steward is protected against such layoff by the provision of any of the collective bargaining agreements listed on Schedule A, such protection shall be recognized to the extent that the steward possesses the necessary qualifications to perform the work remaining. In any case in which a steward is discharged or disciplined for cause the appropriate Union shall be notified immediately by the Contractor. For the purpose of this provision, “cause” for discharge shall mean incompetence, unexcused absenteeism, disobedience of orders, unsatisfactory performance of duties and violation of posted project work rules.

On work where Catellus’ or Owner’s personnel may be working in close proximity of the construction activities, the Union agrees that its representatives, stewards and individual workers will not interfere with Catellus’ or Owner’s personnel or with the work which is being performed by Catellus’ or Owner’s personnel. This is not to be construed to mean that Catellus’ or Owner’s personnel may perform work covered by the collective bargaining agreements listed on Schedule A.

ARTICLE VII WORK STOPPAGES AND LOCKOUTS

During the term of this Agreement, there shall be no strikes, picketing, work stoppages, slowdowns, sympathy actions or any other disruptive activities directed at or in connection with Covered Work for any reason by the Union or by any employee, and there shall be no lockout by the Contractor.

Exhibit A – 8

EXHIBIT 4.4.3

Failure of any Union or employee to cross any picket line established at the site of Covered Work is a violation of this Article.

The Union shall not sanction, aid or abet, encourage or continue any work stoppage, slowdown, sympathy action, strike, picketing or other disruptive activity at the site of Covered Work and shall undertake all possible means to prevent or to terminate any such activity. No employee shall engage in activities which violate this Article. Any employee who participates in or encourages any activities which interfere with the normal operations of the Covered Work shall be subject to disciplinary action, including discharge. The Union shall not be liable for acts of employees for which it has no responsibility.

In lieu of or in addition to any other action at law or equity, any party, including the Project Contractor, who the parties agree is a beneficiary of this Agreement and specifically this Article with full right of participation in any action under this Article, may institute the following procedure when a breach of paragraphs 1, 2, and/or 3 of this Article is alleged:

(a) The party invoking this procedure shall notify Gerald Mckay or John Kagel who the parties agree shall be the permanent Arbitrator under this procedure. In the event that the permanent Arbitrator is unavailable at any time, he shall appoint his alternate. Notice to the Arbitrator shall be by the most expeditious means available, with notice by telegram to the party alleged to be in violation and the involved International Union President.

(b) Upon receipt of said notice, the Arbitrator named above or his alternate shall set and hold a hearing within twenty-four (24) hours if it is contended that the violation still exists.

Exhibit A – 9

EXHIBIT 4.4.3

(c) The Arbitrator shall notify the parties by telegram of the place and time he has chosen for this hearing. Said hearing shall be completed in one session. A failure of any party to parties to attend said hearing shall not delay the hearing of evidence or issuance of an award by the Arbitrator.

(d) The sole issue at the hearing shall be whether or not a violation of paragraphs 1, 2 and/or 3 of this Article has, in fact, occurred and the Arbitrator shall have no authority to consider any matter in justification, explanation or mitigation of such violation or to award damages. Any issue concerning damages is reserved for court proceedings, if any. The award shall be issued in writing within three (3) hours after the close of the hearing and may be issued without an opinion. If any party desires an opinion, one shall be issued within fifteen (15) days, but its issuance shall not delay compliance with, or enforcement of the Award. The Arbitrator may order cessation of the violation of this Article and other appropriate relief, and such Award shall be served on all parties by hand or registered mail upon issuance.

(e) Such Award may be enforced by any court of competent jurisdiction upon the filing of this Agreement and all other relevant documents referred to hereinabove in the following manner. Telegraphic notice of the filing of such enforcement proceedings shall be given to the other party. In the proceeding to obtain an temporary order enforcing the Arbitrator’s Award as issued under paragraph 4(d) of this Article, all parties waive the right to a hearing and agree that such proceedings may be ex parte. Such Agreement does not waive any party’s right to participate in a hearing for a final order of enforcement. The court’s order or orders enforcing the Arbitrator’s Award shall be served on all parties by hand or by delivery to their last known address or by registered mail.

Exhibit A – 10

EXHIBIT 4.4.3

(f) Any rights created by statute or law governing arbitration proceedings inconsistent with the above procedure or which interfere with compliance therewith are hereby waived by the parties to whom they accrue.

(g) The fees and expenses of the Arbitrator shall be divided equally between the moving parties and the party or parties respondent.

ARTICLE VIII PROJECT COORDINATION COMMITTEE

The parties agree to form a committee comprised of representatives for the Building Trades Council, affected local union and Project Contractor, to meet and discuss issues which may arise from time to time regarding the interpretation, application and enforcement of this Agreement.

In the event a dispute arises between or among the parties thereto which cannot be resolved by the committee described in the preceding paragraph, then the dispute shall be referred to arbitration as described in Article VII with mutually agreed-upon extensions to time limits set forth therein, as may be required.

ARTICLE IX WORK ASSIGNMENTS AND JURISDICTION DISPUTES

Work shall be assigned by the Contractor. There shall be no strikes, picketing, work stoppage, sympathy actions, slowdowns or other disruptive activity arising out of any jurisdictional dispute directed at or in connection with Covered Work during the term of this Agreement.

Except as provided below, all jurisdictional disputes will be settled in accordance with the procedural roles and decisions of the Plan for Settlement of Jurisdictional Disputes in the Construction Industry and shall be binding upon the Contractor and the Unions.

Exhibit A – 11

EXHIBIT 4.4.3

Where a jurisdictional dispute involves any Union not a party to the Plan for Settlement of Jurisdictional Disputes in the Construction Industry and is not resolved among the Unions and the site representative of the affected Contractor, it shall be referred for resolution to the International Unions with which the disputed Unions are affiliated. The International Unions shall hereafter meet with the representative of the affected Contractor to reach a joint resolution of the disputes. For purposes of all disputes referred to the International Unions shall hereafter meet with the representative of the affected Contractor to reach a joint resolution of the disputes. For purposes of all disputes referred to the International Unions, the Project Contractor shall be a party in interest. The resolution of the dispute shall be reduced to writing, signed by representatives of the Local and/or International Unions and a copy furnished to the Contractor. (The Local and/or International Unions and the Contractor, in making their determination, shall have no authority to assign work to a double crew, that is, to more employees than the minimum required to perform the work involved, or to assign the work to employees who are not qualified to perform the work involved.) This does not prohibit establishment of composite crews following jurisdictional guidelines where more than one employee is needed for the job. The work shall proceed as assigned by the Contractor until such resolution by the parties has been confirmed in the manner indicated by the disputing Unions to the Contractors. Any such resolution shall be final and binding on the Contractor and the Unions.

ARTICLE X WAGES, HOURS, WORKING CONDITIONS AND FRINGE BENEFITS

With the exception of black Friday which shall not be observed on construction covered by this Agreement. wages, hours, fringe benefits and other working conditions shall be determined by the appropriate collective bargaining agreements listed on Schedule A. Make-up days as provided in certain collective bargaining agreements listed on Schedule A shall apply to work covered by this Agreement.

Exhibit A – 12

EXHIBIT 4.4.3

ARTICLE XI NO DISCRIMINATION

The Contractor and the Unions agree that they will not discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin or age in any manner prohibited by law.

ARTICLE XII APPRENTICES

In order to meet and fulfill minority and woman apprentices and journey-level goals, to ensure those inducted into apprenticeship programs through Mission Bay Affirmative Action reach status, a continuity of work is required. All work covered by this Agreement will have an appropriate apprenticeship program equal to or better than those established by the appropriate collective bargaining agreements listed on Schedule A or their respective equivalent. The work will be done under the wages, hours, conditions, benefits of the appropriate collective bargaining agreement identified on Schedule A. The recruitment, selection, employment and training of apprentices shall be without discrimination because of age, race, color, religion, national origin, or sex. This provision shall be applied in manner consistent with the MBAAEDP and the appropriate JATC, except where superseded by the provisions of the Amended Consent Decree in Civil Case No. C-71-1277RFP, as modified, or as may be subsequently modified during the term of this Agreement.

ARTICLE XIII SAFETY AND HEALTH

The Contractor, the Unions and the employees shall comply with all applicable provisions of local, state, and federal laws and regulations relating to the job safety and safe work practices.

Exhibit A – 13

EXHIBIT 4.4.3

ARTICLE XIV SAVINGS AND SEPARABILITY

It is not the intention of either the Contractor or the Union parties hereto to violate any laws governing the subject matter of this Agreement. The parties hereto agree that in the event any provisions of this Agreement are finally held or determined to be illegal or void as being in contravention of any applicable law, the remainder of this Agreement shall remain in full force and effect unless the part or parts so found to be void are wholly inseparable from the remaining portions of this Agreement. Further, Contractor and Union agree that if and when any or all provisions of this Agreement are finally held or determined to be illegal or void by a court of competent jurisdiction, an effort will be made to then promptly enter into negotiations concerning the substance affected by such decision for the purpose of achieving conformity with the requirements of any applicable law and the intent of the parties hereto.

This Article shall not be construed to waive the prohibitions of Article VII, and if the parties arc unable to resolve their differences, the matter shall be referred to the procedure of Article VIII for resolution.

ARTICLE XV ENTIRE UNDERSTANDING

The parties agree that the total results of their bargaining are embodied in this Agreement, and any attached exhibits and schedules, and no party signatory hereto is required to render any performance not set forth in the wording of this Agreement. This Agreement may be amended only by written agreement signed by the parties hereto. In the event that modification to this Agreement is required, the parties agree to promptly convene the Project Coordination Committee to discuss and negotiate the necessary modification.

Exhibit A – 14

EXHIBIT 4.4.3

ARTICLE XVI DURATION OF THE AGREEMENT

This Agreement shall become effective immediately upon Project Contractor’s commencement of any demolition or construction activities at the Owner’s project within the scope of the Owner’s OPA and this Agreement and shall continue in effect for the duration Owner’s construction activities on the Owner’s project as described in Article III above. Construction of any phase, portion, section or segment of Owner’s project shall be deemed completed when such phase, portion, section or segment has been turned over to the Owner and has received the final acceptance from the Owner’s representative.

The collective bargaining agreements identified on Schedule A attached to this Agreement shall continue in full force and effect until the contractor and union parties to those collective bargaining agreements notify the Project Contractor of the mutually agreed upon changes in such agreements. The parties agree that any provisions negotiated into said collective bargaining agreements will not apply to work on the Owner’s project if such provisions are less favorable to the Contractor than those uniformly required of contractors for construction work covered by those agreements. Such provisions, negotiated, shall not be recognized or applied on Owner’s project if they may be construed to apply exclusively or predominantly to work covered by this Agreement.

Exhibit A – 15

EXHIBIT 4.4.3

The Unions agree that there will be no strikes, work stoppages, sympathy actions, picketing, slowdowns or other disruptive activities affecting the Covered Work by the Unions involved in the negotiation of the collective bargaining agreements listed on Schedule A, nor shall there by any lockout on Covered Work affecting the Unions during the course of such negotiations. Any disagreement between the parties over the incorporation into a collective bargaining agreement listed on Schedule A of such provision agreed upon in the negotiation of the collective bargaining agreement shall be subject to the grievance and arbitration procedures of Article VIII.

This Agreement shall be effective until ___________, ______ 200_ and shall renew automatically for additional terms of seven years (7) each unless not less than ninety (90) days prior to the termination date of the initial or any subsequent term either Project Contractor or the San Francisco Building Trades Council give written notice to the other requesting modification or termination of the Owner’s OPA. Notwithstanding, this Agreement shall terminate upon the termination of the Owner’s OPA. Should this Agreement terminate due to the termination of the Owner’s OPA, it will be automatically reinstated if the Owner’s OPA or a substitute agreement thereto is reinstated within three (3) years of its termination. If reinstatement of the Owner’s OPA or a substitute agreement thereto occurs more than three (3) years after its termination, the parties will negotiate a new project agreement. Reinstatement of this Agreement is subject to the seven (7) year terms and notice provision stated above.

Exhibit A – 16

EXHIBIT 4.4.3

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and effective as of the day and year above written.

PROJECT CONTRACTOR

SAN FRANCISCO BUILDING AND

CONSTRUCTION TRADES COUNCIL, AFL-CIO

UNIONS (See Schedule A Attached)

Exhibit A – 17

EXHIBIT 4.4.3

SCHEDULE A

Insulators & Asbestos Workers Local 16	Boilermakers Local 549

Dated:	Dated:
Bricklayers & Allied Crafts Local 3	Carpenters Local 22

Dated:	Dated:
Carpenters Local 2236	Carpet & Linoleum Layers Local 12

Dated:	Dated:
Cement Masons Local 300, Area 580	Electrical Workers Local 6

Dated:	Dated:
Elevator Constructors Local 8	Glaziers & Glassworkers Local 718

Dated:	Dated:

Exhibit A – 18

EXHIBIT 4.4.3

Hod Carriers Local 36	Iron Workers Local 377

Dated:	Dated:
Laborers Local 67	Laborers Local 261

Dated:	Dated:
Lathers Local 68-L	Laborers Local 102

Dated:	Dated:
Operating Engineers Local 3	Painters Local 4

Dated:	Dated:
Piledrivers Local 34	Operative Plasterers Local 66

Dated:	Dated:

Exhibit A – 19

EXHIBIT 4.4.3

Plumbers & Steamfitters Local 38	Roofers & Waterproofers Local 40

Dated:	Dated:
Sheet Metal Workers Local 104	Sign & Display Local 510

Dated:	Dated:
Sprinkler Fitters Local 483	Teamsters Local 853

Dated:	Dated:
Professional & Technical Engineers Local 21	Iron Workers Shop Local 790

Dated:	Dated:
United Steelworkers of America Machinists Local 1304	Window Cleaners Local 44

Dated:	Dated:

Exhibit A – 20

EXHIBIT 4.4.3

EXHIBIT 5.2

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. If Tenant shall affix additional locks on doors then Tenant shall furnish Landlord with copies of keys or pass cards or similar devices for said locks. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes. Notwithstanding anything to the contrary contained in the foregoing, Tenant may control entry to Tenant designated laboratory facilities within its Premises.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for the Comparable Buildings. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind (other than inconspicuous freight or equipment) shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

EXHIBIT 5.2

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Discharge of industrial sewage to the Building plumbing system shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

10. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent; provided, however, that Landlord’s prior written consent shall not be required for the hanging of normal and customary office artwork and personal items. Landlord reserves the right to have Landlord’s structural engineer review Tenant’s floor loads on the Building at Landlord’s expense, unless such study reveals that Tenant has exceeded the floor loads, in which case Tenant shall pay the cost of such survey.

11. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or other heat generating machines (other than fractional horsepower office machines and laboratory equipment as contemplated by the Permitted Use) shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, or other inflammable or combustible fluid, chemical, substance or material, except as permitted by the Lease. Tenant shall provide material safety data sheets for any Hazardous Substances used or kept on the Premises.

13. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

14. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises except as permitted by the Lease, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

15. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (except service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

16. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

17. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

EXHIBIT 5.2

18. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

19. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

20. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

21. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Francisco, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate.

22. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

23. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

24. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

25. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

26. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to Landlord.

27. No smoking is permitted in the Building or on the Project. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such state law.

28. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to

EXHIBIT 5.2

the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

29. All large electrical or mechanical office or laboratory equipment shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

30. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

31. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

32. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

33. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s reasonable judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT 5.2

EXHIBIT 5.5.1.1

THE EXCHANGE

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE

FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name:
Property Address:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0 PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

2.0 HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2.1	Are any of the following materials handled on the Property?	Yes No

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

Explosives	Fuels	Oils
Solvents	Oxidizers	Organics/Inorganics
Acids	Bases	Pesticides
Gases	PCBs	Radioactive Materials
Other (please specify)

2-2. If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

EXHIBIT 5.1.1.1

2-3. Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

3.0 HAZARDOUS WASTES

Are hazardous wastes generated? Yes No

If yes, continue with the next question. If not, skip this section and go to Section 4.0.

3.1 Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

Hazardous wastes	Industrial Wastewater
Waste oils	PCBs
Air emissions	Sludges
Regulated Wastes	Other (please specify)

3-2. List and quantify the materials identified in Question 3-1 of this section.

WASTE GENERATED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

3-3. Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-4. Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? Yes No

3-5. If so, please describe.

4.0 USTS/ASTS

4.1 Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)? Yes___ No___

If not, continue with Section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

EXHIBIT 5.1.1.1

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc.)	Associated Leak Detection / Spill Prevention Measures*

*Note: The following are examples of leak detection / spill prevention measures:

Integrity testing	Inventory reconciliation	Leak detection system
Overfill spill protection	Secondary containment	Cathodic protection

4-2. Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4-3. Is the UST/AST registered and permitted with the appropriate regulatory agencies? Yes No
If so, please attach a copy of the required permits.

4-4. If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5. If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property? Yes No

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6. For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes? Yes No

For new tenants, are installations of this type required for the planned operations?
Yes No

If yes to either question, please describe.

5.0 ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0 REGULATORY

6-1. Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit? Yes No
If so, please attach a copy of this permit.

EXHIBIT 5.1.1.1

6-2. Has a Hazardous Materials Business Plan been developed for the site? Yes No
If so, please attach a copy.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:
Name:
Title:
Date:
Telephone:

EXHIBIT 5.1.1.1

EXHIBIT 7.3

THE EXCHANGE

TENANT/LANDLORD MAINTENANCE RESPONSIBILITY MATRIX3

Maintenance Responsibility Matrix

Landlord Held Contracts (billed through CAM)

Janitorial	Common Areas
Pest Control	Exterior & Common Areas
Access System	Common Areas, Elevators
Electric & Gas	Common Areas, Exterior
Window Cleaning	Exterior Only
Elevators	PM Contract
HVAC	Common Areas (Base Building Operation of devised added to smoke control)
Lighting	Common Areas
Roof	Repairs & Maintenance
Plumbing	Common Areas
FLS	Entire Building including FLS adds that serve entire building.
Landscaping	Exterior maintenance
Fitness Center	Equipment maintenance
Exterior Maint.	All exterior maintenance
Parking Garage	Parking operator, R&M
Trash & Recycling	From common dumpsters in north loading dock.
Gen Maint.	Maintenance Services
Security	Common Area, Building Exterior & North Loading Dock

Billed Monthly Based on Actuals

Electric	Metered Usage
Gas	Metered Usage
HVAC	Tenant will be responsible for costs for repairs within their space
Fire Life Safety	Siemens Fire Alarm added devices in tenant space (broken out on BB contract and billed back to TT directly).
Water	Metered usage for RO/DI system *Tenant submeter installation required*

Tenant Held Contracts

Janitorial	Tenant Space
Pest Control	Tenant Space
Access System - tied into building system	Tenant Space
Lighting	Tenant Space
Trash & Recycling	Tenant Space
Gas	Tenant Equipment
Plumbing	Tenant Space
Mechanical Equip.	Tenant added mechanical equipment including vacuum pump, heat pumps, air compressor, cold/warm rooms, RO/DI system, bulk gases, BSL 3 AHs & BSL EFs should be on tenant maint contract.
FLS	Tenant added systems (ex. Pre-action, FM200, etc.) require contract that maintain proper compliance.

3 Exhibit 7.3 will be revised to reflect that gas is not metered or sub metered at the Premises. Further, Tenant has requested that Landlord provide certain services which Tenant is responsible for providing and Landlord may agree to do so at Tenant’s cost.

EXHIBIT 7.3

EXHIBIT 17

THE EXCHANGE

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the “Lease”) made and entered into as of ____________, 20 ___ by and between _______________ as Landlord, and the undersigned as Tenant, for Premises on the ____________ floor(s) of the office building located at [INSERT BUILDING ADDRESS], San Diego, California, certifies as follows:

1.
Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.
2.
The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on __________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.
3.
Base Rent became payable on __________, subject to the Base Rent abatement set forth in the Lease.
4.
The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
5.
Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:
6.
Intentionally Omitted.
7.
All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through __________. The current monthly installment of Base Rent is $__________.
8.
All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder. The Lease does not require Landlord to provide any rental concessions or to pay any leasing brokerage commissions.
9.
No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.
10.
As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.
11.
If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
12.
There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.
13.
To the best of Tenant’s knowledge, Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials. Tenant has never permitted or suffered, nor does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation.

EXHIBIT 17

14.
To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at __________________ on the _____ day of ____________, 20__.

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT 17

EXHIBIT 21

FORM LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO. __________

DATE:___________, 20___

BENEFICIARY:

APPLICANT:

AMOUNT: US$__________ ($__________ and 00/100 U.S. DOLLARS)

EXPIRATION DATE:_______________, 20___

LOCATION: AT OUR COUNTERS IN _______________________________

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___________ IN YOUR FAVOR AVAILABLE BY YOUR DRAFT IN THE FORM OF “ANNEX 1” ATTACHED DRAWN ON US AT SIGHT AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

A DATED STATEMENT SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY READING AS FOLLOWS:

(A) WE ARE ENTITLED TO DRAW ON THE LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN_______________, AS LANDLORD, AND _______________, AS TENANT

OR

(B) _______________ HEREBY CERTIFIES THAT IT HAS RECEIVED NOTICE FROM _______________ THAT THE LETTER OF CREDIT NO.__________ WILL NOT BE RENEWED, AND THAT IT HAS NOT RECEIVED A REPLACEMENT OF THIS LETTER OF CREDIT FROM _________________ SATISFACTORY TO _________________ AT LEAST FORTY-FIVE (45) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

EXHIBIT 21

THE LEASE MENTIONED IN THIS LETTER OF CREDIT IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT. PARTIAL DRAWINGS ARE PERMITTED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT OR CONDITION, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST FORTY-FIVE (45) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU AND THE APPLICANT BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESSES THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE.

THIS LETTER OF CREDIT MAY BE TRANSFERRED (AND THE PROCEEDS HEREOF ASSIGNED), AT THE EXPENSE OF THE APPLICANT (WHICH PAYMENT SHALL NOT BE A CONDITION TO ANY TRANSFER), ONE OR MORE TIMES BUT IN EACH INSTANCE ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE DATED CERTIFICATION PRIOR TO ________ A.M. ______________ TIME, ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: ___________________________, ATTENTION: STANDBY LETTER OF CREDIT SECTION OR BY FACSIMILE TRANSMISSION AT: (___)_____________; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (___)_______________, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER SHALL BE MADE BY BANK IN IMMEDIATELY AVAILABLE U.S. FUNDS DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE WITHIN TWO (2) BUSINESS DAYS AFTER PRESENTATION NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500, OR THE “INTERNATIONAL STANDBY PRACTICES” (ISP 98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

WE HEREBY CERTIFY THAT THIS IS AN UNCONDITIONAL AND IRREVOCABLE CREDIT AND AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

EXCEPT TO THE EXTENT INCONSISTENT WITH THE EXPRESS TERMS HEREOF, THIS LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES” (ISP 98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT 21

ANNEX 1

EXHIBIT 21

EXHIBIT “A”

DATE:

TO:	RE:	STANDBY LETTER OF CREDIT
NO.
ISSUED BY

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)
(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND

FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

(BENEFICIARY’S NAME)	(Name of Bank)

SIGNATURE OF BENEFICIARY	(authorized signature)

EXHIBIT 21

EXHIBIT 24.4

THE EXCHANGE
RECOGNITION OF COVENANTS, CONDITIONS, AND RESTRICTIONS

FORM OF RECOGNITION OF COVENANTS, CONDITIONS, AND RESTRICTIONS

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

KRE Exchange Owner LLC

c/o Longfellow Property Management Services CA, Inc.

1800 Owens Street, Suite 350

San Francisco, CA 94158

Attention: Property Management

RECOGNITION OF COVENANTS,
CONDITIONS, AND RESTRICTIONS

This Recognition of Covenants, Conditions, and Restrictions (this “Agreement”) is entered into as of the _____ day of __________________, 20___, by and between _______________________________ (“Landlord”), and _______________________________ (“Tenant”), with reference to the following facts:

A. Landlord and Tenant entered into that certain Lease dated _____________, 20___ (the “Lease”). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the “Premises”) located in certain buildings on certain real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”).

B. The Premises is located in a project located on real property which is part of an area owned by Landlord containing approximately ______(__) acres of real property located in the City of ____________, California (the “Project”), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.

C. Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the “Declaration”), dated __________, 20___, in connection with the Project.

D. Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

1. Tenant’s Recognition of Declaration. Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.

2. Miscellaneous.

2.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

2.2 This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

EXHIBIT 24.4

2.3 This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

2.4 This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

2.5 In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys’ fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

2.6 All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

2.7 If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different from those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

2.8 Time is of the essence of this Agreement.

2.9 The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

2.10 As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

EXHIBIT 24.4

SIGNATURE PAGE OF RECOGNITION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

“Landlord”:
,
a
By:
Its:

“Tenant”:
,
a
By:
Its:
By:
Its:

EXHIBIT 24.4

EXHIBIT 28.6

STORAGE AREA

EXHIBIT 28.6